SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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HORIZON BANCORP
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PRELIMINARY PROXY STATEMENT DATED [______________], 2018
SUBJECT TO COMPLETION

March 16, 2018

Dear Shareholder:
You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Horizon Bancorp to be held at the Orak Shrine Center, 3848 Frontage Road, Michigan City, Indiana on Thursday, May 3, 2018, at 10:00 a.m. local time (registration will begin at 9:30 a.m.). To ensure that a quorum will be represented at the meeting, we encourage you to vote promptly using one of the methods described in the Proxy Statement. Voting early will not limit your right to attend the meeting and vote in person.
As in recent years, we are utilizing the Securities and Exchange Commission rules that allow us to furnish proxy materials to our shareholders by posting the materials on the Internet. This Internet posting allows us to provide our shareholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting. Our proxy materials are posted at http://www.investorvote.com/hbnc. On March 16, 2018, we will mail a notice to our shareholders containing instructions on how to access our proxy materials online and on how to vote.
The Notice of Annual Meeting and the Proxy Statement cover the business to come before the meeting, which will be:
(i)	election of directors;
(ii)	approval of the Amended and Restated Articles of Incorporation which will, among other changes, grant our shareholders the right to amend the Bylaws of Horizon Bancorp;
(iii)	approval of the Amended and Restated 2013 Omnibus Equity Incentive Plan;
(iv)	an advisory (non-binding) vote to approve executive compensation;
(v)	an advisory (non-binding) vote on the frequency of the advisory vote to approve executive compensation; and
(vi)	ratification of the independent auditors.
We urge you to read these materials carefully.
The Annual Report for the year ending December 31, 2017 is posted on the Internet, and if you request printed versions of the proxy materials, a copy of the Annual Report will be enclosed with the Notice of Annual Meeting and Proxy Statement.
I look forward to meeting our shareholders, and welcome the opportunity to discuss the business of your company with you.

Craig M. Dwight
Chairman of the Board and Chief Executive Officer

HORIZON BANCORP
515 Franklin Street
Michigan City, Indiana 46360
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 3, 2018
To Our Shareholders:
The Annual Meeting of Shareholders of Horizon Bancorp (“Horizon”) will be held on Thursday, May 3, 2018, 10:00 a.m. local time (registration will begin at 9:30 a.m.), at the Orak Shrine Center, 3848 Frontage Road, Michigan City, Indiana.
The Annual Meeting will be held for the following purposes:
1.	Election of Directors: To elect three directors to serve three-year terms expiring in 2021.
2.
Approval of Amended and Restated Articles of Incorporation: To vote on approval of the Amended and Restated Articles of Incorporation (which will, among other things, grant shareholders the right to amend Horizon’s Bylaws and change Horizon’s name to “Horizon Bancorp, Inc.”).

3.	Approval of Amended and Restated 2013 Omnibus Equity Incentive Plan: To vote on approval of the Amended and Restated 2013 Omnibus Equity Incentive Plan.
4.	Advisory Vote to Approve Executive Compensation: To vote on a non-binding, advisory proposal to approve the compensation of Horizon’s executive officers described in this Proxy Statement.
5.	Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation: To hold a non-binding, advisory vote on the frequency of the advisory vote to approve Horizon’s executive compensation.
6.	Ratification of Independent Auditors: To ratify the appointment of BKD, LLP, as independent auditors for 2018.
7.	Other Business: To transact such other business as may properly come before the meeting or any adjournment of the meeting.
You can vote at the meeting or any adjournment of the meeting if you are a shareholder of record at the close of business on March 2, 2018.
We urge you to read the Proxy Statement carefully so that you may be informed about the business to come before the meeting or any adjournment.
This Notice of Annual Meeting and Proxy Statement are posted on the Internet at http://www.investorvote.com/hbnc under “Proxy Information.” A copy of our Annual Report for the fiscal year ended December 31, 2017, also is posted on the Internet at http://www.sec.gov, and, if you request printed versions of the proxy materials, the Annual Report will be enclosed with this Notice of Annual Meeting and Proxy Statement.
By Order of the Board of Directors
Todd A. Etzler, Secretary
Michigan City, Indiana
March 16, 2018

As shareholders of Horizon, your vote is important. Whether or not you plan to be present in person at the Annual Meeting, it is important that your shares are represented.
Please vote as soon as possible.

HORIZON BANCORP
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 3, 2018
General Information
Information About Proxy Materials
Why am I receiving these proxy materials?
The Board of Directors of Horizon Bancorp, an Indiana corporation (“Horizon”), is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 3, 2018, at 10:00 a.m. local time. The meeting will be held at the Orak Shrine Center, 3848 Frontage Road, Michigan City, Indiana. Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail. We plan to mail our Notice of Internet Availability of Proxy Materials to our shareholders on March 16, 2018.
What is included in these materials?
These materials include:
•	Our Proxy Statement for the Annual Meeting; and
•	Our 2017 Annual Report, which includes our audited consolidated financial statements.
If you requested a paper copy of these materials by mail, a proxy card also was included.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we sent our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”). All shareholders receiving the Notice have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
How can I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.
You also may choose to receive your future proxy materials by email by following the instructions in the Notice that was sent to you. Receiving materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual shareholders’ meetings on the environment. If you elect to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Items of Business
What will the shareholders vote on at the Annual Meeting?
Shareholders will vote on the following six proposals:
•	The election of three directors to serve three-year terms;

•	Approval of the Amended and Restated Articles of Incorporation;
•	Approval of the Amended and Restated 2013 Omnibus Equity Incentive Plan;
•	An advisory proposal on the compensation of Horizon’s executive officers described in this Proxy Statement;
•	An advisory proposal on the frequency of the advisory vote to approve the compensation of Horizon’s executive officers; and
•	The ratification of the appointment of BKD, LLP, as independent auditors for 2018.
Will there be any other items of business on which to vote?
Management is not aware of any other matters to be presented at the meeting other than those mentioned above and has not received notice from any shareholders requesting that other matters be considered.
Voting Information
Who can vote at the Annual Meeting?
Shareholders of record of Horizon common shares as of the close of business on March 2, 2018, the record date, may vote at the Annual Meeting. On the record date, [__________] Horizon common shares were outstanding. Each common share is entitled to one vote on each matter to be voted on at the Annual Meeting.
How do I vote my shares?
There are three ways to vote by proxy prior to the Annual Meeting:
• By Telephone:	Shareholders located in the United States can vote by telephone by calling 1-800-652-VOTE (8683) and following the instructions in the Notice;
• By Internet:	You can vote over the Internet at www.investorvote.com/hbnc by following the instructions in the Notice; or
• By Mail:	You can vote by signing, dating and mailing the proxy card sent to you by mail.
We encourage you to vote over the Internet, by telephone or by mailing the proxy card even if you plan to attend the meeting.
All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained in the proxy. If you submit a proxy without voting instructions, the proxies named in the proxy will vote on your behalf for each matter described below in accordance with the recommendations of the Board of Directors on Proposals 1, 2, 3, 4, 5 and 6 as set forth in this Proxy Statement and on any other matters in accordance with their best judgment.
If you have shares held by a broker or other nominee, you may instruct the broker or other nominee to vote your shares by following the instructions the broker or other nominee provides to you.
Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment and will not be used for any other meeting.
Can I vote my shares in person at the meeting?
If you are a shareholder of record as of March 2, 2018, you may vote your shares in person at the meeting.
If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or nominee giving you the right to vote the shares at the meeting.

Can I change my vote after I have voted by telephone, online or mailed my proxy card?
You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to Horizon’s Secretary (Todd A. Etzler, 515 Franklin Street, Michigan City, Indiana 46360), or by voting in person at the Annual Meeting.
What constitutes a quorum?
A majority of the outstanding common shares present or represented by proxy constitutes a quorum for the Annual Meeting. As of March 2, 2018, the record date, [__________] common shares were issued and outstanding.
How many votes are required for the election of directors and the other proposals?
The following votes will be required to approve the proposals:
•
Proposal 1: Directors will be elected by a plurality of the votes cast, which means that the director nominees who receive the highest number of common shares voted “for” their election are elected. Shareholders may vote “for” a director or “withhold” a vote or authority to vote. “Withhold” votes and broker non-votes (described below) are not considered votes cast for the foregoing purpose, and neither will have an effect on the election of the nominees.

•
Proposal 2: The proposal to approve the Amended and Restated Articles of Incorporation to grant the shareholders the right to amend Horizon’s Bylaws and to change Horizon’s name to “Horizon Bancorp, Inc.,” among other things, requires that more votes are cast in favor of the proposal than are cast against the proposal. Shareholders may vote “for,” “against” or “abstain.” Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and neither will have an effect on the outcome.

•
Proposal 3: The affirmative vote of the holders of a majority of the total votes cast on the proposal at the meeting, in person or by proxy, is required to approve the Amended and Restated 2013 Omnibus Equity Incentive Plan under the NASDAQ governance rules. This means that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Shareholders may vote “for,” “against” or “abstain.” Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and neither will have an effect on the outcome.

•
Proposals 4 and 6: The advisory vote to approve executive compensation (Proposal 4), and the ratification of the independent auditors (Proposal 6) each requires that more votes are cast in favor of the proposal than are cast against the proposal. Shareholders may vote “for,” “against” or “abstain.” Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and neither will have an effect on the outcome.

•
Proposal 5: The advisory vote on the frequency of the advisory vote to approve executive compensation (Proposal 5) requires shareholders to vote on a frequency of “one year,” “two years” or “three years,” or to abstain from voting. Neither abstentions nor broker non-votes will have an effect on the outcome.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting.

What is a “broker non-vote”?
A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote on a proposal because the broker has not received instructions from the beneficial owners on how to vote on such proposal and the broker does not have discretionary authority to vote in the absence of instructions. Brokers generally have the authority to vote, even though they have not received instructions, on matters that are considered “routine,” such as the ratification of auditors in Proposal 6. To avoid a broker non-vote of your shares on all other proposals, each of which proposals relates to a non-routine matter, you must provide voting instructions to your broker or other nominee.
Who pays the cost of this proxy solicitation?
Horizon pays the cost of soliciting proxies. Upon request, Horizon will reimburse brokers, dealers, banks, trustees and other fiduciaries for the reasonable expenses they incur in forwarding proxy materials to beneficial owners of the common shares. In addition to sending the Notice of Internet Availability of Proxy Materials and requested proxy materials by mail, proxies may be solicited personally or by telephone or facsimile or electronic mail, by certain directors, officers and employees of Horizon, Horizon Bank and their subsidiaries, who will not be specially compensated for such solicitation.
Proposal 1
Election of Directors
The first matter to be acted upon at the Annual Meeting is the election of directors. Horizon’s Board of Directors currently consists of twelve members. As required by Horizon’s current Articles of Incorporation, the Board is divided into three classes of equal or near-equal size and the members of one class of directors are elected to serve three-year terms at each Annual Meeting.
Director Qualifications and Diversity
Horizon is a community bank that operates in a heavily regulated industry and relies on its Board of Directors for local knowledge and business acumen. Horizon believes its Board should be composed of individuals with business or academic experience that has made a positive impact on its business and the local community. In addition, Horizon’s directors are expected to meet the standards outlined below. Horizon believes that all of its current Board members possess the professional and personal qualifications necessary for effective Board service, and Horizon has highlighted particularly noteworthy attributes for each Board member in the individual biographies below. In addition, several of Horizon’s Board members have numerous years of service on the Board and have served through multiple economic cycles. Horizon believes this experience has provided them with significant and valuable understanding of Horizon’s business, the regulatory requirements, and the industry in which Horizon competes.
Horizon’s directors have considerable professional and business acumen, are well educated and are engaged in the local communities served by Horizon. Four members of Horizon’s current Board of Directors qualify as “audit committee financial experts,” which is a considerable number for a company of Horizon’s size.
Horizon’s directors actively participate in continuing education, with each director completing a minimum of 100% of their 2017 and 2016 assigned educational programs. In addition, several directors attended outside training programs in the areas of audit, compensation, lending, fraud and regulatory compliance.
Horizon’s Board of Directors believes that the Board, as a whole, should have a diverse range of characteristics and skills to function at an optimal level in exercising its oversight. The Board’s Nominating Committee is authorized by Horizon’s Bylaws to select Horizon’s nominees to serve as directors. The Nominating Committee Charter requires the Committee, before it selects a nominee for election or re-election or recommends a director to fill a vacancy, to review and evaluate:
•
the nominee’s qualifications, including judgment, skill, capability, ability to serve, conflicts of interest, business experience, the interplay of the candidate’s experience with that of the other Board members, and the extent to which a candidate would be a desirable addition to the Board and any committee of the Board;

•	if applicable to the nominee, whether the nominee would be deemed “independent” under marketplace rules of the NASDAQ Stock Market and SEC regulations;
•	whether the nominee is qualified and likely to remain qualified to serve under Horizon’s Bylaws; and
•	such other factors the Committee deems relevant.

The Nominating Committee Charter also provides that in determining whether to select incumbent directors for re-election to the Board, the Committee must consider the director’s past participation and contribution to the Board.
The Nominating Committee applies a broad concept of diversity, which includes all of the criteria listed in the Nominating Committee Charter together with other factors, such as the nominee’s age, leadership abilities, continuous learning and the location of the nominee’s residence and place of business. When the Nominating Committee seeks new director candidates to add to the Board or to replace directors who have resigned or recommends the re-election of incumbent directors, the Nominating Committee selects director nominees on the basis of all of these criteria with the goal of finding the best qualified person to meet Horizon’s needs.
With respect to geographic diversity, the Nominating Committee considers whether current directors and nominees reside and/or have a place of business in the cities and counties in which Horizon Bank has branches and in which it may consider locating future branches. Each of Horizon’s current directors lives and works (unless retired) in the markets served by Horizon. With respect to skill set diversity, the Nominating Committee seeks to have directors and nominees with not only experience and expertise related to banking but also in a broad range of other professions. The Board currently consists of members with expertise in manufacturing, academia, accounting, law, finance, collections, receivable management, real estate sales, real estate development, construction management and architecture.
The Nominating Committee also considers the age of director nominees and current directors. Horizon’s Bylaws provide that a nominee who is not currently serving on the Board must not have reached his or her sixtieth birthday as of the date of the shareholder meeting at which the nomination will be considered or as of the date the nominee is elected to fill a Board vacancy. The Bylaws also specify that directors may continue to serve until the end of the year in which they reach their seventy-fifth birthday.
Nominees
The terms of Lawrence E. Burnell, Peter L. Pairitz, Spero W. Valavanis and Maurice F. Winkler, III will end at the Annual Meeting. Mr. Winkler has announced that he will resign and retire from the Board at the end of his term. Mr. Winkler’s decision not to stand for reelection is not a result of any disagreement with us on any matter relating to our operations, policies or practices.
The Board of Directors has nominated each of the other directors whose terms expire to serve additional three-year terms as members of the Class of 2021. Effective upon the conclusion of the Annual Meeting, and until such time as the Board may reduce the Board size from twelve directors, the Class of 2021 will have a vacant directorship. The Board will likely appoint a director to fill the Class of 2021 vacancy once a qualified director is identified. Information on the nominees and the other members of the Board of Directors is provided below.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the election of the three nominees
(Item 1 on the Proxy Card)

Members of the Board of Directors
The following table presents biographical information on all of the directors, including the four nominees, and information regarding the director’s experiences, qualifications, attributes or skills that have caused the Nominating Committee and the Board to determine that the director should continue to serve on Horizon’s Board. All of the directors of Horizon also serve as directors of Horizon Bank.
Name	Age	Business Experience and Service as Director
Class of 2021
Lawrence E. Burnell	63
Mr. Burnell is the Vice Chairman of White Lodging Services Corporation, a national hotel management and development company, and has also served as the Chief Operating Officer and Chief Financial Officer. He has over forty-one years of financial management experience, including serving in senior financial management positions at White Lodging Services Corporation for the last twenty-five years. Mr. Burnell has a B.S. in accounting, has passed the CPA exam and has ten years of experience serving with a national public accounting firm. If Mr. Burnell were serving on the Audit Committee, he would qualify as an audit committee financial expert under SEC rules. He has served on Horizon’s Board of Directors since 2009 and on the Board of Directors of Horizon Bank since September 2007.

Mr. Burnell has extensive experience and knowledge in real estate development, trends in commercial real estate values, management of a large and complex service organization, finance and accounting. Mr. Burnell’s extensive commercial real estate background provides Horizon’s Enterprise Risk Management and Credit Policy Committee (formerly known as the Loan Committee) with important insight into this industry, which is especially valuable during the current economic climate. In addition, Mr. Burnell’s extensive accounting, management and service industry experience provides an important perspective to Horizon’s Board of Directors.

Peter L. Pairitz	62
Mr. Pairitz is a business developer who focuses on consulting with small business owners regarding all aspects of business ownership, including financing alternatives, and he has management responsibilities for several types of businesses. He is a CPA with public accounting firm experience in auditing and managing audits of financial institutions. If Mr. Pairitz were serving on the Audit Committee, he would quality as an audit committee financial expert under SEC rules. He has served on Horizon’s Board of Directors since 2001 and on the Board of Directors of Horizon Bank since 2000.

Mr. Pairitz has extensive knowledge and experience in finance, accounting, audit, manufacturing, real estate development and of the local business community. Mr. Pairitz’ business experiences, local knowledge and attention to detail are very important to Horizon’s Board of Directors. In addition, Mr. Pairitz has continued his outside board education in the areas of credit and compensation trends and has shared his knowledge and experience with the Loan and Compensation Committees of the Board.

Name	Age	Business Experience and Service as Director
Spero W. Valavanis	65
Mr. Valavanis is an architect and has over forty years’ experience in design, strategic and financial planning, business development and management, hiring and compensation, and marketing, first, as a Principal/Owner of Design Organization, Inc., an architecture, engineering and interior design firm, and then as a shareholder and Officer Director Vice President for Shive-Hattery Inc., an architecture and engineering firm, upon its acquisition of Design Organization, Inc. in 2013. He has served on Horizon’s Board of Directors since 2000 and on the Board of Directors of Horizon Bank since 1998.

Mr. Valavanis has extensive knowledge and experience in architecture, design, construction management and of the local business, municipal and not-for-profit communities. Mr. Valavanis is a past Board Chairman of the Greater Valparaiso Chamber of Commerce and the Porter County Community Foundation, and has served on many not-for-profit boards of directors. Mr. Valavanis has continued his director education with a focus on asset and liability management and on trust matters. Mr. Valavanis’ professional background, local market knowledge and community involvement are important contributions to Horizon’s Board of Directors.

Class of 2020
James B. Dworkin	69
Mr. Dworkin is the Chancellor Emeritus of Purdue University North Central. He has over forty years of experience in education and has a business school background and a Ph.D. in Industrial Relations. He currently serves as a Professor of Management at the Krannert School of Management at Purdue University. He has served on Horizon’s Board of Directors since 2003 and on the Board of Directors of Horizon Bank since 2002.

Mr. Dworkin has extensive knowledge and experience in academia, negotiations, business administration, and management of a large organization. In addition, Mr. Dworkin has considerable knowledge of local business and not-for-profit organizations. Mr. Dworkin regularly shares his local and national insights with the Board and senior management. In addition, due to his extensive knowledge of the local community, he provides considerable insight into current local events. Mr. Dworkin’s community knowledge, ability to work with others and consensus building abilities are valuable contributions to Horizon’s Board of Directors.

Daniel F. Hopp	70
Mr. Hopp retired in June 2011 as Senior Vice President, Corporate Affairs, and General Counsel of Whirlpool Corporation, a Fortune 500 company located within Horizon’s market area. He has a law degree and has over twenty-five years’ experience working with a publicly traded corporation. He has served on Horizon’s Board of Directors since 2005 and on the Board of Directors of Horizon Bank since 2004. He has served as the Lead Director of Horizon’s Board of Directors since July 1, 2013.

Mr. Hopp has extensive knowledge and experience in manufacturing, management of a large and complex organization, corporate law and the rules and regulations applicable to large publicly traded companies. Mr. Hopp’s educational and professional background is rarely found on a community bank board. In addition, Mr. Hopp is very active in the local not-for-profit community. At Horizon’s Board meetings, Mr. Hopp regularly provides invaluable insights based on his professional and educational experiences, and he has the ability to look at complex problems from a different perspective. Mr. Hopp is a valuable member of Horizon’s Board of Directors.

Name	Age	Business Experience and Service as Director
Michele M. Magnuson	57
Ms. Magnuson (formerly, Thompson) is the former President and Chief Financial Officer and a director of both LaPorte Bancorp, Inc. and its wholly owned banking subsidiary The LaPorte Savings Bank, an Indiana-chartered savings bank. She originally joined The LaPorte Savings Bank in 2003 as Chief Financial Officer and was named Vice President in 2004, Executive Vice President in 2007, and President and Chief Financial Officer in 2011. She also served LaPorte Bancorp, Inc.’s predecessor organization as Executive Vice President and Chief Financial Officer (named in 2007) and President and Chief Financial Officer (named in 2011). She was appointed to the Boards of Directors of The LaPorte Savings Bank and LaPorte Bancorp, Inc. in 2007. Ms. Magnuson has served on both Horizon’s and Horizon Bank’s Board of Directors since her appointment in July 2016.

Ms. Magnuson has more than 30 years of banking experience. She is a graduate of Ball State University and holds a Master of Business Administration from Indiana University South Bend. Ms. Magnuson’s extensive management, financial and banking industry experience, including her familiarity with the local business and economic environment in the communities formerly served by The LaPorte Savings Bank and now served by Horizon Bank, adds value and a unique perspective to the Boards of Directors of both Horizon and Horizon Bank.

Steven W. Reed	55
Mr. Reed is a partner with the firm of BGBC Partners, LLP, an Indianapolis full service accounting and business consulting firm. He was a Board member of Heartland Community Bank from 2006 until July 2012. He has a B.S. in Business with a concentration in finance. Mr. Reed is a Certified Public Accountant, practicing since 1985, amassing over thirty years of experience with financial reporting, tax and business valuation. Additionally, Mr. Reed holds the appellations “Accredited in Business Valuation (ABV)” and “Certified in Financial Forensics (CFF).” These accreditations recognize special training, testing, and qualification in business valuation and in forensic accounting through the American Institute of Certified Public Accountants. Mr. Reed has served on the Board of Directors of Horizon since 2014 and Horizon Bank since 2012.

Mr. Reed possesses particular knowledge and experience in finance, accounting, tax, and business valuation as it relates to closely held business. His experience will provide Horizon considerable expertise and insight into these areas.

Class of 2019
Susan D. Aaron	63
Ms. Aaron is the Chairman of Vision Financial Services, Inc., LaPorte, Indiana, an accounts receivable management business in which she has more than thirty years’ experience. Ms. Aaron has both a B.S. in finance and an M.B.A. in accounting from Indiana University. If Ms. Aaron were serving on the Audit Committee, she would qualify as an audit committee financial expert under SEC rules. She has served on Horizon’s Board of Directors since 1995 and on the Board of Directors of Horizon Bank since 1993.

Ms. Aaron possesses particular knowledge and experience in accounts receivable management, collection services and their related rules and regulations, finance, accounting, management and local market knowledge as it relates to the small business community and not-for-profit organizations. Ms. Aaron’s extensive experience provides significant insight and expertise to Horizon’s Board, particularly as they apply to commercial lending, accounts receivable management and knowledge of the local community.

Name	Age	Business Experience and Service as Director
Eric P. Blackhurst	56
Mr. Blackhurst is Assistant General Counsel, Corporate and Financial Law, of The Dow Chemical Company, a global material science company with 2016 annual sales of $48 billion headquartered in Midland, Michigan. Mr. Blackhurst has held his current position since 2015. He was the Assistant General Counsel, Chemicals and Energy, Performance Products and Systems from 2009 through 2014. He has held positions of increasing importance with Dow since 1990. Mr. Blackhurst is a former member of the board of directors of both Wolverine Bancorp., Inc. (“Wolverine”) and Wolverine Bank, serving from 2009 until Horizon’s acquisition of Wolverine in October 2017. Mr. Blackhurst has served on both Horizon’s and Horizon Bank’s Board of Directors since his appointment in October 2017.

Mr. Blackhurst’s extensive corporate, legal and international experience, including experience serving as legal counsel at a major public corporation and his general business acumen provide the Board of Directors of Horizon and Horizon Bank with critical insights into business operations and issues.

Craig M. Dwight	61
Since July 1, 2013, Mr. Dwight has held the position of Chairman and Chief Executive Officer of Horizon. He has served as the Chief Executive Officer of Horizon and Horizon Bank since July 1, 2001. Prior to that, he was the President and Chief Administrative Officer of Horizon and the Chairman and Chief Executive Officer of Horizon Bank commencing in December 1998. He has over thirty-eight years of banking experience, including experience as a senior credit officer, senior commercial loan officer, branch manager, human resources director, and chief executive officer. He has a business degree with a concentration in accounting. Mr. Dwight has served on Horizon’s Board of Directors and the Board of Directors of Horizon Bank since 1998.

Mr. Dwight has extensive knowledge and experience in banking, credit underwriting, balance sheet management, liquidity management, finance, accounting and banking rules and regulations. In addition, Mr. Dwight has considerable knowledge of the local business, municipal and not-for-profit communities. Mr. Dwight has served in leadership roles with a considerable number of local not-for-profit organizations, including leading several fund raising campaigns. Mr. Dwight’s intimate knowledge of Horizon’s business and his leadership during this recent economic recession and ability to look for new opportunities for Horizon makes him a valuable member of Horizon’s Board of Directors.

Larry N. Middleton	65
Mr. Middleton is a real estate broker and the Executive Vice President of Indiana Operations for Century 21 Affiliated, in Michigan City, Indiana. He has a background in marketing and sales. He has served on Horizon’s Board of Directors since 1995 and on the Board of Directors of Horizon Bank since 1993.

Mr. Middleton possesses particular knowledge and experience in sales management, the local real estate market and real estate rules and regulations that strengthen the Board’s collective qualifications, skills and experiences as it relates to real estate. Given the ever-changing real estate market, Mr. Middleton’s local knowledge and insight is extremely valuable to Horizon. In addition, Mr. Middleton has attended outside director continuing education.

Each of the nominees has agreed to serve for the term for which he or she has been nominated. It is intended that the proxies solicited by the Board of Directors will be voted for the nominees named above. If any nominee is unable to stand for election, the Board of Directors may designate a substitute nominee or adopt a resolution reducing the number of members on the Board. If a substitute nominee is designated, common shares represented by proxy will be voted for the substituted nominee.
Corporate Governance
Director Independence
Annually Horizon’s Board of Directors considers the independence of each of the directors under the listing standards of the NASDAQ Stock Market. In determining independence, the Board considers, among other things, current or previous employment relationships as well as material transactions and relationships between Horizon or Horizon Bank and the directors, members of their immediate family and entities in which the directors have a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.
The Board of Directors has determined that nine of the twelve current members of the Board qualify as independent directors under SEC rules and the NASDAQ Listing Standards. The independent directors on the Board are Susan D. Aaron, Eric P. Blackhurst, Lawrence E. Burnell, James B. Dworkin, Daniel F. Hopp, Larry N. Middleton, Peter L. Pairitz, Steven W. Reed and Spero W. Valavanis. Mr. Dwight, who serves as Horizon’s Chairman and Chief Executive Officer, does not qualify as an independent director because of the positions he holds with Horizon and Horizon Bank. Mr. Winkler, who is the former President and Chief Executive Officer of Peoples Bancorp and Peoples Federal Savings Bank of DeKalb County, the bank subsidiary of Peoples Bancorp, does not qualify as an independent director because of his employment with Peoples Bancorp and its banking subsidiary before those entities were merged into Horizon and its banking subsidiary in July 2015. Ms. Magnuson also does not qualify as an independent director because of her positions of employment as President and Chief Financial Officer of both LaPorte Bancorp, Inc. and its wholly owned banking subsidiary The LaPorte Savings Bank before those entities were merged into Horizon and Horizon Bank, respectively, in July 2016.
Members of the Audit, Compensation and Nominating Committees must meet all applicable independence tests of the NASDAQ Stock Market and the SEC.
Board Leadership Structure
Horizon’s Board of Directors believes that each business is unique, and therefore, Board leadership structure should vary depending upon each company’s circumstances and needs as they evolve over time. The positions of Chief Executive Officer and Chairman of the Board currently are held by Craig M. Dwight. The Board has determined that it is in the best interests of Horizon to consolidate these positions due to Mr. Dwight’s unique experiences and Horizon’s corporate governance practice of having an independent lead director when these two positions are consolidated, as discussed below.
Mr. Dwight’s extensive banking background experience in the States of Indiana and Michigan; his demonstrated ability to lead complex organizations; his proven leadership during varying economic cycles; his forward and strategic thinking; his personal integrity; his demonstrated ability to hold the interests of the company above his own personal interests; his ability to recruit and retain an outstanding executive leadership team with similar values and beliefs; and his willingness to seek and receive outside counsel provides him with the unique ability to hold both offices of Chairman and Chief Executive Officer.
On April 16, 2013, the Horizon Board of Directors amended Horizon’s Bylaws to provide that if the offices of Chairman of the Board and Chief Executive Officer are held by the same person, then the independent members of the Board are required to appoint one of the incumbent, independent directors to serve as the Lead Director. The selection process, term, qualifications, authority and responsibilities and other provisions governing the role of the Lead Director are set forth in the Charter of the Lead Independent Director, which the Board adopted on April 16, 2013.
Effective July 1, 2013 and reaffirmed by the Board in July 2016, the Board appointed Daniel F. Hopp as the Lead Director. In accordance with Horizon’s Charter of the Lead Independent Director, the Lead Director calls and presides at executive sessions of the independent directors; coordinates the activities and communications among independent directors; presides at all meetings of the Board at which the Chairman is not present or if circumstances arise in which the role of the Chairman is, or may be perceived to be, in conflict; approves the meeting schedules for independent directors and sets and reviews the agendas for executive sessions of the independent directors; and may attend committee meetings of any committee of the Board of Directors. The Lead Director serves as the principal liaison between the independent directors and the Chief Executive Officer and other members of senior management on matters of corporation policy, strategy, executive management performance and other matters, such as by:
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Consulting with the Chief Executive Officer regarding any concerns of the directors about Horizon or its performance, the Chief Executive Officer’s performance, and the performance of other executive management;

•	Providing input to the Chairman and Chief Executive Officer and the Corporate Secretary on the preparation of agendas for Board and committee meetings; and
•	Advising the Chairman on the quality, quantity, usefulness and timeliness of information provided to directors to support the work of the Board of Directors and committees.
In addition, at the direction of the full Board of Directors, the Lead Director may authorize the retention by Horizon of outside advisors and consultants to report directly to the Board of Directors.
All of the directors on the Board, other than Mr. Dwight, Mr. Winkler and Ms. Magnuson, qualify as independent under the NASDAQ rules. The key standing committees − the Audit Committee, the Compensation Committee and the Nominating Committee − are comprised entirely of independent directors and provide independent oversight of management. In addition, the Board’s key standing committees meet in executive session without the presence of Mr. Dwight, Mr. Winkler and Ms. Magnuson, and the non-management directors of the Board meet in executive session without the presence of Mr. Dwight. In addition, the Board will meet in executive session without Mr. Dwight, Mr. Winkler and Ms. Magnuson at least twice a year.
Communications with Directors
Shareholders may communicate directly with the Board of Directors or individual members of the Board of Directors in writing by sending a letter to the Board at: Horizon Bancorp Board of Directors, 515 Franklin Street, Michigan City, Indiana 46360. All communications directed to the Board of Directors will be transmitted to the Chairman of the Board of Directors or other director identified in the communication without any editing or screening.
Shareholders also may communicate concerns, suggestions or questions to any member of the Board of Directors or member of senior management by logging onto the www.ethicspoint.com website from any computer at any time or by calling the toll-free hotline number, 866-294-4694. Ethics Point is a worldwide, confidential and anonymous web and telephone reporting system that allows shareholders, customers, vendors and employees the ability to report concerns, as well as to pose questions and suggestions, confidentially and anonymously. Ethics Point is fully compliant with reporting requirements such as those mandated by the Sarbanes-Oxley Act, Section 301. All communications received through Ethics Point, either by web or telephone, are transmitted directly to the Chairperson of the Board’s Audit Committee and designated members of senior management, without editing or screening. As a result of an expansion and renaming of the Nominating Committee in December 2017, communications from Ethics

Point will also be transmitted to the Chairperson of the Board’s Corporate Governance and Nominating Committee.
Code of Ethics
Horizon’s Code of Ethics for Executive Officers and Directors supplements the Horizon Bancorp and Horizon Bank Advisor Code of Conduct and Ethics applicable to all employees, including officers. Horizon’s Code of Ethics for Executive Officers and Directors is available on Horizon’s website at www.horizonbank.com in the section headed “About Us – Investor Relations – Corporate Information” under the caption “Corporate Governance.”
Director Nomination Procedures
Horizon’s Bylaws provide that any of the following may nominate director candidates: the Board of Directors, a nominating committee of the Board, any person appointed and authorized by the Board to make nominations, or any shareholder entitled to vote for the election of directors who has complied with the notice procedures specified in the Bylaws.
Horizon’s Bylaws provide that nominations by shareholders must be made in writing and must be received at Horizon’s principal executive office not fewer than 120 days in advance of the date the proxy statement was released to shareholders in connection with the previous year’s Annual Meeting. For instance, the proxy statement for last year’s 2017 Annual Meeting was released to shareholders on March 17, 2017. Accordingly, the last day to deliver a nomination for the 2018 Annual Meeting was 120 days before March 17, 2018, or November 16, 2017. Shareholder nominations must include the detailed information about the nominee required by the Bylaws and also must comply with the other requirements set forth in the Bylaws. The Nominating Committee does not have a separate policy for considering director candidates recommended by shareholders because the director nomination procedures are set forth in Horizon’s Bylaws.
Horizon’s Bylaws provide that the chair of the Annual Meeting may, in his or her discretion, disregard nominations that are not made in accordance with the Bylaws and may instruct the election inspector to disregard all votes cast for any such nominee. A complete copy of the applicable provisions of Horizon’s Bylaws is available to shareholders without charge upon request to the Secretary.
Meetings of the Board of Directors and Committees
Horizon’s Board of Directors held 17 meetings during 2017, and each director attended 75% or more of the total number of meetings of the Board and the committees upon which he or she served. Horizon and its subsidiaries have joint standing committees. These committees include the Audit Committee, the Compensation Committee and the Nominating Committee, the latter of which was expanded and renamed in December 2017 to become the Corporate Governance and Nominating Committee. Executive sessions of the independent directors are held at least two times a year.
Although Horizon does not have a policy regarding the attendance of directors at the Annual Meeting of shareholders, Horizon encourages directors to attend the Annual Meeting. Eight of the then-current twelve members of the Board of Directors attended the 2017 Annual Meeting.
Nominating Committee (expanded and renamed Corporate Governance and Nominating Committee in December 2017)
The members of the Nominating Committee are appointed by the Board of Directors in May of each year. The members of the Nominating Committee for 2017 were Ms. Aaron, who served as Chairperson, Mr. Pairitz, Mr. Blackhurst and Mr. Hopp. Until his retirement from the Board at the end of 2017, Mr. Swinehart also served on the Nominating Committee. Mr. Pairitz will serve as the Chairperson of the Corporate Governance and Nominating Committee for 2018. All of the members of the Nominating Committee qualify as independent directors under the rules applicable to NASDAQ-listed companies. The Nominating Committee met three times during 2017. The responsibilities of the Nominating

Committee of the Board of Directors include selecting the individuals to be nominated for membership on the Board of Directors and overseeing the annual self-evaluations by the Board and its committees.
The Nominating Committee selects a slate of nominees and then recommends those nominees to the Board of Directors. The entire Board of Directors determines who the nominees will be. The Nominating Committee and the Board select nominees who meet the qualifications set forth in Horizon’s Bylaws and the applicable independence requirements under the SEC and NASDAQ rules.
After the expansion and renaming of the Nominating Committee in December 2017, the responsibilities of the Corporate Governance and Nominating Committee also include (i) reviewing and reporting to the Board on matters of corporate governance and developing and recommending to the Board corporate governance principles; (ii) leading the Board and its committees in its supervisory oversight functions of related party transactions and insider share transactions; and (iii) reviewing Horizon’s activities and practices regarding environmental, social and governance matters.
The new Corporate Governance and Nominating Committee Charter is posted on Horizon’s website at www.horizonbank.com in the section headed “About Us – Investor Relations – Corporate Information” under the caption “Corporate Governance.”
Audit Committee
Audit Committee members serve one-year terms and are appointed at the Annual Meeting of directors in May of each year. The Audit Committee members for 2017/2018 are Mr. Reed, who serves as Chairperson, Mr. Dworkin and Mr. Middleton. Until his retirement from the Board at the end of 2017, Mr. Swinehart also served on the Audit Committee, and as of January 1, 2018, Mr. Burnell has been added to the Audit Committee. The Audit Committee met four times in 2017. The purpose of the Audit Committee is to assist the Boards of Directors of Horizon and Horizon Bank in fulfilling their statutory and fiduciary responsibilities with respect to examinations of Horizon, Horizon Bank, and their affiliates and the monitoring of accounting, auditing and financial reporting practices. The Audit Committee reviews the internal audit procedures of Horizon and Horizon Bank and recommends to the Boards of Directors the engagement of outside and internal auditing firms.
Horizon’s Board of Directors has determined that director Steven W. Reed qualifies as an “audit committee financial expert” as defined by the SEC rules. Mr. Reed has a Bachelor of Science degree in Business with a concentration in finance, and is a registered certified public accountant and has over 30 years of public accounting experience.
All of the members of the Audit Committee, including Mr. Reed, qualify as independent directors as defined by the SEC rules and NASDAQ listing standards.
The Audit Committee Charter is posted on Horizon’s website at www.horizonbank.com in the section headed “About Us – Investor Relations – Corporate Information” under the caption “Corporate Governance.”
Compensation Committee
Compensation Committee members serve one-year terms and are appointed at the Annual Meeting of directors in May of each year. The members of the Compensation Committee for 2017/2018 are Ms. Aaron, who serves as Chairperson, and Mr. Blackhurst, Mr. Hopp and Mr. Pairitz. Until his retirement from the Board at the end of 2017, Mr. Swinehart also served on the Compensation Committee. All of the members of the Compensation Committee qualify as independent directors as defined by the SEC rules and under the NASDAQ listing standards. The Compensation Committee met nine times in 2017. The Committee reviews salary and employee benefit issues relating to employees and directors of Horizon, Horizon Bank, and their affiliates.

The Compensation Committee Charter is posted on Horizon’s website at www.horizonbank.com in the section headed “About Us – Investor Relations – Corporate Information” under the caption “Corporate Governance.”
Compensation Committee Interlocks and Insider Participation
All of the members of the Compensation Committee are independent, and no member of the Compensation Committee has served as an officer or employee of Horizon, Horizon Bank, or any of Horizon’s other subsidiaries. None of the members of the Compensation Committee serves as an executive officer of another entity at which one of Horizon’s executive officers serves as a member of the Board of Directors. No member of the Compensation Committee has had any relationship with Horizon requiring disclosure under Item 404 of SEC Regulation S-K, which requires the disclosure of certain related person transactions, other than loans made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable loans with unrelated third parties and which management believes did not involve more than normal risk of collectability or present other unfavorable features.
Compensation Consultants
The Compensation Committee has the authority under its charter to retain outside consultants to provide assistance. At least every two years, the Compensation Committee engages a compensation consultant to conduct a review of executive and director compensation. A primary function of the consultant is to provide market data to the Committee concerning compensation of comparable companies in order to assist the Committee in determining whether Horizon’s compensation system in effect is a reasonable and appropriate means for achieving Horizon’s business objectives.
In accordance with the Compensation Committee’s authority, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) on a number of occasions since 2002. In December 2017, FW Cook reported to the Compensation Committee on the findings from its analysis of Horizon’s named executive officers’ compensation. To evaluate the reasonableness of Horizon’s executive compensation, the Compensation Committee annually obtains surveys from accounting firms and other sources and augments that data with the FW Cook reviews, which are more extensive and include peer comparison of cash, short-term compensation and long-term compensation. FW Cook’s reports over the last five years have provided the Compensation Committee with an updated competitive survey, and the Compensation Committee has relied primarily on these surveys in reaching its decisions in recent years on compensation and to compare the reasonableness of total compensation for the named executive officers and directors. In addition, FW Cook’s reports have reviewed long-term equity compensation awards to the named executive officers in comparison with peer data and acceptable banking practices. FW Cook provides no other services to Horizon.
Performance Reviews
The Compensation Committee with input from the entire Board of Directors conducts an annual review of the performance of Mr. Dwight, who serves as Horizon’s Chairman of the Board and Chief Executive Officer. In addition, the Compensation Committee, with input from the Chief Executive Officer, reviews the performance of Horizon’s other executive officers.
In conducting its review, the Compensation Committee considers a variety of performance factors in order to analyze the compensation of each of these executive officers. These factors generally include strategic planning, traditional financial results, positioning Horizon for future success and enterprise risk management.
The financial services business is complex and is undergoing changes that generate uncertainties about future events. The Chief Executive Officer must provide guidance and leadership in nearly all aspects of this dynamic enterprise. In the process, however, he is not expected to work alone. The performance evaluation recognizes that programs initiated at the top level of an organization are not, and should not be expected to be, “quick fixes.” These programs are generally long-term in nature, bringing benefits to Horizon over many years. For those reasons, the Compensation Committee also focuses on the following issues in determining performance levels for the Chief Executive Officer:
•	Strategic Leadership: Strategic leadership entails development of appropriate strategies for Horizon and the ability to gain support for those strategies.
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Enterprise Guardianship: Enterprise guardianship requires the Chief Executive Officer to set the tone in such matters as Horizon’s reputation, ethics, legal compliance, customer relations, employee relations and ensuring results.

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Risk Management: Risk management requires the Chief Executive Officer to maintain a strong risk management culture, to provide oversight of key risks including financial reporting, reputation, asset quality, compliance with all banking rules and regulations and to assure proper maintenance of good internal controls and processes.

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Board Relationship: Board relationship requires the Chief Executive Officer to work collaboratively with Board members and committees, communicate information in a timely manner to ensure full and informed consent about matters of corporate governance and provide complete transparency to the Board.

•	Financial Results: Financial results focus on the overall financial health of Horizon and ability to achieve financial goals.
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Talent Recruitment, Retention & Training: The Chief Executive Officer is required to recruit, attract and retain an exceptional leadership team in order to effectively run the organization today and in the future. In addition, continuous organizational learning is a key focal point for the Chief Executive Officer and ongoing training is vital to Horizon’s continued success.

In conducting the Chief Executive Officer’s performance review for 2017, the Compensation Committee obtained input from members of the Board. A significant portion of management compensation, including that of the Chief Executive Officer and the other executive officers, is performance related.
Risk Management and Compensation Policies and Practices
Horizon monitors its incentive and commission-based compensation plans through an incentive compensation and commission plan matrix that provides a schedule of all plans, associated risks and how the risks are mitigated. This matrix is reviewed by the Compensation Committee in a private session with the person who serves as Horizon’s Senior Vice President, Senior Auditor, Enterprise Risk Manager and Compliance Officer (the “Risk Manager”). Horizon’s incentive compensation plans minimize undue risk taking through plan design, incentive compensation caps and Compensation Committee oversight. Plan design provides the Compensation Committee with the ability to change, modify or cancel any incentive compensation plan at the Committee’s sole discretion. In addition, all material incentive compensation payouts, excluding commissions paid to mortgage loan originators, are subject to Horizon’s achievement of minimum cash flow coverage to cover dividends and fixed costs at the holding company, and individual employee performance that is satisfactory to Horizon.
The SEC’s compensation risk rules provide that if a public company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company, then the company must provide disclosures addressing the compensation policies and practices as they relate to risk management and risk-taking incentives with respect to all employees and to disclose in their proxy statements whether a company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company. Horizon reviewed its compensation policies and practices for all employees on September 19, 2017, including executive officers, and has determined that those policies and practices are reasonable and unlikely to have a material adverse effect on Horizon. Horizon believes that the design and oversight of its compensation plans help ensure that the plans do not encourage excessive risk taking.
Enterprise Risk Management
In conjunction with Horizon’s Enterprise Risk Management Policy, the Risk Manager, who serves as Horizon’s senior enterprise risk manager, and other members of senior management meet annually with all business units to discuss risks related to their areas and how risks are mitigated. The risks are then classified as follows:
•	High – potential material threat to the enterprise.
•	Moderate – not a material threat to the enterprise, however, could impact current year’s performance.
•	Low – minimal threat to the enterprise.
High level risks have established metrics and were reviewed with Horizon’s Board or Board committees three times during 2017, as discussed below. The Board anticipates a similar review at least quarterly in 2018.
As part of its oversight function, the Board and its committees monitor how management operates Horizon and maintains internal controls and processes. When granting authority to management, approving strategies and receiving management reports, the Board considers, among other things, the risks and vulnerabilities faced by Horizon. The Audit Committee considers risks associated with Horizon’s overall financial reporting, the disclosure process, compliance with all rules and regulations and risk control policies and procedures. At its regularly scheduled quarterly meetings, the Audit Committee meets in executive session with Plante & Moran, PLLC, which serves as Horizon’s internal auditor (the “Internal Auditor”), Risk Manager and Horizon’s independent registered public accounting firm. High-level risks are reviewed with the Audit Committee at each meeting.
The Board committees review high-level risks associated in the area of their responsibilities. The Asset Liability Committee reviews risks related to liquidity, interest rates, quality of the investment portfolio, operations, facilities and information security. The Loan Committee was repurposed and renamed in 2017 and is now called the Enterprise Risk Management and Credit Policy Committee. The Enterprise Risk Management and Credit Policy Committee continues its original purpose and reviews risks related to credit, loan concentrations, community reinvestment and compliance with lending rules and regulations. In addition, it now oversees Horizon’s enterprise risk management policies and key risk metrics and proactively monitors emerging risk trends and economic factors. As a result, it will recommend any necessary adjustments to Horizon’s enterprise risk management practices and metrics. In 2017, the Compensation Committee met one time in executive session with the Risk Manager to review Horizon’s incentive compensation plans to be certain that employees are not incentivized to take undue risks, and the Compensation Committee anticipates that it will meet one time during 2018 to conduct a similar review. All identified high-level risks have established metrics that are reviewed by Horizon’s Board or its committees.
The matrices for the Executive Officer Bonus Plan have included “Enterprise Risk Management” as a category since 2009. For information about the Executive Officer Bonus Plan and matrices, see the discussion under the caption “Annual Performance-Based Incentive Compensation” in the Compensation Discussion and Analysis below.
Succession Plan
Horizon maintains a detailed chief executive officer succession plan that includes a formal selection process that considers emergency, temporary and permanent succession plans. Horizon’s succession plan includes a discussion on the bank’s future outlook, cultural fit, core competencies required for the position and use of independent third parties, if necessary. Horizon’s succession plan also contemplates review of both internal and external candidates. Horizon’s chief executive officer succession plan is periodically reviewed by the Board of Directors.
Stock Ownership Guidelines
Horizon Ownership Guidelines (the “Guidelines”) require that members of the Boards of Directors of Horizon and Horizon Bank and Horizon’s executive officers attain and maintain a level of ownership of Horizon’s common stock having a value at least equal to the following ownership thresholds specified in the Guidelines:
Participant	Ownership Thresholds
Director	3 times amount of annual retainer
Chief Executive Officer	3 times base salary
Named Executive Officers (other than Chief Executive Officer)	2 times base salary

If a participant is not in compliance with the Ownership Threshold due to the number of common shares owned or from stock price fluctuations, then until such time as the participant attains the Ownership Threshold, the participant is subject to additional restrictions. The additional restrictions include certain limitations on sale of current shares owned and additional shares acquired.
Participant	Percentage of After-Tax Profit Associated with the Acquired Shares
Director and Chief Executive Officer	75%
Named Executive Officers (other than the Chief Executive Officer)	50%

Shares are considered to be owned by a participant for the purposes of the Guidelines if those shares would be deemed to be beneficially owned according to the SEC’s beneficial ownership rules applicable to determining ownership for the beneficial ownership table included annually in Horizon’s proxy statement for its shareholders’ meeting. Shares of restricted stock for which the restrictions have not yet lapsed, and non-vested unexercised stock options, are not considered to be shares owned for the purposes of the Guidelines. Any exceptions or waivers to the Guidelines must be approved by the Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included below. Based on that review and discussion, the Compensation Committee has recommended to Horizon’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Horizon’s 2017 Annual Report on Form 10-K.

This Report is respectfully submitted by the Compensation Committee of Horizon’s Board of Directors:
Susan D. Aaron, Chairperson
Eric P. Blackhurst
Daniel F. Hopp
Peter L. Pairitz
Robert E. Swinehart
Compensation Discussion and Analysis
Executive Summary
The Compensation Discussion and Analysis describes and analyzes the compensation of Horizon’s named executive officers. Horizon’s compensation program is designed to align executive officer compensation with Horizon’s annual and long-term performance and with the interests of Horizon’s shareholders. The development of compensation programs and benefit plans for senior executives, along with specific compensation decisions for the named executive officers, is the responsibility of the Compensation Committee of the Board. The Compensation Committee is assisted from time to time by an independent compensation consultant, whose duties are detailed in this Proxy Statement. The Compensation Committee utilizes benchmark data obtained from industry publications and the compensation consultant to assist in determining the reasonableness of Horizon’s pay programs, the direction of Horizon’s total compensation as compared with Horizon’s performance and in making compensation decisions on named executive officers.
The Compensation Committee, with input from the Board of Directors, annually evaluates the Chief Executive Officer’s performance in comparison to corporate goals and objectives and determines and approves the Chief Executive Officer’s compensation based on achievement of those goals and objectives. The Chief Executive Officer evaluates the performance of the other named executive officers in comparison to goals and recommends to the Compensation Committee a base salary change for each named executive officer based on achievement of their goals and objectives. The Compensation Committee makes the final decision on the other named executive officers’ compensation.
This Compensation Discussion and Analysis also includes information about the ratio of Horizon’s Chief Executive Officer’s annual total compensation to the median of the annual total compensation of all other Horizon employees.
Overview of 2017 Compensation Process and Programs
Use of FW Cook Compensation Consultant.
As it has done several times in the past, the Compensation Committee retained FW Cook to prepare a report for purposes of evaluating executive compensation for Horizon’s named executive officers. The most recent FW Cook report was in December 2017 and compared overall executive compensation against 19 companies of comparable size and common business traits, as selected by FW Cook with input from management and approved by the Compensation Committee. The following highlights are from the 2017 FW Cook report:
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On average over the prior one and three years, Horizon ranks in the near median range in terms of overall company size and performance versus the 19-company comparison group. Acquisitions have helped drive strong relative growth, near the 75th percentile, and weak relative profitability near the 25th percentile. Total shareholder return is near the median.

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Total annual compensation for the last completed fiscal year (2016) for Horizon’s named executive officers is directionally aligned with company growth for that year, but appears somewhat higher than profitability and relative total shareholder return.

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Total compensation paid for the last completed fiscal year (2016) for Horizon’s named executive officers is directionally aligned with three-year company growth and is high relative to profitability and relative total shareholder return.

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On average, total direct compensation opportunities for Horizon’s named executive officers (excluding Craig M. Dwight, the Chief Executive Officer, and James D. Neff, President) are positioned in the median range of the competitive consensus. Mr. Neff’s position is above market, which can be explained by individual circumstances due to his responsibilities for mortgage banking. The year-over-year change in the competitive market increased 8%, on average, for all executive officers, both including and excluding Mr. Neff.

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The total direct compensation mix is representative of median competitive practice for all officers, excluding Mr. Neff, who is currently more heavily weighted towards annual bonus for so long as he continues to participate in the bonus program tied to the return on equity of the Mortgage Warehousing Division.

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Horizon’s long-term incentive compensation mix of 80% performance shares and 20% stock options is weighted more towards performance shares than median competitive practice, where 62% is allocated to performance awards. Horizon’s use of stock options is a minority practice, as only one quarter of the comparison companies grant stock options.

•	Horizon ranks below the 25th percentile of the comparison companies in terms of equity compensation cost, as measured by absolute dollar amount, and ranks at the median relative to pre-tax income.
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Horizon ranks above the median range of the comparison companies in terms of share usage run rate due to Horizon’s use of stock options which require more shares than restricted stock to deliver the same value. Because Horizon has decreased its weighting on stock options (as it has expanded its use of performance shares) from 50% to 20%, the share usage run rate should decrease in future years.

•	Horizon ranks at the median in terms of potential dilution overhang.
•	Horizon aligns with comparison company practice by using a portfolio of two long-term incentive grant types (stock options and restricted stock awards).

The Compensation Committee has considered the independence of FW Cook in light of SEC rules and NASDAQ listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from FW Cook dated February 16, 2018 that addresses the independence of FW Cook and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to us by FW Cook, (ii) fees paid by us as a percentage of FW Cook’s total revenue, (iii) policies or procedures of FW Cook that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee, (v) any Horizon stock owned by the senior advisor or any immediate family member, and (vi) any business or personal relationships between Horizon’s executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflicts of interest.
2017 Compensation Program
The Compensation Committee sets the compensation of all named executive officers of Horizon, including that of the Chief Executive Officer. Compensation is composed of several segments, including base salary, short-term incentives and long-term incentives. The Compensation Committee compares all executive compensation, including that of the Chief Executive Officer, to the compensation paid to persons holding the comparable position in similar financial institutions.
In determining the 2017 compensation for the Chief Executive Officer, Chief Financial Officer and other top officers, the Compensation Committee placed its greatest reliance on the FW Cook 2016 report. The Compensation Committee’s review included a study of base pay, bonus and long-term compensation. The 2016 FW Cook report made comparisons against a group of 19 Midwestern regional banks indicated in the list below. The peer group was selected by FW Cook and approved by the Compensation Committee.
The following list includes all peer group companies included in FW Cook’s 2016 report:
•	1st Source Corporation (South Bend, IN)
•	Bank Mutual Corporation (Brown Deer, WI)*
•	Community Trust Bancorp (Pikeville, KY)
•	Enterprise Financial Services Corp. (Clayton, MO)
•	First Busey Corporation (Champaign, IL)
•	First Defiance Financial (Defiance, OH)
•	First Financial Corp. (Terre Haute, IN)
•	First Mid-Illinois Bancshares, Inc. (Mattoon, IL)
•	German American Bancorp (Jasper, IN)
•	Hills Bancorporation (Hills, IA)
•	Independent Bank Corporation (Ionia, MI)
•	Lakeland Financial (Warsaw, IN)
•	MainSource Financial (Greensburg, IN)
•	Mercantile Bank (Grand Rapids, MI)
•	MidWestOne Financial (Iowa City, IA)
•	Peoples Bancorp (Marietta, OH)
•	QCR Holdings (Moline, IL)
•	Stock Yards Bancorp (Louisville, KY)
•	United Community Financial Corp. (Youngstown, OH)*
The December 2017 FW Cook report also employed a comparison group of 19 companies, eliminating the two companies denoted above with an asterisk, and adding the following companies:
•	Great Southern Bancorp (Springfield, MO)
•	Midland States Bancorp (Effingham, IL)
As reported, the Compensation Committee retained FW Cook in 2017 as a compensation consultant, and the Compensation Committee intends to continue to employ an independent, third-party consultant to review executive compensation, including long-term benefits, at least every two years.
The following discussion of compensation focuses on the compensation of the five executive officers who are named in the Summary Compensation Table below because of their positions and levels of compensation. The named executive officers and their positions with Horizon and Horizon Bank during 2017 are as follows:

Name	Position
Craig M. Dwight	Chairman of the Board and Chief Executive Officer of Horizon and Horizon Bank
Mark E. Secor	Executive Vice President and Chief Financial Officer of Horizon and Horizon Bank
Thomas H. Edwards	Executive Vice President of Horizon; President and Chief Credit Officer of Horizon Bank
James D. Neff	Executive Vice President – Consumer and Mortgage Banking of Horizon Bank; Secretary of Horizon and Horizon Bank (partial year)
Kathie A. DeRuiter	Executive Vice President of Horizon and Senior Bank Operations Officer of Horizon Bank
Annual Advisory Vote on Executive Compensation
At the 2017 Annual Meeting, Horizon provided shareholders with a separate, advisory shareholder “say-on-pay” vote to approve the compensation of the named executive officers. At that meeting, 97.0% of Horizon’s common shares that were cast on the proposal (excluding abstentions) were voted in favor of Horizon’s compensation of those executive officers as disclosed in the proxy statement. Following that vote, the Board of Directors considered whether any changes should be implemented in connection with Horizon’s compensation policies and decisions. The Board believes that the high percentage of shares voting in support of the say-on-pay proposal indicated that shareholders approve the work of Horizon’s Compensation Committee and that shareholders consider Horizon’s executive compensation programs to be aligned with shareholders’ interests. Given the significant shareholder support, the Board and Compensation Committee concluded that Horizon’s executive compensation is aligned with shareholders’ interests and, therefore, no additional action was taken in response to the outcome of the advisory vote on executive compensation. At the 2018 Annual Meeting, shareholders again will have the opportunity to vote, in an advisory capacity, on Horizon’s named executive officer compensation (see “Proposal 4: Advisory Vote to Approve Executive Compensation” below).
Advisory Vote on Frequency of the Advisory Vote on Executive Compensation
At the 2012 Annual Meeting, shareholders voted in an advisory vote to recommend the frequency at which Horizon should present shareholders with the opportunity to participate in an advisory say-on-pay vote on Horizon’s executive compensation. Horizon’s Board of Directors recommended an annual vote. Shareholders voted on whether the say-on-pay votes should be held every one, two or three years. Of Horizon’s common shares voted in 2012 on that frequency proposal (excluding abstentions), over 97% of those common shares were voted in favor of holding future say-on-pay votes on an annual basis, as the Board of Directors recommended. In light of that result and other factors that the Board has considered, Horizon has held say-on-pay votes on an annual basis. The advisory vote on the frequency of say-on-pay votes is required to occur at least every six years, and the shareholders will have the opportunity to vote on the frequency question again at Horizon’s 2018 Annual Meeting of shareholders (see “Proposal 5: Advisory Vote on Frequency of the Advisory Vote on Executive Compensation” below).
Compensation Risk
As discussed above under the caption “Risk Management and Compensation Policies and Practices” in the Corporate Governance section above, Horizon’s Risk Manager, who serves as the senior risk officer, meets with the Board of Directors and the Audit and Compensation Committees to review Horizon’s compensation and other risks and to address how to mitigate and monitor such risks.
Horizon’s long-term business objectives require that Horizon increase revenues year-over-year, maintain profitability in each year, increase market share and demonstrate sound enterprise risk management. Horizon believes that if it is successful in achieving these objectives, the results will inure to the financial benefit of Horizon’s shareholders. Accordingly, Horizon has designed its executive compensation program to reward its executives for achieving annual and long-term financial and business results that meet these objectives. Specifically, the amount of incentive compensation received by Horizon’s executive officers is directly related to Horizon’s and to an individual executive’s performance results. Horizon recognizes that the pursuit of these objectives may lead to behaviors that focus executives on their individual enrichment rather than Horizon’s long-term welfare and if this were to occur, it could weaken the link between pay and performance and result in less of a correlation between the compensation delivered to Horizon’s executives and the return realized by Horizon’s shareholders. Accordingly, Horizon has designed its executive compensation program to limit and mitigate these possibilities and ensure that its compensation practices and decisions are consistent with Horizon’s risk profile.
The Compensation Committee has had in place since 2003 certain rules that provide it with considerable latitude in determining whether or not bonuses should be paid. The Compensation Committee believes these rules protect the shareholders and help mitigate the possibility that executive officers will take any undue risks. The rules are as follows:
a)	The Compensation Committee may unilaterally amend, modify or cancel the plans at any time at its sole discretion.
b)
Named executive officer bonuses will only be paid if Horizon achieves a minimum net income level that is more than sufficient to cover fixed costs and dividends at the holding company level. This minimum net income level supports the concept that the shareholders are paid first and ahead of executive officer bonuses.

c)	Executive officers will be paid bonuses only if they are in good standing with Horizon and are not under a performance warning, suspension or individual regulatory sanction.
d)	The Compensation Committee or its designee is to review and approve all executive officer bonuses prior to payment.
e)	Bonuses are subject to receipt of an unqualified opinion by Horizon’s independent accountants on its most current year-end financial statements.
f)	Horizon Bank has a policy that allows it to “claw back” incentive compensation as discussed below under the heading “Recovery of Incentive Compensation under the Dodd-Frank Act.”
Overview of Compensation Elements and Mix
We have included in this section a brief overview of the primary elements of Horizon’s compensation plan. A more in depth discussion of the compensation elements and mix follows in “Detailed Discussion of Compensation Elements.” Horizon’s compensation plan for the Chief Executive Officer and other named executive officers includes the following elements:
•	Base salary
•	Annual performance-based cash incentive compensation
•	Long-term performance-based equity and/or cash incentive compensation
•	Retirement and other benefits
•	Perquisites and other personal benefits

To encourage appropriate decision-making and facilitate the alignment of the interests of Horizon’s executives with those of Horizon and its shareholders, Horizon’s executive compensation program includes “at risk” compensation, as discussed below in “Detailed Discussion of Compensation Elements.” Horizon believes that the allocation of at risk compensation for annual cash incentives is reasonable for Horizon given its business objectives and is comparable to that of Horizon’s peer group.

When setting the total compensation for each named executive officer, the Compensation Committee reviews tally sheets indicating the historical amounts paid for each of the elements listed above. Although the Compensation Committee reviewed tally sheets, it did not take any specific action based on that review.
Base Salary
Base salary is the only fixed element of compensation that Horizon provides to its executives and, as described below, it is designed to provide a reasonable level of predictable income commensurate with a named executive officer’s responsibilities, experience and demonstrated performance and to be competitive with the levels of compensation paid by Horizon’s peers. This contrasts with Horizon’s incentive compensation arrangements, which are intended to reward performance if, and only to the extent that, Horizon and its shareholders also benefit financially from the officers’ stewardship. Horizon’s 2017 base salary compensation for Mr. Neff, Mr. Edwards, Mr. Secor and Ms. DeRuiter was $297,771, $313,212, $272,000, and $233,000, respectively, and base salary compensation for Mr. Dwight was $525,000.
Annual Performance-Based Cash Incentive Compensation
The annual incentive component of Horizon’s executive compensation program involves cash-based plan awards under the Executive Officer Bonus Plan that are payable if, and only to the extent that, pre-established corporate financial and individual performance objectives are achieved. We believe that the design of Horizon’s Executive Officer Bonus Plan furthers Horizon’s long-term business plan and ensures that the interests of Horizon’s executives have been aligned with the interests of Horizon’s shareholders. A description of some key characteristics follows:
•	Bonus payouts are not based solely on corporate performance, but also require achievement of one or more individual performance objectives;
•	The corporate financial performance objectives are consistent with the corporate financial performance objectives required under Horizon’s long-term incentive compensation plan;
•	Bonus payouts are based on short-term and long-term corporate and individual performance metrics;
•	Actual performance results for the corporate financial and individual performance objectives, while separately evaluated, are aggregated for purposes of determining the amount of bonus payouts;
•	Amounts payable are subject to recovery by Horizon in the event that they were paid based on financial statements or other criteria that are later proven to be materially inaccurate; and
•
Bonuses are paid only if Horizon achieves a certain minimum earnings threshold, and only when the executive officer is in good standing with Horizon and is not under any individual regulatory sanction.

The Compensation Committee has not paid discretionary bonuses to any person then-serving as a named executive officer at any time during the past five years and does not presently intend to pay discretionary bonuses in the event that the actual performance results for the corporate financial and individual performance objectives do not meet or exceed the threshold level for payout under the Executive Officer Bonus Plan. Prior to becoming a named executive officer in 2017, Ms. DeRuiter received discretionary bonuses in amounts determined by the Chief Executive Officer.
Long-Term Performance-Based Equity and/or Cash Incentive Compensation
As discussed in detail below, the long-term incentive component of Horizon’s executive compensation program has historically consisted of grants of stock options and restricted stock and since 2014 has focused on performance share awards, pursuant to the now-expired 2003 Omnibus Equity Incentive Plan (the “2003 Omnibus Plan”) and the 2013 Omnibus Equity Incentive Plan (the “2013

Omnibus Plan”). Grants of stock options and restricted stock are subject to vesting requirements, and grants of performance shares are subject to satisfaction of specific performance goals over an extended time period. Horizon sets the amount of these awards relative to the overall value of its long-term compensation program that Horizon believes is appropriate for accomplishing these purposes, while still providing its executives with the incentive to focus their efforts on earning their long-term incentive awards. Allocating a significant portion of each executive’s long-term equity compensation to performance-based performance shares rather than stock options helps to reduce the incentive and manage the risk that executives could engage in risky behavior to drive up the price of Horizon’s common shares and maximize exercise proceeds. Horizon believes that the attributes of these awards and its compensation plans further its long-term business plan and ensure that the interests of its executives have been aligned with the interests of Horizon’s shareholders.
Detailed Discussion of Compensation Elements
Base Salary
Salaries of all executive officers, including the Chief Executive Officer, are governed by Horizon’s formal salary administration program, which is updated each year. The salary administration program involves consideration of an executive officer’s position and responsibility and performance as determined in the detailed annual performance reviews discussed above.
The salaries of Mr. Dwight, Mr. Edwards and Mr. Neff are also impacted by agreements they have entered into with Horizon and Horizon Bank. Horizon and Horizon Bank entered into employment agreements with Mr. Dwight on December 1, 2006, with Mr. Edwards on July 16, 2007, and with Mr. Neff on December 14, 2011, an agreement that was terminated and replaced with another agreement effective January 1, 2018, when Mr. Neff became the President of Horizon and Horizon Bank. The agreements provide that Messrs. Dwight, Edwards and Neff will continue to receive an annual base salary equal to the amount being paid to each of them on the date of their agreements, subject to adjustment based on the annual review of Horizon’s Board of Directors or the Compensation Committee of the Board of Directors. However, the employment agreements provide that the adjusted base salary amount may not be less than each of the executive’s base salary on the date of their respective agreements, which base salary amount was $280,000 for Mr. Dwight in 2006, $179,220 for Mr. Edwards in 2007 and $375,000 for Mr. Neff in 2018. Other provisions of the agreements are discussed below following the Summary Compensation Table and in the discussion of “Potential Payments Upon Termination or Change in Control.”
The Compensation Committee compares the salary of each executive officer to those salaries being paid to executive officers in similar positions in organizations of comparable size in the Midwest. Salary ranges are then computed from that data for each Horizon executive officer position. Salary increases are calculated based on individual performance rating, where the executive officer’s base salary falls within the executive officer’s respective salary range, benchmark data, total compensation in comparison to peer, compensation mix and Horizon’s salary matrix.
FW Cook’s 2017 report reported that the average and highest base salary compensation for a Chief Executive Officer were $501,000 and $730,000, respectively. For Mr. Dwight’s services as Chairman of the Board and Chief Executive Officer, he was paid a base salary in 2017 of $525,000, which represented a 15% increase over his 2016 base salary of $455,000.
The salary increases for 2017 for the other named executive officers ranged from 2.75% to 8.62%. Mr. Secor’s salary was increased to $272,000 from $253,420 (7.33%); Mr. Edwards’ salary was increased to $313,212 from $304,829 (2.75%); Mr. Neff’s salary was increased to $297,771 from $287,701 (3.50%); and Ms. DeRuiter’s salary was increased to $233,000 from $214,500 (8.62%). The salary increases were based on the Compensation Committee’s in depth review of FW Cook’s 2017 compensation reports in conjunction with Horizon’s standard salary administration program as outlined above, pursuant to which the Compensation Committee takes into consideration the individual performance rating, where the executive officer’s base salary falls within their respective salary range, benchmark data, total compensation in comparison to peer, compensation mix and Horizon’s salary matrix. The salary matrix takes into account both the performance review rating and the employee’s current salary, with respect to the salary range, in determining the percentage increase.
Annual Performance-Based Cash Incentive Compensation
After consultations with compensation consultant FW Cook in 2003, the Compensation Committee of the Board of Directors of Horizon adopted an Executive Officer Bonus Plan. The Bonus Plan permits executive officers to earn, as a cash bonus, a percentage of their salary based on the achievement of corporate and individual goals in the relevant year. Four of the named executive officers, Messrs. Dwight, Edwards, and Secor and Ms. DeRuiter, currently participate in the Bonus Plan. Participants in the Bonus Plan are not eligible to participate in any other short-term cash incentive plan offered by Horizon.
To receive a bonus under the Bonus Plan, the executive officer must be employed by Horizon or one of its subsidiaries on the date the annual bonus payment is made and must be in good standing with Horizon. If the executive officer retires or dies after earning an annual bonus at the end of the measuring period, then the executive officer (or the estate) will still be eligible to receive the bonus. The Compensation Committee may adjust or amend the Bonus Plan at any time in its sole discretion. All executive officers’ bonuses are subject to final approval by the Compensation Committee or its designee, and bonus payments are subject to Horizon’s receipt from its independent accountants of an unqualified audit opinion on Horizon’s most current year-end financial statements. Mr. Dwight’s, Mr. Edwards’ and Mr. Neff’s bonuses are paid in accordance with their employment agreements, which provide that they may participate in all incentive compensation plans and programs generally available to executive officers.
As approved by the Compensation Committee, Horizon’s bonus matrices for executive officers are divided into short-term and long-term metrics with total bonus opportunities weighted fifty percent each. Short-term metrics place heavier weight on financial outcomes in order to align bonus payouts with shareholders’ interests for the given year. Long-term metrics place heavier weight on positioning Horizon for future success and enterprise risk management to align with shareholders’ long-term interests. Bonus calculations for financial outcomes are based on quantifiable targets and, for non-financial targets, on observations by Horizon’s Chief Executive Officer, the Compensation Committee and the Board of Directors in comparison to Horizon’s strategic plan.
The weightings for Horizon’s 2017 bonus matrix for each individual participant are as follows:
Named Executive Officer & Category	Short-Term Metric Weighting	Long-Term Metric Weighting
Chief Executive Officer (Mr. Dwight)
Financial Outcome of Horizon (Net Income & Efficiency)	70%
Positioning Horizon for Future Success		70%
Enterprise Risk Management	30%	30%
Chief Credit Officer (Mr. Edwards)
Financial Outcome of Horizon (Net Income, Efficiency, Business Unit Income & Asset Quality)	75%
Financial Outcomes for Areas of Direct Responsibility	10%
Positioning Horizon for Future Success		30%
Enterprise Risk Management	15%	70%

Named Executive Officer & Category	Short-Term Metric Weighting	Long-Term Metric Weighting
Executive Vice President and Chief Financial Officer (Mr. Secor)
Financial Outcome of Horizon (Net Income & Efficiency)	60%
Positioning Horizon for Future Success		20%
Enterprise Risk Management	40%	60%
Project Management		20%
Executive Vice President, Mortgage Banking (Mr. Neff)
Financial Outcome of Horizon
Financial Outcomes for Areas of Direct Responsibility	80%
Enterprise Risk Management	20%
Executive Vice President and Senior Bank Operations Officer (Ms. DeRuiter)
Financial Outcome of Horizon (Net Income & Efficiency)	50%
Positioning Horizon for Future Success		20%
Enterprise Risk Management	30%	60%
Project Management	20%	20%

Horizon’s 2018 bonus matrices for each named executive officer other than Mr. Edwards and Mr. Neff will follow substantially the same categories and metric weightings as above, subject to approval by the Compensation Committee and Board of Directors. Mr. Edwards retired at the end of 2017, and Mr. Neff’s bonus matrices may change as a result of his promotion to President of Horizon and Horizon Bank.
The Compensation Committee established a minimum earnings target for Horizon to achieve before any bonuses would be paid out under the Bonus Plan for 2017. In 2017, the minimum earnings threshold was $22.5 million. If Horizon’s net income for 2017 was below $22.5 million, no bonuses would be paid to any executive officer. The minimum earnings target is tied to earnings available to pay dividends and fixed costs at the holding company. Earnings, for purposes of the Bonus Plan, are determined by the Compensation Committee, which has the discretion to make adjustments for special non-recurring costs such as acquisition-related expenditures and other one-time expenses. In both 2016 and 2017, the Compensation Committee adjusted earnings for acquisition-related costs, and in 2016, the Compensation Committee also recognized the impact of one-time costs due to the balance sheet restructuring transactions announced in November 2016.
The Compensation Committee also approved a target bonus matrix for each executive officer to be used to calculate the executive officer’s bonus (if any) for the year (assuming that the minimum earnings target has been met). The matrix for each executive officer specifies the performance measures applicable to the executive officer, the targets for each performance measure and the weight to be assigned to each performance measure in calculating the bonus if the specified target levels are achieved.
The Compensation Committee sets the target awards to be challenging, but reasonably attainable. The maximum earnings goal was approximately $2.8 million and $2.0 million above the targets of $36.0 million for 2017 and $25.8 million for 2016, respectively, and the maximum efficiency ratio was approximately 195 basis points and 300 basis points better than the targets of 61.50% for 2017 and 64.00% for 2016, respectively. In 2017, the minimum earnings amount for payout was achieved, and all the participants were in good standing with Horizon. Any participant not in good standing with Horizon would not be eligible for incentive compensation.
The other non-financial measurements include the following: enterprise risk management; compliance with rules, regulations and good internal controls; positioning Horizon for long-term growth; organizational development, retention and attracting good talent; and project management. The weightings for each measurement vary dependent upon the overall responsibilities and primary goals of each executive officer. Non-financial results are compared with Horizon’s strategic plan and scored based on the observations of the Chief Executive Officer, Compensation Committee and the Board of Directors. Scores range from meets, exceeds, or far exceeds expectations.
For 2017, the named executive officers who participated in the Bonus Plan could have earned as a maximum bonus the following percentages of their base salaries: Mr. Dwight, 64%; Mr. Secor, 55%; Mr. Edwards, 55%; and Ms. DeRuiter, 55%. Each named executive officer had as a short-term performance goal the achievement of a specified level of financial outcomes for the year, with the weighting of such goals for 2017 being 70% for Mr. Dwight; 60% for Mr. Secor; 85% for Mr. Edwards; and 50% for Ms. DeRuiter. The financial outcome targets focused primarily on Horizon’s earnings, efficiency improvements or business unit outcomes. The short-term performance goals for each executive officer also included one non-financial metric for enterprise risk management. Long-term performance goals for each executive officer were for enterprise risk management, positioning Horizon for long-term success or project management.
In order to earn a bonus award, the Bonus Plan’s participants were required to achieve an aggregate weighted score of 80% or higher in 2017. If the participant achieved the goals for all categories, the participant’s aggregate weighted score would be 100%. In 2017, Mr. Dwight, Mr. Secor, Mr. Edwards and Ms. DeRuiter all exceeded 80% in weighted average scores for both short- and long-term goals and earned a bonus award.
In considering Mr. Dwight’s bonus, the Compensation Committee used established short- and long-term goals for 2017 and compared actual results with goals. The goals compared Horizon’s net income compared to plan, Horizon’s efficiency ratio compared to plan, enterprise risk management, compliance with all rules, laws, regulations, audit standards, reputation of Horizon, positioning Horizon for future growth and expansion, and organizational development including retention and attraction of good talent, efficiency improvement and continuous learning.
The amounts of the bonuses actually paid each year under the Bonus Plan are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table included below in this Proxy Statement. The payouts that Messrs. Dwight, Secor, and Edwards and Ms. DeRuiter had an opportunity to earn under the Bonus Plan for 2017 are presented below in the Grants of Plan-Based Awards table.
The Compensation Committee has reviewed the Bonus Plan for 2017, and based on that review, the Compensation Committee has concluded that the Bonus Plan, as designed for 2017, aligned the interests of the senior executive officers with those of the shareholders and that the Bonus Plan designs provided several features to mitigate any incentive to the senior executive officers to take undue risks that could threaten the enterprise.
In 2017, Mr. Neff did not participate in the Bonus Plan. The Compensation Committee, however, has a formula pursuant to which it can award Mr. Neff an incentive bonus equal to a percentage of his salary when the Mortgage Warehousing Division of Horizon Bank meets or exceeds certain Return on Equity (“ROE”) goals for the year. The ROE goals and bonus percentage amounts for 2017 were as follows: 12% ROE: 25%; 15% ROE: 40%; and 20% ROE or above: 50%. If the Mortgage Warehousing Division ROE exceeds the 20% ROE target for a year, Mr. Neff receives an additional bonus equal to 15% of the dollar amount of the net income that exceeds the amount necessary to reach the 20% ROE target. In addition, Mr. Neff’s bonus award takes into consideration results under a performance score card for retail mortgage loan income before tax, asset quality as measured in net charge-offs and losses incurred on mortgage loan repurchases for loans under his supervision, and overall enterprise risk management. Mr. Neff’s weighted average score for his score card was 110%, which equated to a 110% payout against his earned warehouse bonus amount. The amount of the bonus Mr. Neff received for 2017 is reported in the Summary Compensation Table.

Long-Term Performance-Based Equity and/or Cash Incentive Program
In 2002, Horizon engaged compensation consultant FW Cook to review Horizon’s compensation of its top officers and outside directors. FW Cook recommended that Horizon adopt an omnibus stock plan for the purpose of attracting and retaining key employees. The shareholders approved the 2003 Omnibus Plan at the Annual Meeting held on May 8, 2003, and approved amendments at the 2010 Annual Meeting, including an increase in the number of common shares available for awards. The 2003 Omnibus Plan expired on January 31, 2013, and no additional shares may be granted under the 2003 Omnibus Plan.
At the 2014 Annual Meeting, shareholders approved the 2013 Omnibus Plan, which replaced the 2003 Omnibus Plan and became effective for a ten-year term beginning February 1, 2013. The 2013 Omnibus Plan authorizes the issuance of up to 1,037,550 common shares (as adjusted from 691,700 for the November 2016 3-for-2 stock split).
The 2013 Omnibus Plan was designed to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, which generally denies a corporate-level income tax deduction for annual compensation in excess of $1,000,000 paid to the chief executive officer or any of the four other most highly compensated officers of a public company. Certain types of compensation, including “performance-based compensation,” which meet the requirements of Internal Revenue Code Section 162(m), are generally excluded from this deduction limit.
The Compensation Committee administers the 2013 Omnibus Plan and may grant the following types of awards:
•	Incentive stock options
•	Nonqualified stock options
•	Stock appreciation rights
•	Restricted stock
•	Performance units
•	Performance shares
•	Any combination of the above

Horizon’s long-term incentive program was historically based on the grant of stock options and restricted stock, but in 2014, Horizon began awarding performance-based (not time based) performance shares as its preferred form of long-term performance-based equity compensation. Long-term equity incentives are granted to encourage and facilitate personal stock ownership by executive officers. Horizon believes this strengthens their personal commitment to Horizon and provides them with a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly aligns the officer’s interests with those of Horizon’s shareholders. Horizon also recognizes that equity compensation is an important element of a competitive compensation program. The program utilizes vesting periods and/or long-term performance goals to encourage key employees to continue in the employ of Horizon and thereby acts as a retention device for key employees.
With respect to stock ownership, as discussed above, all of the named executive officers must comply with the Guidelines adopted by the Board of Directors. The Chief Executive Officer must maintain ownership of Horizon common shares having a value equal to at least three times his base salary, and each of the other named executive officers must maintain ownership of common shares having a value equal to at least twice the executive officer’s base salary. For additional details about the Guidelines, see the “Stock Ownership Guidelines” section above under the “Corporate Governance” heading.

In determining a reasonable level of long-term compensation to be granted executive officers, the Compensation Committee considers data it deems relevant, including the data in the independent reports prepared by FW Cook, and other peer data.
The stock options that have been granted to executive officers are service based and vest in equal annual installments over a three- or five-year period. Awards of restricted stock vest on the fourth or fifth anniversary of the date of grant if the executive officer remains employed by Horizon, Horizon Bank, or any of their affiliates.
The performance shares that are awarded become earned and vested based on the achievement of certain performance goals during a performance period as established by the Compensation Committee at the time of each grant (generally three years). The performance goals are based on a comparison of Horizon’s average performance over the performance period for the return on common equity, compounded annual growth rate of total assets, and return on average assets, all relative to the average performance for publicly traded banks with total assets between $1 billion and $5 billion on the SNL Bank Index for the same measures. Each of the three performance goals is weighted roughly equally (34% for return on common equity; 33% for compounded annual growth rate of total assets; and 33% for return on average assets). The payout received by the recipient is determined by whether Horizon achieves the performance goal at a threshold level (50th to 74th percentile relative to the comparative SNL group), a target level (75th to 84th percentile relative to the comparative SNL group), or a maximum level (greater than 84th percentile relative to the comparative SNL group). A performance share award recipient can receive 50% of the award if Horizon achieves the threshold, 100% of the award if Horizon achieves the target, and 125% of the award if Horizon achieves the maximum.
Qualified Retirement Plans
Horizon maintains two tax-qualified retirement plans, an Employee Stock Ownership Plan (the “ESOP”) and an Employees’ Thrift Plan (the “Thrift Plan”). Nearly all Horizon employees are eligible to participate in the ESOP. Horizon’s Board of Directors, in its discretion, determines Horizon’s contributions to the ESOP. The contributions may be made in the form of cash or common shares. Shares are allocated among participants each December 31 on the basis of each participant’s eligible compensation to total eligible compensation (a maximum of $255,000 per participant). Dividends on shares held by the plan, at the discretion of each participant, are either distributed to the participant or retained in the plan for the purchase of additional shares.
The Thrift Plan is a 401(k) plan in which all employees with the requisite hours of service are eligible to participate. The Thrift Plan permits voluntary employee contributions, and Horizon may make discretionary matching and profit sharing contributions. Each eligible employee is vested according to a schedule based upon years of service. Voluntary employee contributions are vested at all times, and Horizon’s discretionary contributions vest over a six-year period. Participants are eligible to receive matching contributions once they have attained age 21 and completed one year of service. Horizon, at its discretion, provides for matching contributions as follows: 100% for the first 2% of a participant’s deferral contribution and 50% for each additional percentage deferred up to a total deferral of 6% (a maximum of 4% matching contribution).
Post-Termination Compensation and Benefits
The employment agreements with Messrs. Dwight, Edwards and Neff provide for the payment of compensation upon a change in control and certain other terminations of employment. Mr. Secor and Ms. DeRuiter each have a change-in-control agreement with Horizon Bank. All the change-in-control arrangements are based on a double trigger, meaning the mere occurrence of a change in control will not itself trigger the payments. Horizon believes these arrangements are necessary in order to attract and retain experienced and talented executive officers in Horizon’s industry, are comparable to arrangements offered by its industry peers, and are consistent with Horizon’s philosophy and compensation objectives.

The agreements with the named executive officers are discussed in more detail below following the Summary Compensation Table and in the discussion of “Potential Payments Upon Termination or Change in Control.”
The Horizon Bancorp Supplemental Executive Retirement Plan (the “Frozen SERP”), a nonqualified deferred compensation plan, was originally effective January 1, 1993, and was frozen effective December 31, 2004. The Frozen SERP provides certain management or highly compensated employees of Horizon and its affiliates with supplemental retirement benefits to help recompense those employees for benefits reduced under the Thrift Plan due to benefit limits imposed by the Code and to permit the deferral of additional compensation. The Frozen SERP is designed and administered to comply with Title I of the Employee Retirement Income Security Act of 1974 and to be exempt from the requirements of Internal Revenue Code Section 409A. The Frozen SERP is administered by the Compensation Committee. Prior to January 1, 2005, a participant in the Frozen SERP could elect each year to defer a percentage of the participant’s total cash compensation. Each year, the Compensation Committee, in its discretion, could elect to have Horizon match the amounts deferred by each participant under the Frozen SERP up to a maximum match of $25,000. The Compensation Committee could also make supplemental contributions in any amount determined by the Compensation Committee in its discretion.
Interest is credited on a participant’s deferred account balance in the Frozen SERP at the five-year U.S. Treasury Bond rate published in The Wall Street Journal and in effect as of the first business day of each calendar month, plus 200 basis points, but not to exceed 120% of the Applicable Federal Long-Term Rate for monthly compounding. Amounts deferred by participants vest immediately. The Compensation Committee can require forfeiture of matching and supplemental contributions if the participant has not completed the number of years of service specified by the Compensation Committee, except when the participant dies while still employed, is determined to be disabled or retires after reaching age sixty-five. Participants or their designated beneficiaries will begin to receive payments under the Frozen SERP within thirty days after the participant’s separation from service. Participants may elect lump sum or installment payments, or a combination of the two, subject to the provisions of the Frozen SERP.
The Frozon SERP was amended effective January 1, 2010, to permit a participant’s account assets to be invested in Horizon common shares, and amended effective December 19, 2017, to allow distributions under the Frozon SERP to be made in cash, Horizon common shares or a combination of both. Participants in the Frozon SERP may change their investment election option once a year.
No additional amounts, except earnings, accrued to the named executive officers under the Frozen SERP for 2017.
Horizon adopted the Horizon Bancorp 2005 Supplemental Executive Retirement Plan (the “2005 SERP”) to replace the Frozen SERP effective January 1, 2005. As with its predecessor, the 2005 SERP provides certain management or highly compensated employees of Horizon and its affiliates with supplemental retirement benefits to help recompense those employees for benefits reduced under the Thrift Plan due to benefit limits imposed by the Code and to permit the deferral of additional compensation. The 2005 SERP is also designed and administered to comply with Title I of the Employee Retirement Income Security Act of 1974 and Code Section 409A, and the 2005 SERP is administered by the Compensation Committee. A participant in the 2005 SERP may elect to defer a percentage of the participant’s total cash compensation each year. The 2005 SERP maximum deferral percentage is limited to 25%.
Each year, the Compensation Committee, in its discretion, may elect to have Horizon match the amounts deferred by each participant under the 2005 SERP up to a maximum match of $25,000 for years prior to 2017 and $35,000 for 2017 and beyond. The Compensation Committee may change the match limit prior to the beginning of any year. The Compensation Committee may also make supplemental contributions in any amount it determines in its discretion.
Interest is credited on a participant’s deferred account balance in the 2005 SERP at the five-year U.S. Treasury Bond rate published in The Wall Street Journal and in effect as of the first business day of each calendar month, plus 200 basis points, but not to exceed 120% of the Applicable Federal Long-Term Rate for monthly compounding. Amounts deferred by participants vest immediately. The Compensation Committee may require forfeiture of matching and supplemental contributions if the participant has not completed the number of years of service specified by the Compensation Committee, except when the participant dies while still employed, is determined to be disabled or retires after reaching age sixty-five. Participants may specify the date or event upon which they or their designated beneficiaries will begin to receive payment under the 2005 SERP and may elect lump sum or installment payments, or a combination of the two, subject to the provisions of the 2005 SERP.
In December 2009, the Board of Directors approved a second SERP investment alternative in the form of Horizon common shares. In December 2017, the 2005 SERP was amended to confirm that distributions can be made in cash, Horizon common shares or a combination of both.
Participants in the 2005 SERP may change their investment election option once a year.
Horizon’s contributions allocated to the named executive officers under the 2005 SERP are included in the All Other Compensation column of the Summary Compensation Table appearing below.
Perquisites and Other Personal Benefits
Horizon provides minimal perquisites and other personal benefits to its executive officers. Messrs. Dwight and Edwards are provided with country club memberships. The costs of the memberships are less than $10,000 per executive officer. No other perquisites or personal benefits are provided to executive officers.
Pay Ratio Disclosure
Horizon has determined the relationship of the annual total compensation of our employees and the annual total compensation of Craig M. Dwight, Horizon’s Chairman of the Board and Chief Executive Officer. For 2017, our last completed fiscal year, (i) the median of the annual total compensation of all employees (other than Mr. Dwight) was $40,481.04; and (ii) the annual total compensation of Mr. Dwight, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $1,103,839.
Based on this information, for 2017, the ratio of the annual total compensation of Mr. Dwight to the median of the annual total compensation of all employees was 25.8 to 1, or, in other words, Mr. Dwight’s annual total compensation was 25.8 times that of the median of the annual total compensation of all employees.
To identify the “median employee” of Horizon, we identified all full-time and part-time employees of Horizon as of December 31, 2017, excluding Mr. Dwight, leased employees or independent contractors, 3 employees acquired in the February branch purchase in Bargersville, Indiana, from First Farmers Bank & Trust Company, 20 employees acquired in the September acquisition of Lafayette Community Bancorp and its banking subsidiary, and 26 employees acquired in the October acquisition of Wolverine Bancorp, Inc. and its banking subsidiary. We then used the employees’ base salary (or wages and overtime for non-salaried employees) plus bonus, on a non-annualized basis for those employed for less than all of 2017, in order to determine annual cash compensation on a consistent basis, and then we ranked all the employees by compensation amount in order to identify the median employee. We believe the use of total cash compensation for all employees is a reasonable and consistently applied compensation measure because we do not widely distribute annual equity awards to employees and all employees participate in Horizon’s Thrift Plan and ESOP on an equal basis.

Once we identified the median employee, we computed the median employee’s annual total compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is the same methodology we use for our named executive officers as set forth in the Summary Compensation Table included in this Proxy Statement.
To determine Mr. Dwight’s annual total compensation, we used the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement.
Other Compensation and Compensation-Related Policies
Clawbacks:   Recovery of Incentive Compensation under the Dodd-Frank Act
Under the Dodd-Frank Act, companies listed on a national securities exchange must adopt a policy providing for the recovery of incentive-based compensation in the event of an accounting restatement based on erroneous data. Under such a policy, compensation would be recovered, or “clawed back,” from any current or former executive officer of the company who received the incentive-based compensation during the three years preceding the date on which the company is required to prepare the restatement. The amount to be recovered would be the excess of the amount that would have been paid to the executive officer under the restatement. Horizon Bank adopted a “claw back” policy in 2009, which covers each exempt employee with the title of Vice President or above or who is a commission-based employee. This policy will be revised as necessary and appropriate in the future if and when the SEC and NASDAQ adopt compensation claw back rules to implement the Dodd-Frank Act requirements, assuming that the Dodd-Frank Act remains in place given its disfavor with the current federal administration.
Anti-Hedging and Anti-Pledging
Horizon’s insider trading policy has historically identified many prohibited transactions for its directors, officers, employees, family members and controlled entities, including hedging and monetization transactions and pledging shares of Horizon’s common stock, for which transactions special pre-clearance with a compliance officer was required. In December 2017, the Board of Directors adopted an even more aggressive stance with respect to these transactions, believing that hedging and pledging transactions could have the effect of diluting the risks and rewards of stock ownership in Horizon and could cause a director or executive officer to have different objectives from Horizon’s other shareholders.
First, the Board of Directors adopted a stand-alone anti-hedging policy (separate from the insider trading policy) that applies to all directors, executive officers, their family members and controlled entities, prohibiting them from purchasing financial instruments or engaging in activities that could reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any Horizon securities. There are no exceptions.
Also, the Board of Directors adopted a stand-alone anti-pledging policy (separate from the insider trading policy) that applies to the same group as the anti-hedging policy. All pledging, hypothecating or encumbering of Horizon securities as collateral for any indebtedness is prohibited, including pledging securities as collateral for margin accounts. However, the Corporate Governance and Nominating Committee of the Board of Directors (formerly known as the Nominating Committee during 2017) may grant prior approval for a pledge of securities in limited circumstances for loans with a clear purpose for use of the proceeds and a well-defined and identifiable source of repayment. Horizon’s directors and executive officers have not requested any pledging of Horizon securities at this time.
Stock Ownership
As previously discussed, all of the named executive officers must comply with the Ownership Guidelines adopted by the Board of Directors. For additional details about the Guidelines, see the “Stock Ownership Guidelines” section above under the “Corporate Governance” heading.

Section 162(m)
Pursuant to Section 162(m) of the Internal Revenue Code, in certain circumstances, the deductibility of compensation paid to any individual executive officer of a public company, including stock-based compensation, is limited to $1 million. Although Horizon retains the discretion to award compensation that exceeds the limits in Section 162(m) of the Internal Revenue Code, the remuneration of its senior executive officers that applies toward the applicable $1 million limit remains under the limit.
Under the tax laws in effect for 2017, certain elements of compensation have historically been excluded from the calculation of the limit, such as certain qualified performance-based awards. The new Tax Cuts and Jobs Act that has gone into effect as of 2018 has modified Section 162(m) in significant ways that could have a material impact on how companies structure executive compensation in the future. Horizon is analyzing the limited guidance on the new law available at present, and will continue to monitor the regulations and guidance that may be issued in upcoming months. Horizon anticipates that the changes to Section 162(m) could have an effect on its compensation policies and practices, but we are not able to predict these effects at this time.

Executive Compensation Tables
The following tables provide information on the 2017 compensation for Horizon’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of Horizon and Horizon Bank. These five individuals are referred to as the “named executive officers.”
Summary Compensation Table for 2017
The table below provides information with respect to the total compensation earned by or paid to the named executive officers for 2017.

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)		($)
Craig M. Dwight	2017	525,000	N/A	199,989	50,000	270,375	58,475	(6)	1,103,839
Chief Executive Officer	2016	455,000	N/A	80,000	80,000	245,700	44,610		905,310
	2015	442,410	N/A	55,301	55,301	201,296	46,582		800,890

Mark E. Secor	2017	272,000	N/A	54,403	13,598	102,000	46,966	(7)	488,967
Chief Financial Officer	2016	253,420	N/A	31,678	31,678	101,368	44,087		462,231
	2015	244,850	N/A	30,606	30,606	85,698	36,343		428,103

Thomas H. Edwards	2017	313,212	N/A	62,649	15,660	133,115	32,516	(8)	557,152
Executive Vice President	2016	304,829	N/A	38,104	38,104	114,311	32,741		528,089
	2015	294,521	N/A	36,815	36,815	73,630	40,018		481,799

James. D. Neff	2017	297,771	N/A	59,557	14,890	166,221	54,331	(9)	592,770
Executive Vice President	2016	287,701	N/A	35,963	35,963	205,577	44,308		609,512
	2015	277,972	N/A	34,747	34,747	207,486	41,867		596,819

Kathie A. DeRuiter	2017	233,000	N/A	46,610	11,652	99,025	43,028	(10)	433,315
Executive Vice President	2016	214,500	N/A	26,813	26,813	85,800	31,909		385,835
	2015	195,000	N/A	14,625	14,625	68,250	26,550		319,050
1.	Includes salary amounts paid and salary amounts deferred by the individual named pursuant to Horizon’s Thrift Plan and the 2005 Supplemental Executive Retirement Plan (“SERP”).

2.
The amount reflects the dollar amount paid under Horizon’s holiday bonus plan, which is available to all employees with the exception of specified executive officers, including Messrs. Dwight, Secor, Edwards and Neff and Ms. DeRuiter. Messrs. Dwight, Edwards and Secor and Ms. DeRuiter are eligible to receive annual bonuses under the Executive Officer Bonus Plan, and if such bonuses are received for a given year, the SEC rules provide that they are to be reported in the Non-Equity Incentive Plan Compensation column of this table.

3.
The amounts in this column reflect the aggregate grant date fair value of option awards during the last three fiscal years in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in the calculation of the option awards reported in this column, please see Note 22 of the Notes to Consolidated Financial Statements in Horizon’s 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

4.
Messrs. Dwight, Edwards and Secor and Ms. DeRuiter received payments under Horizon’s Executive Officer Bonus Plan. The bonus amount for Mr. Neff represents a bonus he receives based on the net profit of the Mortgage Warehouse division. (For more information about the Bonus Plan and for Mr. Neff’s bonus arrangement, see the discussion above in the Compensation Discussion and Analysis.)

5.	The individuals named in the table also received certain perquisites, but the incremental costs of providing the perquisites did not exceed the $10,000 disclosure threshold.
6.
Includes Horizon’s contribution of $5,262 under Horizon’s Employee Stock Ownership Plan and its matching contributions of $10,800 under the Thrift Plan, $35,000 under the SERP and $7,413 in dividends on performance and restricted stock.

7.
Includes Horizon’s contribution of $5,262 under Horizon’s Employee Stock Ownership Plan and its matching contributions of $10,800 under the Thrift Plan, $28,003 under the SERP and $2,901 in dividends on performance and restricted stock.

8.
Includes Horizon’s contribution of $5,262 under Horizon’s Employee Stock Ownership Plan and its matching contributions of $10,800 under the Thrift Plan, $13,000 under the SERP and $3,454 in dividends on performance and restricted stock.

9.
Includes Horizon’s contribution of $5,262 under Horizon’s Employee Stock Ownership Plan and its matching contributions of $10,800 under the Thrift Plan, $35,000 under the SERP and $3,269 in dividends on performance and restricted stock.

10.
Includes Horizon’s contribution of $5,239 under Horizon’s Employee Stock Ownership Plan and its matching contributions of $10,752 under the Thrift Plan, $25,000 under the SERP and $2,037 in dividends on performance and restricted stock.

As discussed above in the Compensation Discussion and Analysis, Horizon and Horizon Bank have entered into employment agreements with Mr. Dwight, Mr. Edwards and Mr. Neff. Mr. Dwight’s agreement provides that Mr. Dwight will continue to serve as Horizon’s and Horizon Bank’s Chairman of the Board and Chief Executive Officer for a term of three years. Mr. Neff’s agreement provides that he will continue to serve as Horizon’s and Horizon Bank’s President for a term of three years. The terms of each of the agreements will be extended for an additional one-year period beyond the then-effective expiration date on each annual anniversary of the date of the agreement until the year in which the executive officer reaches the age of 63, or until 2025 in the case of Mr. Neff, unless Horizon delivers notice to the executive officer within sixty days prior to the expiration of any one-year period that the term will not be extended. Mr. Edwards’ agreement contained a similar provision, so when he reached the age of 63 in 2015, his employment agreement terminated by its terms in July 2017. Mr. Edwards has now retired from Horizon and Horizon Bank, effective December 31, 2017.
Horizon may terminate Mr. Dwight’s or Mr. Neff’s employment immediately for “cause” and also may terminate their employment without cause upon not less than 30 days’ prior notice. Messrs. Dwight and Neff may terminate their employment for “good reason” or upon not less than 30 days’ prior notice without good reason. The definitions of “cause” and “good reason” specified in the employment agreements, along with other key provisions of the employment agreements, are summarized below under “Potential Payments Upon Termination or Change in Control.”)
Messrs. Dwight’s and Neff’s agreements also include provisions that limit the aggregate amount of the payment to an amount that is otherwise deductible by Horizon for federal income tax purposes after application of Code Section 280G and that protect Horizon’s and Horizon Bank’s confidential business information and prohibit competition for specified periods. Mr. Dwight’s agreement prohibits him from competing against Horizon for a two-year period following the date of his termination, and Mr. Neff’s agreement prohibits him from competing against Horizon for a one-year period. Mr. Edwards’ now-terminated agreement continues to prohibit him from competing against Horizon for a one-year period.
Grants of Plan-Based Awards
The following table presents additional information about non-equity incentive awards and long-term equity incentive awards granted to our named executive officers during 2017.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)
		Threshold ($)			Target ($)			Maximum ($)
Name	Grant Date	Short Term Goals	Long Term Goals	Total	Short Term Goals	Long Term Goals	Total	Short Term Goals	Long Term Goals	Total
Craig M. Dwight	March 21, 2017	$28,875	$28,875	$57,750	$115,500	$115,500	$231,000	$168,000	$168,000	$336,000
Mark E. Secor	March 21, 2017	6,800	6,800	13,600	40,800	40,800	81,600	74,800	74,800	149,600
Thomas H. Edwards	March 21, 2017	7,830	7,830	15,660	46,982	46,982	93,964	86,133	86,133	172,266
James D. Neff (1)	March 21, 2017	-	-	40,000	-	-	200,000	-	-	240,000
Kathie A. DeRuiter	March 21, 2017	5,825	5,825	11,650	34,950	34,950	69,900	64,075	64,075	128,150

		Estimated Future Payouts Under Equity Incentive Plan Award (3)			All Other Option Awards: Number of Securities	Exercise or Base	Grant Date Fair Value of Stock
		Threshold (#) 50% Payout	Target (#) 100% Payout	Maximum (#) 125% Payout	Underlying Options (#) (4)	Price of Option Awards ($/sh)	and Options Awards ($)(5)

Craig M. Dwight	March 21, 2017	3,978	7,955	9,944			$199,989
	March 21, 2017				6,887	$25.14	50,000
Mark E. Secor	March 21, 2017	1,082	2,164	2,705			54,403
	March 21, 2017				1,873	25.14	13,598
Thomas H. Edwards	March 21, 2017	1,246	2,492	3,115			62,649
	March 21, 2017				2,157	25.14	15,660
James D. Neff (1)	March 21, 2017	1,185	2,369	2,961			59,557
	March 21, 2017				2,051	25.14	14,890
Kathie A. DeRuiter	March 21, 2017	927	1,854	2,318			46,610
	March 21, 2017				1,605	25.14	11,652
	March 21, 2017
1 Mr. Neff’s bonus is paid pursuant to a separate arrangement from the other named executive officers, each of whom participates in the Executive Officer Bonus Plan.
2 The amounts represent the threshold, target and maximum annual incentive award estimated payouts for the January 1, 2017 – December 31, 2017 performance period. The actual 2017 payout is reported in the 2017 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
3 The amounts represent the threshold, target and maximum share payouts under performance share awards for the January 1, 2017 – December 31, 2019 performance period. The performance share awards are designed to reward the achievement over a three-year performance period of certain performance goals, as described in the Compensation Discussion and Analysis above, under the caption “Long-Term Performance-Based Equity and/or Cash Incentive Program.” The target amount shown represents a 100% payout of the number of shares awarded when the target performance levels are achieved.
4 The amounts in this column represent options awarded under the 2013 Omnibus Plan during 2017.
5 The grant date fair value of stock and option awards has been computed in accordance with FASB ASC Topic 718.

The non-equity incentive awards were made to four of the named executive officers under the Executive Officer Bonus Plan. The fifth named executive officer, Mr. Neff, had the opportunity to earn a cash bonus under a separate plan. A detailed description of the Executive Officer Bonus Plan and Mr. Neff’s plan is provided above under the captions “Overview of Compensation Elements and Mix – Annual Performance-Based Cash Incentive Compensation” and “Detailed Discussion of Compensation Elements – Annual Performance-Based Cash Incentive Compensation” in the Compensation Discussion and Analysis.
The long-term equity incentive awards were made under the 2013 Omnibus Plan and are described in more detail in the Compensation Discussion and Analysis above. The stock options that have been granted in 2017 to executive officers are service based and vest in equal annual installments over a three-year period.
The performance shares that were awarded in 2017 become earned and vested based on the achievement of certain performance goals during a three-year performance period from January 1, 2017 to December 31, 2019, established by the Compensation Committee at the time of the grant. The performance goals are based on a comparison of Horizon’s average performance over the performance period for the return on common equity, compounded annual growth rate of total assets, and return on average assets, all relative to the average performance for publicly traded banks with total assets between $1 billion and $5 billion on the SNL Bank Index for the same measures. Only banks that have reported year-end results by March 1st will be considered for comparison purposes. Each of the three performance goals is weighted roughly equally (34% for return on common equity; 33% for compounded annual growth rate of total assets; and 33% for return on average assets). The payout received by the recipient is determined by whether Horizon achieves the performance goal at a threshold level (50th to 74th percentile relative to the comparative SNL group), a target level (75th to 84th percentile relative to the comparative SNL group), or a maximum level (greater than 84th percentile relative to the comparative SNL group). A performance share award recipient can receive 50% of the award if Horizon achieves the threshold, 100% of the award if Horizon achieves the target, and 125% of the award if Horizon achieves the maximum.
The Compensation Committee has the discretion to make adjustments to the calculations when it deems it warranted due to non-core, non-recurring events and charges, such as those associated with acquisitions and acquisition-related accounting adjustments, but the Compensation Committee has not made any adjustments during 2017. Unless the Compensation Committee determines otherwise, the executive officers are entitled to receive all cash dividends which would have been paid with respect to the performance shares as if they had been actual shares.

Outstanding Equity Awards at Fiscal Year-End for 2017
The following table presents information on stock options, restricted stock and performance shares held by the named executive officers on December 31, 2017.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Craig M. Dwight	-	4,503	N/A	15.89	March 17, 2025	16,571	$454,045	N/A	N/A
	23	13,722	N/A	15.57	March 15, 2026			N/A	N/A
	-	6,887	N/A	25.14	March 21, 2027			N/A	N/A
Mark E. Secor	-	7,476	N/A	15.89	March 17, 2025	6,124	167,798	N/A	N/A
	-	8,151	N/A	15.57	March 15, 2026			N/A	N/A
	-	1,873	N/A	25.14	March 21, 2027			N/A	N/A
Thomas M. Edwards	8,671	-	N/A	13.49	June 18, 2023	7,254	198,760	N/A	N/A
	7,644	-	N/A	14.80	March 18, 2024			N/A	N/A
	5,995	2,997	N/A	15.89	March 17, 2025			N/A	N/A
	3,268	6,536	N/A	15.57	March 15, 2026			N/A	N/A
	-	2,157	N/A	25.14	March 21, 2027			N/A	N/A
James D. Neff	-	2,829	N/A	15.89	March 17, 2025	6,865	188,101	N/A	N/A
	-	6,169	N/A	15.57	March 15, 2026			N/A	N/A
	-	2,051	N/A	25.14	March 21, 2027			N/A	N/A
Kathie A. DeRuiter	2,944	-	N/A	13.49	June 18, 2023	4,494	123,136	N/A	N/A
	2,596	-	N/A	14.80	March 18, 2024			N/A	N/A
	2,381	1,190	N/A	15.89	March 17, 2025			N/A	N/A
	2,299	4,599	N/A	15.57	March 15, 2026			N/A	N/A
	-	1,605	N/A	25.14	March 21, 2027			N/A	N/A
1. All options have a ten-year life with pro-rata vesting over a three- or five-year period from the grant date.
2. The shares represented could not be acquired by the named executive officers as of December 31, 2017.
3. Consists of awards of performance shares.

Option Exercises and Stock Vested for 2017
The following table presents information on the exercise by named executive officers of stock options during 2017 and the shares of restricted stock and performance share awards held by named executive officers that vested during 2017. At December 31, 2017, performance share awards were not yet determinable for the performance period ended December 31, 2017. A detailed description of how performance shares are earned and vested appears above in the Compensation Discussion and Analysis.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig M. Dwight	38,007	$474,317	1,520	$38,213
Mark E. Secor	20,938	260,798	908	22,827
Thomas H. Edwards	-	-	1,119	28,132
James D. Neff	24,254	278,834	1,064	26,749
Kathie A. DeRuiter	-	-	380	9,553
1 Amounts reflecting value realized upon exercise of options are based on the difference between the closing price for a share on the date of exercise and the exercise price for a share.

Nonqualified Deferred Compensation for 2017
The following table presents information on compensation deferred by and matching contributions for each of the named executive officers under either or both the Frozen SERP and 2005 SERP, which plans are discussed above in the Compensation Discussion and Analysis.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Craig M. Dwight	$70,001	$35,000	$54,618	$-	$1,806,857
Mark E. Secor	56,005	28,003	9,121	-	576,555
Thomas H. Edwards	26,000	13,000	16,062	-	1,351,927
James D. Neff	70,469	35,000	24,611	-	1,405,310
Kathie A. DeRuiter	50,000	25,000	6,442	-	435,012
1 Executive contributions are included in the “Salary” column of the Summary Compensation Table and Registrant Contributions are included in the “All Other Compensation” column of the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control
Horizon and Horizon Bank have agreements with the named executive officers and plans in which the named executive officers participate that provide for benefits upon the resignation, severance, retirement or other termination of the named executive officers.
Employment and Change-in-Control Agreements
The employment agreement with Mr. Dwight discussed above provides for certain payments and additional benefits to be paid to Mr. Dwight depending on the nature of any termination of the employment agreement. The circumstances that would entitle Mr. Dwight to additional payments and benefits include the following: (i) if Horizon terminates Mr. Dwight’s employment without cause; (ii) if Mr. Dwight terminates his employment with good reason; (iii) if Horizon terminates Mr. Dwight’s employment within six months following a change in control; (iv) if Mr. Dwight terminates his employment following a change in control because certain events occur impacting Mr. Dwight’s employment arrangement, such as reductions in duties, responsibilities, salary or benefits, or a required geographical relocation; and (v) if Mr. Dwight terminates his employment during a 30-day period beginning on a date six months following the date of a change in control. In any of these circumstances, Horizon will pay Mr. Dwight an amount equal to two times his then-current annual base salary plus his bonus for the previous two calendar years and will provide for Mr. Dwight to receive health and life insurance benefits for a two-year period, as well as reimbursement of up to $30,000 for expenses in searching for a new position.
The employment agreements with Mr. Edwards and Mr. Neff discussed above provide that if Horizon terminates Mr. Edwards’ or Mr. Neff’s employment without cause, or if Mr. Edwards or Mr. Neff terminates his employment with good reason, Horizon will pay each an amount equal to his then-current annual base salary, plus an amount equal to the average of his bonus for the prior two years. If Mr. Edwards’ or Mr. Neff’s employment is terminated upon a change in control of Horizon (i) by Horizon, within six months following a change in control; (ii) by either Mr. Edwards or Mr. Neff following a change in control because certain events occur impacting their employment arrangements, such as reductions in duties, responsibilities, salary or benefits, or a required geographical relocation; and (iii) by Mr. Edwards or Mr. Neff during a 30-day period beginning on a date six months following the date of a change in control, then Horizon will pay each an amount equal to twice his then-current annual base salary, plus an amount equal to the average of his bonus for the past two years. If Mr. Edwards’ or Mr. Neff’s employment were terminated for any of the preceding reasons, each would also be entitled to receive health and life insurance benefits for a one-year period as well as reimbursement of up to $20,000 for expenses in searching for a new position, subject to certain restrictions.
The definitions of the terms “cause,” “good reason” and “change in control” are central to an understanding of the potential payments to the executive officers pursuant to their agreements. The definitions in the agreements are summarized in the following paragraphs.
Under Messrs. Dwight’s, Edwards’ and Neff’s employment agreements, Horizon has “cause” to terminate the executive officer if he breaches any provision of the agreement, is prohibited from participating in the conduct of Horizon Bank’s affairs pursuant to an order issued under specified provisions of the Federal Deposit Insurance Act, or if he has engaged in any of the specific activities listed in the agreement, including the following:
•	an intentional act of fraud, embezzlement, theft or personal dishonesty;
•	willful misconduct;
•	breach of fiduciary duty involving personal profit in the course of the executive’s employment;
•	intentional wrongful damage to Horizon’s business or property, causing material harm to Horizon; or
•	gross negligence or insubordination in the performance of the executive’s duties, or the executive’s refusal or repeated failure to carry out lawful directives of the Board.

A termination by the executive officer is for “good reason” if we take any of the following actions without the executive’s prior written consent:
•	require the executive to move his office to a location more than 30 miles from his principal residence;
•
reduce the executive’s then-current annual base salary by a material amount, unless the reduction is part of an institution-wide reduction and proportionate to the reduction in the base salaries of all other Horizon executive officers;

•
remove the executive from participation in any incentive compensation or performance-based compensation plans, unless we terminate the participation of all of Horizon’s other executive officers in the plans;

•
reduce any material benefit plan or program or deprive the executive of any such benefit enjoyed by him, unless part of an institution-wide reduction and applied similarly to all of Horizon’s other executive officers;

•	assign the executive duties and responsibilities materially different from those normally associated with his position as described in the agreement;
•	materially reduce the executive’s responsibilities or authority (including reporting responsibilities) in connection with his employment;
•	materially reduce the executive’s secretarial or administrative support; or
•	breach any provision of the agreement.

A “change in control” would include any of the following events:
•
A merger, consolidation or similar transaction involving Horizon or Horizon Bank that results in the shareholders immediately prior to the transaction owning shares of the surviving or combined entity possessing voting rights equal to or less than 50 percent of the voting rights of all shareholders of such entity, determined on a fully diluted basis;

•	A sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of Horizon or Horizon Bank;
•
A tender, exchange, sale or other disposition (other than a disposition of the stock in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchase (other than by Horizon, an employee benefit plan of Horizon or Horizon Bank, or members of Horizon’s or Horizon Bank’s Board of Directors) of shares representing more than 25 percent of the voting power of Horizon or Horizon Bank; or

•
During any period of two consecutive years, the individuals who constituted the Board of Directors as of the date of the executive’s agreement cease for any reason to constitute at least a majority of the Board’s members, unless the election of each director at the beginning of the period has been approved by directors representing at least a majority of the directors then in office.

A change in control will not occur, however, if (i) Horizon issues stock in a public offering; (ii) in connection with a transaction approved by a majority of shareholders or in which a majority of the shareholders (other than shareholders subject to Securities Exchange Act of 1934 Section 16(b)) have tendered their shares; or (iii) due to stock ownership by any Horizon employee benefit plan.
As previously discussed, Mr. Edwards’ agreement has now terminated, and Mr. Edwards retired from Horizon and Horizon Bank, effective December 31, 2017.
If Mr. Dwight’s, Mr. Edwards’ or Mr. Neff’s employment had been terminated in connection with a change in control as of December 31, 2017, each would have been entitled to a severance amount and other benefits under his employment agreement in the following amounts: Mr. Dwight $1,627,464; Mr. Edwards $785,832; and Mr. Neff $823,324. If Mr. Dwight’s, Mr. Edwards’ or Mr. Neff’s employment had been terminated by Horizon without cause, or by the executive with good reason as of December 31, 2017, each would have been entitled to a severance amount and other benefits under his employment agreement in the following amounts: Mr. Dwight $1,627,464; Mr. Edwards $472,620; and Mr. Neff $525,553. If Mr. Dwight’s, Mr. Edwards’ or Mr. Neff’s employment had been terminated by Horizon with cause, by the executive without good reason or due to the executive’s death or disability, each executive, or his estate in the event of death, would have been entitled to the payment of vested or accrued amounts under incentive compensation and employee benefits plans and life insurance proceeds. None of Messrs. Dwight, Edwards or Neff held any vested options or other plan awards or was entitled to any benefits other than pursuant to life insurance policies as of December 31, 2017. Therefore, if Messrs. Dwight’s, Edwards’ or Neff’s employment had terminated on December 31, 2017, the only amounts payable would have been life insurance and salary continuation proceeds in the amount of $800,000 for Mr. Dwight, $800,000 for Mr. Edwards and $800,000 for Mr. Neff, or to each of their estates.
The other two named executive officers, Mr. Secor and Ms. DeRuiter, are each party to a change in control agreement with Horizon Bank. Mr. Secor’s agreement, originally entered into on August 28, 2007, was amended effective as of January 1, 2009, to reflect the change in his title and responsibilities as of that date. Ms. DeRuiter’s agreement was entered into on September 20, 2016. In both Mr. Secor’s agreement and Ms. DeRuiter’s agreement, the definition of “change in control” is the same as the definition described above in connection with the discussion of the employment agreements of Messrs. Dwight, Edwards and Neff.
Mr. Secor’s and Ms. DeRuiter’s agreements provide that upon a change in control, a new one-year term of employment will commence for the executive officer at the same base salary that the executive officer was receiving at the time of the change in control and such salary may be increased but not reduced following the change in control. If Horizon had terminated either executive officer’s employment without “cause” or if either executive officer had terminated his or her employment without “good reason” immediately after a change in control as of December 31, 2017, the amount Mr. Secor would have been paid under his agreement would have been $272,000, and the amount Ms. DeRuiter would have been paid under her agreement would have been $233,000. These amounts exclude stock options that vest upon a change in control, which are discussed below.
Under Mr. Secor’s and Ms. DeRuiter’s change in control agreements, “cause” is defined as: (i) personal dishonesty; (ii) incompetence; (iii) willful misconduct; (iv) willful violation of any law, rule, regulation or Horizon Bank policy or final cease-and-desist order (other than traffic violations or smaller offenses); (v) any removal and/or permanent prohibition from participating in the conduct of Horizon Bank’s or any affiliate’s affairs; or (v) any material breach of any term, condition or covenant of the change in control agreement.
Mr. Secor’s change in control agreement defines “good reason” as: (i) any action by Horizon Bank to remove him as Chief Financial Officer, except where Horizon Bank properly acts to remove him from such office for “cause”; (ii) any action by Horizon Bank to materially eliminate, limit, increase, or modify his duties and/or authority as Chief Financial Officer; (iii) any failure of Horizon Bank or Horizon to obtain the assumption of the obligation to perform the obligations under the change in control agreement by any successor company; or (iv) any intentional breach by Horizon Bank of a term, condition or covenant of the change in control agreement. Ms. DeRuiter’s change in control agreement defines “good reason” as (i) any action by Horizon Bank to materially eliminate, limit, or reduce her duties and/or authority as Executive Vice President and Senior Operations Officer; or (ii) any material breach by Horizon Bank of a term, condition or covenant of the change in control agreement.
In the event of death during 2017, Mr. Secor’s estate would have been entitled to life insurance and salary continuation proceeds in the amount of $772,000, and Ms. DeRuiter’s estate would have been entitled to life insurance and salary continuation proceeds in the amount of $699,000.
If any of Messrs. Dwight, Edwards, Neff or Secor or Ms. DeRuiter qualifies as a “key employee” under Internal Revenue Code Section 409A at the time of their separation from service, Horizon may not make certain payments of nonqualified deferred compensation to them earlier than six months following the date of their separation from service (or, if earlier, the date of their death). Each of Messrs. Dwight, Edwards, Neff and Secor and Ms. DeRuiter currently is considered to be a “key employee.”

Other Benefits Upon Termination or Change in Control
In the event of a change in control of Horizon, the recipient of stock options, shares of restricted stock and performance share awards granted to executive officers under the 2003 Omnibus Plan or the 2013 Omnibus Plan (collectively, “Omnibus Plans”) that are then outstanding and that either are not then exercisable or are subject to any restrictions will become immediately exercisable, and all restrictions will be removed, as of the first date that the change in control has been deemed to have occurred. Any performance criteria will be deemed to have been satisfied at the target level specified in the award. In addition, stock options granted to executive officers will be vested and fully exercisable as of the date of death, disability or retirement of the executive officer.
The Omnibus Plans provide that a “change in control” will be deemed to have occurred if any of the following conditions or events occurs: (i) any merger, consolidation or similar transaction which involves Horizon and in which persons who are the shareholders of Horizon immediately prior to the transaction own, immediately after the transaction, shares of the surviving or combined entity which possess voting rights equal to or less than 50% of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of Horizon; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of Horizon or Horizon Bank in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchase (other than purchases by Horizon or any Horizon sponsored employee benefit plan, or purchases by members of the Board of Directors of Horizon or any subsidiary) of shares which represent more than 25% of the voting power of Horizon or Horizon Bank; or (iv) during any period of two consecutive years, individuals who at the dates of the adoption of the Omnibus Plans constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election of each director at the beginning of the period has been approved by directors representing at least a majority of the directors then in office.
The Omnibus Plans provide, however, that a change in control will not be deemed to have occurred (i) as a result of the issuance of stock by Horizon in connection with any public offering of its stock; (ii) with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not persons subject to liability under Section 16(b) of the Securities Exchange Act of 1934; or (iii) due to stock ownership by the Horizon Bancorp Employees’ Stock Ownership Plan Trust, which forms a part of the Horizon Bancorp Employees’ Stock Ownership Plan, the Horizon Bancorp Employee’s Thrift Plan Trust Agreement, which forms a part of the Horizon Bancorp Employee’s Thrift Plan, or any other employee benefit plan.
If a change in control had occurred as of December 31, 2017, the stock options, restricted stock and performance share awards granted to executive officers that were not previously vested would have become fully vested as of that date. The outstanding stock options and performance share awards for the executive officers are discussed in more detail in the discussion of Outstanding Equity Awards at Fiscal Year-End for 2017. The Omnibus Plans are discussed in more detail above in the Compensation Discussion and Analysis.

Compensation of Directors
The following table presents information about our compensation of members of the Board of Directors. Information on the compensation received by Mr. Dwight, who is a named executive officer, is included in the Summary Compensation Table above. Mr. Dwight does not receive any additional compensation for service on the Board of Directors.
Director Compensation for 2017
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Susan D. Aaron	$35,016	$19,984	N/A	N/A	$-	$-	$55,000
Eric P. Blackhurst (1)	8,333	-	N/A	N/A	-	-	8,333
Lawrence E. Burnell	34,016	19,984	N/A	N/A	-	-	54,000
James B. Dworkin	32,016	19,984	N/A	N/A	-	-	52,000
Daniel F. Hopp	40,016	19,984	N/A	N/A	-	-	60,000
Michele M. Magnuson	30,016	19,984	N/A	N/A	-	-	50,000
Larry N. Middleton	32,016	19,984	N/A	N/A	-	-	52,000
Peter L. Pairitz	30,016	19,984	N/A	N/A	-	-	50,000
Steven W. Reed	38,016	19,984	N/A	N/A	-	-	58,000
Robert E. Swinehart	30,016	19,984	N/A	N/A	-	-	50,000
Spero W. Valavanis	32,016	19,984	N/A	N/A	-	-	52,000
Maurice F. Winkler, III	30,016	19,984	N/A	N/A	-	-	50,000
¹
Mr. Blackhurst joined the Board of Directors in October 2017 following the merger of Wolverine Bancorp, Inc. into Horizon. Mr. Blackhurst was a director of Wolverine Bancorp, Inc. at the time of the merger.

Horizon paid each of its non-employee directors a cash retainer of $30,000 and a retainer in common shares equal in value to $20,000 for their services in 2017. Active employees of Horizon and/or Horizon Bank receive no separate compensation for their services as directors. The Chairperson of the Compensation Committee receives an additional $5,000, the Chairperson of the Enterprise Risk Management and Credit Policy Committee (formerly known as the Loan Committee) receives an additional amount of $4,000, the Chairperson of the Audit Committee receives an additional $8,000 and the Chairpersons of the Asset Liability Committee and Trust Committee receive an additional $2,000. The Lead Director receives an additional fee of $10,000. Directors do not receive additional compensation for attending meetings of committees of the Board or for special assignments or meetings.
In April 2012, the Board adopted Guidelines that require each independent director to maintain ownership of common shares having a value equal to at least three times their annual retainer. The Guidelines are discussed above in the “Stock Ownership Guidelines” section under “Corporate Governance.” All of the members of the Horizon Board of Directors also serve as directors of Horizon Bank, which is an Indiana state bank. All of the directors satisfy the Guidelines.
Horizon sponsors a Directors’ Deferred Compensation Plan, which allows non-employee directors of Horizon and Horizon Bank to elect to defer the receipt of fees for their services. Earnings on fees deferred under the plan are based on the five-year Treasury rate plus 200 basis points but not to exceed 120% of the Applicable Federal Long-Term Rate for monthly compounding. The deferred fees may be invested in Horizon common shares. Distributions of deferred fees are made to participants or their beneficiaries in a lump sum or annual installments, or in Horizon common shares, upon death or disability of the participants or as designated by participants. Participants have no rights to amounts deferred other than rights as general creditors of Horizon.

Report of the Audit Committee
This report is being provided to inform shareholders of the Audit Committee’s oversight with respect to Horizon’s financial reporting.
Review with Management and Independent Auditors
The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2017. In addition, the Audit Committee has discussed with BKD, LLP all communications required by generally accepted auditing standards, including the matters required to be discussed by the Statement of Auditing Standards No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from BKD, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD, LLP’s communications with the Audit Committee concerning independence, and has discussed with BKD, LLP their independence.
Conclusion
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the Securities and Exchange Commission.
Steven W. Reed, Chairperson
James B. Dworkin
Larry N. Middleton
Robert E. Swinehart

Common Share Ownership of Management and Certain Beneficial Owners
Security Ownership of Management
The following table sets forth the number and percent of common shares beneficially owned by the directors, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group as of January 1, 2018. On that date, 25,529,819 Horizon common shares were issued and outstanding. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Horizon Bancorp, 515 Franklin Street, Michigan City, Indiana 46360.

Name	Shares Beneficially Owned(1)		Percentage
Directors:
Susan D. Aaron	37,303	(2)	*
Eric P. Blackhurst	3,661	(3)	*
Lawrence E. Burnell	21,812	(4)	*
Craig M. Dwight	269,434	(5)	1.1%
James B. Dworkin	21,411	(6)	*
Daniel F. Hopp	45,998	(7)	*
Michele M. Magnuson	39,319	(8)	*
Larry N. Middleton	47,780	(9)	*
Peter L. Pairitz	134,562	(10)	*
Steven W. Reed	12,327	(11)	*
Spero W. Valavanis	41,625	(12)	*
Maurice F. Winkler III	40,838	(13)	*
Named Executive Officers:
Kathie A. DeRuiter	52,188	(14)	*
Thomas H. Edwards	122,655	(15)	*
James D. Neff	209,014	(16)	*
Mark E. Secor	30,054	(17)	*
All Directors and Executive Officers as a Group (17 Persons):	1,168,516	(18)	4.6%
*Beneficial ownership is less than one percent.
1.
The information shown regarding shares beneficially owned is based upon information furnished to Horizon by the individuals listed. The nature of beneficial ownership, unless otherwise noted, represents sole voting or investment power. Stock options that vested on or before March 1, 2018, are included in the number of shares beneficially owned.

2.	All of the shares are owned directly by Ms. Aaron and held in her revocable living trust.
3.	All of the shares are owned directly by Mr. Blackhurst.
4.	Consists of 6,112 shares owned directly by Mr. Burnell and 15,700 shares held by a trust for which Mr. Burnell is the grantor and serves as trustee.
5.
Consists of 23 vested stock options, 1,125 shares owned directly by Mr. Dwight, 148,893 shares owned jointly by Mr. Dwight and his spouse, 93,193 shares held by the ESOP and 26,200 shares held by the Thrift Plan.

6.	Consists of 2,097 shares owned directly by Mr. Dworkin and 19,314 shares owned jointly by Mr. Dworkin and his spouse.
7.	Consists of 22,449 shares owned directly by Mr. Hopp and 23,549 shares held by a trust for which Mr. Hopp is the grantor and serves as trustee.
8.	Consists of 12,092 shares held by an IRA and 27,227 shares held by a trust for which Ms. Magnuson is the grantor and serves as trustee.
9.	Consists of 3,967 shares owned directly by Mr. Middleton, 40,933 shares held by a trust for which Mr. Middleton is the grantor and serves as trustee and 2,880 shares owned by his spouse.
10.	All of the shares are owned directly by Mr. Pairitz.
11.	All of the shares are owned directly by Mr. Reed.
12.	All of the shares are owned directly by Mr. Valavanis.

13.
Consists of 15,331 shares held by a trust for which Mr. Winkler is the grantor and serves as trustee, 8,000 shares held by an IRA, 11,001 shares held by his spouse and 6,506 shares for which he shares voting power.

14.	Consists of 272 shares owned directly by Ms. DeRuiter, 19,048 shares held by the ESOP; 12,711 shares held by the Thrift Plan 10,220 vested stock options and 9,937 shares held in the 2005 SERP.
15.
Consists of 1,269 shares owned directly by Mr. Edwards, 3,375 shares owned by Mr. Edwards’ spouse, 42,692 shares held in the 2005 SERP, 16,411 shares held by the ESOP, 21,640 shares held by the Thrift Plan and 37,268 vested stock options.

16.	Consists of 146,777 shares owned directly by Mr. Neff, 30,038 shares held in the 2005 SERP, 13,111 shares held by the ESOP and 19,088 shares held by the Thrift Plan.
17.	Consists of 3,148 shares owned directly by Mr. Secor, 4,970 shares held by the ESOP, 8,981 shares held by the Thrift Plan and 12,955 shares held in the 2005 SERP.
18.
Includes 69,913 shares covered by stock options and 320,089 shares as to which voting and investment powers are shared by members of the group with their spouses or other family members or held by trusts.

Security Ownership of Certain Beneficial Owners
Based upon and in reliance on ownership information provided in Schedule 13G filings made with the SEC, the only shareholder or group of shareholders beneficially owning more than 5% of the outstanding Horizon common shares was BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. In a Schedule 13G filed on February 1, 2018, BlackRock, Inc. reported beneficial ownership of 1,286,963 Horizon common shares, representing 5.1% of the outstanding Horizon common shares.
Certain Business Relationships and Transactions
In accordance with our Audit Committee Charter and NASDAQ requirements, during 2017 the Audit Committee was responsible for reviewing and approving the terms and conditions of all related person transactions. Following the expansion of its areas of responsibilities and adoption of a new Charter, the Corporate Governance and Nominating Committee of Horizon’s Board, formed in December 2017, will assume responsibility for related person transactions. Horizon’s Amended and Restated Articles of Incorporation provided the procedures for the Board to follow in approving or ratifying transactions with Horizon in which a director has a direct or indirect interest. The Articles provide that such transactions will be approved or ratified upon the affirmative vote of a majority of the directors on the Board or a Board committee who do not have a direct or indirect interest in the transaction or by a vote of the shareholders. Horizon’s Code of Ethics for Executive Officers and Directors and the Advisor Code of Conduct for Horizon and Horizon Bank provide the policies and procedures for the review and approval or ratification of conflict of interest transactions. Any situations involving potential conflicts of interest involving an executive officer, director or member of his or her family, if material, are to be reported and discussed with the Code of Ethics contact person. For executive officers, the contact person is the Chief Executive Officer, or if the executive officer believes it more appropriate, the Chairman of the Audit Committee during 2017 and the Chairman of the Corporate Governance and Nominating Committee or the Lead Director during 2018. For the Chief Executive Officer and directors, the contact person is the Chairman of the Audit Committee during 2017 and the Chairman of the Corporate Governance and Nominating Committee or the Lead Director during 2018.
Directors and executive officers of Horizon and their associates were customers of, and had transactions with, Horizon Bank in the ordinary course of business during 2017. Horizon expects that comparable transactions will occur in the future. These transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated third parties. In the opinion of Horizon’s management, these transactions did not involve more than normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

Proposal 2
Approval of Amended and Restated Articles of Incorporation
 (Grant shareholders the right to amend Bylaws; Add “Inc.” to Horizon Name)

The second matter to be acted upon by the shareholders at the Annual Meeting is consideration of the Amended and Restated Articles of Incorporation for Horizon (the “Proposed Articles”). The Proposed Articles make changes designed to conform to current interpretations of the Indiana Business Corporation Law (“IBCL”) and to grant shareholders an additional right not provided for in the IBCL, specifically, the right to amend Horizon’s Bylaws. The Board of Directors believes that the adoption of the Proposed Articles is in the best interests of Horizon and its shareholders, and the Board of Directors has recommended approval of the Proposed Articles to the shareholders.
A summary of all the material and substantive changes reflected in the Proposed Articles is provided below. Although we believe every material change to the current Articles of Incorporation is described in this Proxy Statement, shareholders are strongly encouraged to read the complete text of the Proposed Articles, which is set forth in Appendix A to this Proxy Statement.
In order to approve the Proposed Articles, more votes must be cast in favor of this Proposal 2 than are cast against it at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast for this purpose, and neither will have an effect on the outcome.
If the shareholders approve the Proposed Articles, then the Proposed Articles will become effective on the date upon which they are approved for filing by the Indiana Secretary of State, after an initial review by the Indiana Department of Financial Institutions. A new law effective January 1, 2018 requires the Indiana Department of Financial Institutions to review and approve all name change filings when the name includes banking words, such as “Bancorp.”
The Board of Directors unanimously recommends that shareholders vote “FOR”
Proposal 2 to approve and adopt the Amended and Restated Articles of Incorporation.
(Item 2 on the Proxy Card)

Summary of Material and Substantive Changes Reflected in the Proposed Articles

Shareholders are granted the right to amend Horizon’s Bylaws. Under the IBCL, the right to amend an Indiana corporation’s bylaws is vested exclusively in the corporation’s board of directors. Section 9.2 of Horizon’s current Articles of Incorporation reflects that law and allows only its Board of Directors to make changes to its Bylaws. However, the IBCL does allow a corporation to adopt alternatives to this director exclusivity in its articles of incorporation.
Horizon’s Board of Directors closely follows the available guidance on corporate governance best practices. In the last several years, a clear philosophy has emerged that the right to amend a public company’s bylaws is a fundamental shareholder right. In fact, Institutional Shareholder Services, a proxy advisory firm, in its 2017 U.S. voting policies included a policy recommending adverse votes against governance committee members of companies with charters imposing restrictions on shareholders’ rights to amend bylaws.
The Board of Directors believes the shareholders should have the right to amend Horizon’s Bylaws, coextensive with the Board of Directors’ continued right to also amend the Bylaws, and so the Board of Directors has proposed that Section 9.2 of Horizon’s current Articles of Incorporation should be amended to read as follows:
SECTION 9.2          ADOPTION AND AMENDMENT OF BYLAWS. Except as otherwise expressly provided in these Articles of Incorporation or the Law, the Bylaws of the Corporation may be made, altered, amended or repealed by either

(1) the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, or (2) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Section 9.2 as a single voting group.
Horizon will change its name from “Horizon Bancorp” to “Horizon Bancorp, Inc.”          The IBCL, originally adopted in 1986, has historically required all Indiana corporate names to include the word “corporation,” “incorporated,” “company,” or “limited,” or the abbreviation “corp.,” “inc.,” “co.,” or “ltd.,” or words or abbreviations of like import in another language. Horizon legally adopted its name “Horizon Bancorp” upon formation in 1983, under the predecessor law to the IBCL. The various incumbents serving as the Indiana Secretary of State since adoption of the IBCL in 1986 have either treated the name “Horizon Bancorp” as grandfathered in from the prior law or have accepted “Bancorp” as sufficiently close to “Corp” and indicative of a corporate entity to satisfy the statute.
In the course of making routine corporate filings with the Indiana Secretary of State during the past few years, Horizon has been informed that the current administration in the Indiana Secretary of State’s office considers Horizon’s name nonconforming. In addition, Indiana has adopted a revised name statute (Indiana Code § 23-0.5-3-2) as part of its new Uniform Business Organizations Code, effective January 1, 2018. The new statute continues to require corporate names to include the same specific words or abbreviations, without exception, and we believe that the Indiana Secretary of State’s office might no longer accept names adopted legally in 1983.
The Board of Directors believes that it is in the best interests of Horizon and its shareholders to take steps to bring its name into strict conformance with the new Indiana statute in order to avoid potential delays or refusals to file its future routine and other Indiana Secretary of State filings, as well as potentially to avoid similar problems in other states.
Accordingly, Section 1.1 of the current Articles of Incorporation is proposed to be amended in the Proposed Articles to read as follows:
SECTION 1.1 CORPORATE NAME. The name of the corporation is Horizon Bancorp, Inc. (the “CORPORATION”).
Other Changes Reflected in the Proposed Articles

Only two other changes appear in the Proposed Articles. First, in Section 7.15, we have corrected a typographical error and changed a reference to “this Article 1” to “this Article 7.”
Next, the language in Section 8.1 referred to a provision becoming effective “eighteen months after the adoption of these Amended and Restated Articles of Incorporation by the shareholders.” At the time, the language was referring to the Amended and Restated Articles of Incorporation approved by the shareholders at the Annual Meeting held on May 8, 2003. Hence, the effective date referred to as falling eighteen months later was November 8, 2004. In order to avoid any confusion or doubt in interpreting Section 8.1 going forward, particularly since we are proposing to adopt a new form of Amended and Restated Articles of Incorporation at this time, we have modified Section 8.1 to say specifically “effective as of November 8, 2004.”
Proposal 3
Approval of Amended and Restated 2013 Omnibus Equity Incentive Plan
The third matter to be acted upon by the shareholders at the Annual Meeting is consideration of the Amended and Restated 2013 Omnibus Equity Incentive Plan (the “Amended 2013 Omnibus Plan”).

The 2013 Omnibus Equity Incentive Plan (the “2013 Omnibus Plan”) was originally approved by the shareholders in May 2014 as an equity-based incentive compensation plan designed to further the growth and financial success of Horizon by aligning the interests of directors, officers and employees with the interests of shareholders through awards of common shares and other equity incentives. At this time, the Board of Directors is proposing that the shareholders approve the Amended 2013 Omnibus Plan to make the changes described and summarized below.
Summary of Changes Reflected in the Amended Omnibus Plan
The Amended 2013 Omnibus Plan creates a category of incentive awards called “Other Stock-Based Awards,” in addition to the already permitted nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units and performance shares. “Other Stock-Based Awards” refers to any other type of award involving shares of Horizon’s common stock and any award that is valued in whole or in part by reference to shares of Horizon’s common stock. As is the case with the other types of equity incentive awards historically available under the 2013 Omnibus Plan, the new awards arising as “Other Stock-Based Awards” will be granted by the Compensation Committee of the Board of Directors and subject to the terms and conditions determined by the Compensation Committee in the individual award agreements.
The primary benefit to Horizon from the addition of “Other Stock-Based Awards” is that it will provide Horizon with the flexibility to use shares of its common stock registered from the Amended 2013 Omnibus Plan to fund common stock elections, if any, under its deferred compensation programs, including its director deferred compensation plans and its supplemental executive retirement plans, that are fully funded by the participant.
In addition to the amendments relating to Other Stock-Based Awards, the Board of Directors has proposed an amendment to clarify that incentive stock options cannot be exercised more than three months after the participant’s termination of service for any reason other than disability or death, or one year after the participant’s termination of service due to disability or death. The references to death were added.
This summary highlights the material changes to the 2013 Omnibus Plan but does not purport to address each specific change. Shareholders are strongly encouraged to read the complete text of the Amended 2013 Omnibus Plan, which is set forth in Appendix B to this Proxy Statement.
Shareholder Approval and Board Recommendation
The proposal to approve the Amended 2013 Omnibus Plan requires that a majority of the votes cast at the Annual Meeting vote in favor of the proposal. This means that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Abstentions and broker non-votes are not considered votes cast for this purpose, and neither will have an effect on the outcome.
The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the Amended and Restated 2013 Omnibus Equity Incentive Plan

(Item 3 on the Proxy Card)

Summary of the Amended 2013 Omnibus Plan
The following discussion summarizes the material features of the Amended 2013 Omnibus Plan, which have been previously disclosed in our historical SEC filings, but which are required to be repeated in this filing since the Amended 2013 Omnibus Plan is being submitted to a shareholder vote. The summary does not purport to be a complete description of all the provisions of the Amended 2013 Omnibus Plan and is qualified in its entirety by the terms of the Amended 2013 Omnibus Plan, a copy of which is included in this Proxy Statement as Appendix B.

Purpose
The primary purpose of the Amended 2013 Omnibus Plan is to promote the growth and financial success of Horizon by providing incentives to employees and non-employee directors so as to align their interests, through ownership of Horizon common shares and other awards, with the interests of Horizon’s shareholders. The Amended 2013 Omnibus Plan is designed to provide an incentive for excellence in individual performance and teamwork. The Amended 2013 Omnibus Plan also is designed to provide flexibility to Horizon with regard to its ability to motivate, attract and retain the services of employees and non-employee directors who make significant contributions to Horizon’s success and to allow such employees and non-employee directors to share in that success.
Term
The Amended 2013 Omnibus Plan is effective for a ten-year term that commenced on February 1, 2013.
Administration
The Amended 2013 Omnibus Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will be composed of no fewer than three directors, each of whom will qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), and as “independent” under the director independence requirements of the NASDAQ Stock Market.
The Committee has the sole authority, subject to the terms of the Amended 2013 Omnibus Plan, to:
•	Select participants
•	Determine the sizes and types of awards
•	Determine the terms and conditions of awards
•	Construe and interpret the Amended 2013 Omnibus Plan
•	Establish, amend and waive the rules and regulations for administering the Amended 2013 Omnibus Plan
•	Amend the terms and conditions of outstanding awards and the applicable award agreements

All decisions made by the Committee will be final and binding.
Eligibility
All employees and non-employee directors of Horizon and any of its subsidiaries or affiliates (the term “Horizon” is used in this summary of the Amended 2013 Omnibus Plan to include any subsidiaries or affiliates) are eligible to receive awards as participants under the Amended 2013 Omnibus Plan. Currently, there are approximately 134 employees and non-employee directors who are eligible for grants under the Amended 2013 Omnibus Plan. The Committee will select the participants based on their functions and responsibilities, the value of the services they provide to Horizon or such other factors as the Committee, it its sole discretion, deems relevant.
Shares Subject to the Amended 2013 Omnibus Plan
All share numbers used in this summary reflect required adjustments for the November 2016 three-for-two stock split declared and paid by Horizon. However, the numbers in the attached copy of the Amended 2013 Omnibus Plan appearing as Appendix B are expressed as they were originally written and therefore they do not reflect the stock split adjustments.
The Amended 2013 Omnibus Plan authorizes the issuance of up to 1,037,550 common shares, which represents 300,000 new common shares and 737,550 common shares rolled over from the unused shares under the expired 2003 Omnibus Plan, plus that number of (i) common shares under the 2003 Omnibus Plan that are forfeited, cancelled or expire unexercised; (ii) common shares that are tendered to or withheld by Horizon in connection with the exercise of options; (iii) common shares that Horizon purchases with the cash proceeds received upon option exercises; (iv) common shares settled in cash; and (vi) common shares equal to the value, as determined by the Committee, of the income tax deductions recognized by Horizon in connection with the exercise of nonqualified stock options and disqualifying dispositions of common shares acquired. The Amended 2013 Omnibus Plan limits the number of common shares available to 150,000 for incentive stock options and to 600,000 for the grant of non-option awards. The Amended 2013 Omnibus Plan also provides that no participant will be granted an award for more than 150,000 common shares during any fiscal year and no participant will receive performance units or performance shares having an initial value greater than $1,500,000. Subject to the foregoing limits, the common shares available for issuance under the Amended 2013 Omnibus Plan may be divided among the various types of awards and among the participants as the Committee determines.
The common shares issued pursuant to awards may be authorized but unissued common shares or common shares that Horizon has reacquired, including common shares Horizon has purchased in the open market. The number of common shares subject to the Amended 2013 Omnibus Plan and subject to awards that are outstanding under the Amended 2013 Omnibus Plan will be further adjusted by the Committee to reflect stock dividends or splits, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares and similar corporate capital structure changes.
Types of Awards
The Committee is authorized to grant any type of award to a participant that is consistent with the provisions of the Amended 2013 Omnibus Plan. Awards may consist of the following:
•	Incentive stock options
•	Nonqualified stock options
•	Stock appreciation rights
•	Restricted stock
•	Performance units
•	Performance shares
•	Other stock-based awards
•	Any combination of the above

Subject to the terms of the Amended 2013 Omnibus Plan, the Committee determines the provisions, terms and conditions of each award. The Committee has the discretion to grant awards subject to vesting schedules or restrictions and contingencies, except that any awards of performance-based restricted stock, performance units or performance shares must be subject to a requirement that the awards be held for at least one year before they can be earned.
Awards may be accelerated so as to become fully vested, exercisable and released from any restrictions or contingencies, however, only upon the participant’s death, disability or retirement; the occurrence of a change in control; or to the extent such actions involve an aggregate number of shares not in excess of five percent of the number of shares available for awards. The Amended 2013 Omnibus Plan defines “change in control” to include the following: the consummation of any merger, consolidation or similar transaction involving Horizon in which the persons who are shareholders of Horizon immediately prior to the transaction own, after the transaction, 50 percent or less of the voting rights of all voting rights of the surviving entity; any sale, lease, exchange, transfer or other disposition of all or substantially all of Horizon’s assets; any tender, exchange or purchase (other than by Horizon or any Horizon-sponsored employee benefit plan or members of the Board of Directors) of shares of stock that represent more than 25 percent of the voting power of Horizon; and a change in a majority membership of the Board over a two-year period unless the election of each director at the beginning of the period was approved by at least a majority of the directors then in office. Outstanding awards may be accelerated in connection with a change in control if the awards are not continued, assumed or replaced, or if the awards are continued, assumed or replaced but within two years after the change in control the participant’s employment or other service is involuntarily terminated for reasons other than for “cause.” The Committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash, common shares or credited to an account designated in the name of the participants.
Performance Goals
Awards may be granted subject to the satisfaction of performance goals. The goals will require a targeted level or levels of financial achievement with respect to one or more of the following business criteria: (a) return on assets; (b) earnings before interest, taxes, depreciation and amortization; (c) net income; (d) total shareholder return; (e) return on equity; (f) affiliate or division operating income; (g) pre- or after-tax income; (h) cash flow; (i) cash flow per share; (j) earnings per share (basic or diluted); (k) return on invested capital; (l) economic value added (or an equivalent metric); (m) share price performance; (n) improvement in, or attainment of, expense levels; and (o) improvement in or attainment of working capital levels. The performance goals for a participant who is the chief executive officer or another executive officer who is among the four highest compensated officers will be based on one or more of the following: (i) return on equity; (ii) return on common equity; (iii) net income; (iv) compounded annual growth of assets; or (v) return on assets.
Stock Options
The Committee may designate options awarded under the Amended 2013 Omnibus Plan as incentive stock options, a type of option authorized under the Code. The Code limits the grant of incentive stock options to employees and imposes other conditions that options must satisfy to qualify as incentive stock options. Options not designated as incentive stock options are referred to as “nonqualified” options. The principal difference between incentive stock options and nonqualified options is their tax treatment for Horizon and optionees. See “Federal Income Tax Consequences” below.
Each option granted under the Amended 2013 Omnibus Plan must be evidenced by a written agreement that specifies the type of option, the number of common shares covered, the exercise price, when and under what circumstances the option becomes exercisable, any restriction on transferability of shares received on the exercise, the duration of the option and such other terms and conditions as the Committee determines, within the limits prescribed by the Amended 2013 Omnibus Plan.
The Committee will determine the per share exercise price of all options, but the exercise price may not be less than 100 percent of the fair market value of the shares covered by the option on the date of grant.
No option may be exercised more than 10 years after its date of grant. Payment of the exercise price may be made with cash, with previously owned common shares, by the delivery of cash by a broker-dealer in a cashless exercise or by a combination of these methods.
Stock Appreciation Rights
Three types of stock appreciation rights (“SARs”) may be granted under the Amended 2013 Omnibus Plan:
•	Affiliated SARS
•	Tandem SARs
•	Freestanding SARs

An “Affiliated SAR” is a SAR that is granted in connection with a related option and is automatically deemed to be exercised at the same time as the related option is exercised. A “Tandem SAR” is a SAR that is granted in connection with a related option and may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. The exercise of a Tandem SAR, unlike the exercise of an Affiliated SAR, reduces the number of shares subject to the related option. A “Freestanding SAR” is a SAR that is granted independently of any stock option. Freestanding SARs are exercisable at such time as the Committee determines.
The exercise price of each Freestanding SAR must be not less than 100 percent of the fair market value of a common share on the date of grant and the exercise price of an Affiliated SAR or a Tandem SAR must be equal to the exercise price of the option to which such SAR relates. A holder of a SAR is entitled on exercise to receive a number of common shares, cash or a combination thereof, as determined by the Committee, that is equal in value to the amount by which the fair market value of one common share on the exercise date exceeds the exercise price multiplied by the number of common shares with respect to which the SAR is exercised.
Restricted Stock
The Amended 2013 Omnibus Plan also authorizes the Committee to grant shares of restricted stock to participants. Restricted stock grants will be subject to the vesting period and other restrictions imposed by the Committee, such as the achievement of specific Horizon or individual performance goals, but any performance-based awards of restricted stock must be held for at least one year before they can be earned. The performance goals will be selected from among those listed above under “Performance Goals.”
Each grant of restricted stock will be evidenced by a restricted stock agreement that specifies the period of restriction, the number of shares of restricted stock granted and such other provisions as the Committee determines. Generally, all rights with respect to the restricted stock will be exercisable only during the participant’s lifetime and only by the participant. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. During the period of restriction, participants holding restricted stock may exercise full voting rights with respect to the shares. Upon the lapse of the applicable period of restriction, the shares of restricted stock will become transferable.
Performance Units and Performance Shares
The Amended 2013 Omnibus Plan also authorizes the Committee to grant performance units and performance shares.” Performance units or performance shares provide that if the specified performance goals set by the Committee at the time of grant are achieved over the period of time specified by the Committee (the “Performance Period”), the participant will receive the value of the performance units or performance shares. Payments may be made in common shares, cash or a combination thereof, as determined by the Committee. The Committee will select performance goals from those listed above under “Performance Goals.”
Other Stock-Based Awards
The Committee is also authorized to grant Other Stock-Based Awards, which as previously discussed refers to any type of award (other than the other specific awards described in the Amended 2013 Omnibus Equity Plan) involving Horizon’s common shares and any award that is valued in whole or in part by reference to Horizon’s common shares. The Committee will determine all terms and conditions applicable to Other Stock-Based Awards granted by the Committee.
Limits on Transferability and Exercisability
No award may be sold, transferred, assigned, pledged or hypothecated, other than by will or the laws of descent and distribution. During a participant’s lifetime, all rights to an award will be exercisable only by the participant. Options and SARs will be exercisable at such times as the Committee determines and specifies in the applicable award agreement. In the discretion of the Committee, however, nonqualified options may be transferred to immediate family members, to trusts for the benefit of immediate family members or partnerships or limited liability companies in which the participant and/or the immediate family members are the only equity owners.
Amendment and Discontinuance
The Board of Directors may amend, alter or discontinue the Amended 2013 Omnibus Plan, subject to certain restrictions. Generally, the Board may not make any amendment, alteration or discontinuance that would adversely affect any outstanding award unless the participant consents in writing. The Committee may modify or adjust an award, however, if necessary to avoid a material charge or expense to Horizon, to cause the Amended 2013 Omnibus Plan to comply with applicable law or to permit Horizon to claim a tax deduction. Shareholder approval is required for any supplement, amendment or alteration to the Amended 2013 Omnibus Plan or to an award agreement that would increase the number of common shares subject to the Amended 2013 Omnibus Plan or increase the maximum number of options, SARs, shares of restricted stock, performance units or performance shares that may be awarded to an individual participant. Shareholder approval is not required for adjustments authorized in the Amended 2013 Omnibus Plan to reflect stock dividends and splits, recapitalizations and similar changes.
Certain Federal Income Tax Consequences
The following is a brief summary of the federal income tax provisions currently applicable to stock options, SARs, restricted stock, performance units and performance phares granted under the Amended 2013 Omnibus Plan. The laws that govern the tax aspects of awards under the Amended 2013 Omnibus Plan are highly technical and are subject to change.
Nonqualified Stock Options and SARs
On the exercise of a nonqualified stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the common shares acquired on the exercise of the nonqualified stock option over the purchase price (the “spread”). A participant who is subject to the six-month short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally executive officers), however, will not recognize ordinary income at the time of exercise of the stock option but rather upon the expiration of the six-month period under Section 83(c)(3) of the Code.An employee participant shall be subject to withholding of income and payroll taxes by Horizon on the spread as required by federal and state law.A participant will not recognize any taxable income upon the grant of a nonqualified stock option (with or without a Tandem or Affiliated SAR). On the exercise of a SAR, the participant will recognize ordinary income equal to the amount received upon the exercise of the SAR.An employee participant shall be subject to withholding of income and payroll taxes by Horizon on the income from the exercise of a SAR as required by federal and state law. Horizon generally will be entitled to a federal income tax deduction in an amount equal to the compensation income recognized by the participant.
Incentive Stock Options
A participant will not recognize taxable income on the grant or exercise of an incentive stock option. The spread at the time of exercise, however, will constitute a tax preference item in determining whether the participant is liable for the alternative minimum tax. Such alternative minimum tax may be payable even though the participant does not receive any cash upon the exercise of the incentive stock option with which to pay such tax. Upon the sale of shares acquired pursuant to the exercise of an incentive stock option after the later of (i) two years from the date of grant of the incentive stock option, or (ii) one year after the date of exercise (the “ISO Holding Period”), the participant will recognize capital gain or loss, as the case may be, measured by the difference between the net sales proceeds received on the sale and the exercise price. However, the participant will recognize ordinary income on such amount if the amount is realized by a sale of such shares prior to the ISO Holding Period. Horizon is not entitled to any tax deduction by reason of the grant or exercise of an incentive stock option, or by reason of a disposition of stock received upon exercise of an incentive stock option, if the ISO Holding Period is satisfied. Horizon does receive a deduction if the participant disposes of the shares before the expiration of the ISO Holding Period. If the options exercisable for the first time by a participant during any calendar year have a fair market value in excess of $100,000, those options will be treated as nonqualified stock options and will be subject to the same tax treatment as nonqualified stock options, as discussed above.
Restricted Stock
A participant who receives an award of restricted stock may make an election under Section 83(b) of the Code to have the award taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares granted will be taxed as capital gain (or loss) on the later sale of the shares.Any such election (a “Section 83(b) election”) must be made and filed with the Internal Revenue Service within 30 days after receipt in accordance with the Income Tax Regulations under Section 83(b).The amount of income subject to tax upon a Section 83(b) election is the difference between the fair market value of the stock at grant and the amount paid for the grant.If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares lapse (“vesting”). The amount of income subject to tax upon vesting is the difference between the fair market value of the stock at vesting and the amount paid for the grant.Any dividends paid on restricted stock where a Section 83(b) election has not been made are compensation income to the participant. Horizon is generally entitled to a tax deduction for any compensation income taxed to the participant, subject to the provisions of Section 162(m) of the Code.
Performance Units and Performance Shares
A participant who receives an award of performance shares or performance units also may make a Section 83(b) election to have the award taxed as compensation income at the date of receipt with the same result as described above under “Restricted Stock.” If the participant does not make the Section 83(b) election, he or she will not recognize taxable income until the performance units or performance shares vest and the participant receives stock and/or cash distributed in payment of the award. At that time, the participant must recognize income, which is taxed as compensation in an amount equal to the fair market value of the shares delivered and/or the amount of cash paid. Horizon generally will be allowed a corresponding tax deduction equal to the compensation taxable to the participant, subject to the provisions of Code Section 162(m).
Internal Revenue Code Section 162(m)
In 1993, Congress enacted Section 162(m) of the Code, which disallows corporate deductibility for “compensation” paid in excess of $1,000,000 to the chief executive officer and the other three highest paid employees, unless the compensation is payable solely on achievement of a pre-established, objective performance goal. The Amended 2013 Omnibus Plan has been structured to give the Compensation Committee the discretion to award compensation which satisfies the requirements of Section 162(m). Consequently, the Compensation Committee intends, to the extent practical and consistent with the best interests of Horizon its shareholders, to use compensation policies and programs that preserve the tax deductibility of compensation expenses.
Internal Revenue Code Section 409A
The above discussion does not address the federal income tax consequences of awards under Section 409A of the Code.          Section 409A was added to the Code by the American Jobs Creation Act of 2004 and generally affects amounts deferred under a covered non-qualified deferred compensation plan after December 31, 2004, and such prior deferrals under a plan that has been materially modified after October 3, 2004. Section 409A provides that covered amounts deferred under a non-qualified deferred compensation plan are includable in the participant’s gross income and subject to 20 percentage points of additional tax plus, in certain cases, an interest charge, to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. Certain types of awards under the Amended 2013 Omnibus Plan (other than incentive stock options and nonqualified stock options that meet the rules to be exempt from Section 409A) may be subject to Section 409A. It is the intent of the Board that awards under the Amended 2013 Omnibus Plan be structured so that they are not subject to Section 409A.If subject to Section 409A, however, the Amended 2013 Omnibus Plan and the award agreements are intended to comply with Section 409A requirements.
New Plan Benefits
Since future awards under the Amended 2013 Omnibus Plan are discretionary and the Compensation Committee has not yet determined to whom future awards will be made, it is not possible to determine the amount or terms of any future awards that may be made to executive officers, directors or non-executive employees. The following table summarizes those awards made to the listed individuals or groups of individuals under the 2013 Omnibus Plan, before it was amended, during 2017:

Name and Principal Position	Dollar Value ($)[1]	Number of Units[2]

Craig M. Dwight, Chairman and Chief Executive Officer of Horizon	$199,989	14,842	[3]
Mark E. Secor, Executive Vice Present and Chief Financial Officer	$54,403	4,037	[4]
Thomas H. Edwards, Executive Vice President of Horizon	$62,649	4,649	[5]
James D. Neff, Executive Vice President – Mortgage Banking of the Bank	$59,557	4,420	[6]
Kathie A. DeRuiter, Executive Vice President of Horizon	$46,610	3,459	[7]
Executive Group (5 persons)	$423,208	31,407
Non-Executive Officer Employee Group	$641,745	51,881

_____________________________
1.
The Dollar Value reflects the value of restricted performance share awards to individuals within this group and is based on the closing price of a common share on the NASDAQ Stock Market on the date the award was made, which was a range of $25.14 to $26.28. No amount is included for awarded stock options, which have a per share exercise price in a range of $25.13 to $25.14 calculated in the same manner set forth in the preceding sentence. In 2017, 83,288 common shares have been issued under the 2013 Omnibus Plan.

2.	This column reflects the number of common shares underlying stock options and restricted performance shares granted during 2017 under the 2013 Omnibus Plan to these individuals and groups.

3.	Consists of options for 6,887 shares with an exercise price of $25.14 per share and 7,955 restricted performance shares granted on March 21, 2017.

4.	Consists of options for 1,837 shares with an exercise price of $25.14 per share and 2,164 restricted performance shares granted on March 21, 2017.

5.	Consists of options for 2,157 shares with an exercise price of $25.14 per share and 2,492 restricted performance shares granted on March 21, 2017.

6.	Consists of options for 2,051 shares with an exercise price of $25.14 per share and 2,369 restricted performance shares granted on March 21, 2017.

7.	Consists of options for 1,605 shares with an exercise price of $25.14 per share and 1,854 restricted performance shares granted on March 21, 2017.

Equity Compensation Plan Information

The following table presents information regarding grants under all equity compensation plans of Horizon through December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	257,751	$16.07	621,526

Equity compensation plans not approved by security holders	—	$—	—
Total	257,751	$16.07	621,526
________________________
(1) Represents options granted under the Horizon Bancorp 2003 Omnibus Equity Incentive Plan, which expired on January 31, 2013, and under the 2013 Omnibus Plan.

Proposal 4
Advisory Vote to Approve Executive Compensation
Background of the Proposal
This proposal provides Horizon’s shareholders with the opportunity to cast an advisory vote to approve Horizon’s executive compensation. As in recent years, we are providing you with an opportunity to vote, in an advisory capacity, on Horizon’s executive compensation. This proposal is included in compliance with Section 14A of the Securities Exchange Act of 1934.
Executive Compensation
Horizon believes that its compensation is focused on principles that are strongly aligned with the long-term interests of its shareholders. We believe that both Horizon and our shareholders benefit from our compensation policies and practices. The proposal described below, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program for named executive officers described in this Proxy Statement. At the Annual Meeting held in 2017, shareholders approved the compensation of Horizon’s named executive officers, with 97.0% of the shares actually voted on the proposal (excluding abstentions) being voted in favor of the compensation arrangements.
As described above in the Compensation Discussion and Analysis section of this Proxy Statement, a main objective of our executive compensation program is to align a significant portion of each executive officer’s total compensation with Horizon’s annual and long-term performance and with the interests of our shareholders. A second, related objective of the executive compensation program is to attract and retain experienced, highly qualified executives so as to enhance Horizon’s long-term success and shareholder value. The Board of Directors believes that Horizon’s compensation policies and procedures achieve these objectives.
The following chart compares the change in market price of Horizon’s stock to that of other publicly traded banks in Indiana and Michigan over the past five years.

Relative Price Performance
Index Value
300
250
200
150
100
50
0
Horizon Bancorp
Indiana Banks
Michigan Banks
12/31/12
12/31/13
12/31/14
12/31/15
12/31/16
12/31/17

During 2017, Horizon’s Compensation Committee met with Horizon’s Risk Manager to review Horizon’s executive officer incentive compensation program for any features that may incentivize undue risk taking. The participants in this meeting concluded that Horizon’s incentive compensation plans have several features that help mitigate the possibility that executive officers will take undue risks. These features include the following:
•	The Compensation Committee may unilaterally amend, modify or cancel the plans at any time at their sole discretion.
•
Named executive officer bonuses will only be paid if Horizon achieves a minimum net income level that is more than sufficient to cover fixed costs and dividends at the holding company. This minimum net income level supports the concept that the shareholders are paid first and ahead of executive officer bonuses.

•	Executive officers will only be paid bonuses if they are in good standing with Horizon and not under a performance warning, suspension or individual regulatory sanction.
•	The Committee or its designee is to review and approve all executive officer bonuses prior to payment.
•	Bonuses are subject to receipt of an unqualified opinion by Horizon’s independent accountants on its most current year-end financial statements.
•	Incentive compensation may be “clawed back” pursuant to a Horizon Bank policy as discussed above under the heading “Recovery of Incentive Compensation under the Dodd-Frank Act.”
In addition, based on information from FW Cook, Horizon’s compensation consultants, and other sources, we believe our compensation levels for our executive officers are within acceptable ranges based on our performance in the top quartile of our peer group.
Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement for a detailed discussion of Horizon’s executive compensation program.
This Proposal 4 gives our shareholders the opportunity to endorse or not endorse Horizon’s overall executive compensation program and policies as reflected in the Compensation Discussion and Analysis, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. The vote is advisory, which means that the vote is not binding on Horizon, our Board of Directors or the Compensation Committee of the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinion of our shareholders and will consider the outcome of this vote when considering executive compensation arrangements.
At the 2012 Annual Meeting, Horizon provided shareholders with the opportunity to vote on the frequency of future say-on-pay advisory votes. The Board of Directors recommended that the advisory say-on-pay vote be held on an annual basis, and over 97% of the shares that were voted on the matter (excluding abstentions) were cast in favor of an annual vote. Accordingly, the Board of Directors has included an advisory say-on-pay vote at each Annual Meeting held thereafter, and has directed that this advisory say-on-pay vote be included for the 2018 Annual Meeting. At the 2018 Annual Meeting, shareholders will again be asked to participate in an advisory vote on the frequency of the advisory say-on-pay vote, as described in more detail in Proposal 5 below.
Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of Horizon Bancorp approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Horizon

Bancorp’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”
Approval of this Proposal 4 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.
The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of our named executive officers as disclosed in this Proxy Statement.
(Item 4 on the Proxy Card)

Proposal 5
Frequency of Advisory Vote to Approve Executive Compensation
This year, Horizon’s Board of Directors is required to offer shareholders the opportunity to cast an advisory vote on how often Horizon should hold a shareholder “say on pay” vote. A “say on pay” vote refers to an advisory vote on the compensation paid to Horizon’s named executive officers, such as the vote described in Proposal 4 above. The advisory votes described in Proposal 4 and this Proposal 5 are mandated by Section 14A of the Securities and Exchange Act of 1934, which was added by the Dodd-Frank Act, and the implementing regulations adopted by the SEC. The advisory vote on frequency, sometimes referred to as a “say on frequency” vote, must be held at least once every six years.
You are being asked to consider whether the shareholders should be offered an advisory vote on executive compensation every year, or once every two years, or once every three years.
Shareholders first voted on a “say on frequency” proposal in 2012. At that time, the Board of Directors recommended that shareholders should have the right to an advisory vote on executive compensation every year because the Board of Directors values the input of the shareholders on the matter. In 2012, shareholders voted in favor of an annual “say on pay” vote.
At this time, the Board of Directors continues to believe that holding an advisory “say on pay” vote every year is the most appropriate option for Horizon and its shareholders, and recommends that you vote to approve the annual alternative. Holding an advisory vote every year (instead of every two years or every three years) allows our shareholders to react to our compensation philosophy, policies and practices more frequently and, as such, provides the Board of Directors with valuable direction.
Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors. Instead, shareholders may cast a vote on their preferred frequency by choosing among the three alternatives: one year (1 YR on proxy card); two years (2 YR on proxy card); or three years (3 YR on proxy card), or they may abstain from voting.
This vote is advisory and not binding on Horizon or its Board of Directors. The Board and the Compensation Committee will take into account the outcome of the vote and consider the option that receives the most votes when considering the frequency of future advisory votes on executive compensation.
The Board of Directors unanimously recommends conducting a non-binding advisory vote to approve the compensation of the named executive officers every year.
(Item 5 on the Proxy Card)

Proposal 6
Ratification of Appointment of Independent Auditors
BKD, LLP served as Horizon’s independent auditors for 2016 and 2017. Upon the recommendation of the Audit Committee, the Board of Directors has selected BKD, LLP as Horizon’s independent auditors for 2018. BKD, LLP has served as Horizon’s independent auditors since 1998. Shareholder ratification of the appointment of the independent auditors is not required by law, but the Audit Committee has proposed and recommended the submission of the appointment of BKD, LLP to the shareholders to give the shareholders input into the designation of the auditors.
Ratification of the appointment of Horizon’s independent auditor requires that more shares be voted in favor of the proposal than against the proposal. If the shareholders do not ratify the selection of BKD, LLP, the Audit Committee may reconsider its selection of BKD, LLP as independent auditors. Even if this proposal to ratify the auditors is approved, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Horizon or its shareholders.
Representatives of BKD, LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
The Audit Committee of the Board of Directors recommends that shareholders vote “FOR”
the ratification of the appointment of BKD, LLP as Horizon’s independent auditors for 2018.
(Item 6 on the Proxy Card).

Auditor Fees and Services
BKD, LLP served as Horizon’s independent auditors for 2016 and 2017. The services performed by BKD, LLP in this capacity included conducting an examination in accordance with generally accepted auditing standards of, and expressing an opinion on, Horizon’s consolidated financial statements. The Board of Directors has selected BKD, LLP as the independent public accountants for 2018 and is seeking shareholder ratification at the Annual Meeting.
Audit Fees
BKD, LLP’s fees for professional services rendered in connection with the audit and review of Forms 10-Q and all other SEC regulatory filings were $239,800 for 2016 and $269,700 for 2017.
Audit-Related Fees
BKD, LLP’s audit-related fees were $103,372 for 2016 and $96,393 for 2017. These fees related to accounting consultations and consent procedures performed in conjunction with Horizon’s acquisition of Kosciusko Financial, Inc., LaPorte Bancorp, Inc. and CNB Bancorp in 2016, the acquisition of Lafayette Community Bancorp and Wolverine Bancorp, Inc. in 2017, and the filing of other registration statements in both 2016 and 2017.
Tax Fees
BKD, LLP’s fees for tax services were $33,040 for 2016 and $21,875 for 2017.
All Other Fees
No other fees were paid to BKD, LLP for 2016 or 2017.
Board of Directors Pre-Approval
Horizon’s Audit Committee formally adopted resolutions pre-approving the engagement of BKD LLP to act as our independent auditor for the fiscal years ended December 31, 2018. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c)(7)(i)

of Rule 2-01 of Regulation S-X, because it anticipates that, in the future, the engagement of BKD LLP will be pre-approved by the Audit Committee. All audit-related fees and fees for tax services for 2016 and 2017 were pre-approved by the Audit Committee. Horizon’s independent auditors performed all work described above with their respective full-time, permanent employees.
Section 16(a) Beneficial Ownership Reporting Compliance
Executive officers and directors of Horizon and owners of more than 10% of the common shares are required to file reports of their ownership and changes in their ownership of common shares with the SEC. Copies of these reports also must be furnished to Horizon. Based solely upon a review of copies furnished to Horizon through the date of this Proxy Statement or written representations that no reports were required, Horizon believes that its executive officers, directors and 10% shareholders complied with the 2017 filing requirements with the following exceptions. On March 1, 2017, a Form 5 that was 15 days late was filed for director Daniel F. Hopp to report a gift of Horizon common shares. On March 24, 2017, Form 4s that were one day late were filed to report the issuance of performance shares for the following executive officers: Craig M. Dwight; Kathie A. DeRuiter; Thomas H. Edwards; James D. Neff; and Mark E. Secor.
Shareholder Proposals for 2019 Annual Meeting
Any shareholder who wishes to have a proposal considered for inclusion in Horizon’s Proxy Statement for the 2019 Annual Meeting of Shareholders under Rule 14a-8 of the Securities Exchange Act of 1934 must submit the proposal in writing so that Horizon receives it by November 15, 2018, which date is not less than 120 calendar days before the anniversary date of the release of this Proxy Statement relating to Horizon’s 2018 Annual Meeting. Proposals should be addressed to Horizon’s Secretary, 515 Franklin Street, Michigan City, Indiana 46360. If notice of any other shareholder proposal intended to be presented at the 2019 Annual Meeting is not received by Horizon on or before November 15, 2018, the proxy solicited by the Board for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in Horizon’s proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.
Horizon’s Amended and Restated Bylaws also provide that a shareholder wishing to nominate a candidate for election as a director or to have any other matter considered by the shareholders at the Annual Meeting must give Horizon written notice of the nomination not fewer than 120 days in advance of the anniversary of the date that Horizon’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting. This Proxy Statement is anticipated to be filed with the SEC on March 16, 2018, with Notice of Internet Availability mailed to shareholders on March 16, 2018, which means that the nomination or proposal cut-off date for the 2019 Annual Meeting is November 15, 2018. Shareholder nominations must include the detailed information about the nominee required by the Amended and Restated Bylaws and also must comply with the other requirements set forth in the Amended and Restated Bylaws. Proposals to bring other matters before the shareholders must include a brief description of the proposal and the other information required by the Amended and Restated Bylaws. Copies of the Amended and Restated Bylaws are available to shareholders from Horizon’s Secretary free of charge upon request or from the SEC’s website at www.sec.gov.

Other Matters
Management knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. The enclosed proxy confers discretionary authority on the proxies to vote on any other business that may properly come before the Annual Meeting. It is the intention of the persons named in the proxy to vote in their discretion on any such matter.
To the extent information in this Proxy Statement rests peculiarly within the knowledge of persons other than Horizon, Horizon has relied upon information furnished by others for the accuracy and completeness of the information.
We urge you to complete, date and sign the proxy and return it promptly in enclosed envelope.
Todd A. Etzler
Secretary
Michigan City, Indiana
March 16, 2018

Availability of Form 10-K
A copy of Horizon’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) is available to shareholders without charge, upon written request to Dona Lucker, Shareholder Relations, at 515 Franklin Street, Michigan City, Indiana 46360. The Form 10-K, the other proxy materials and other SEC filings also are available on the Internet at www.investorvote.com/hbnc and online in the SEC’s EDGAR database at http://www.sec.gov.

APPENDIX A
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HORIZON BANCORP, INC.

Article 1.          NAME.
SECTION 1.1          CORPORATE NAME.          The name of the corporation is Horizon Bancorp, Inc. (the “CORPORATION”).
Article 2.          PURPOSES AND POWERS.
SECTION 2.1          CORPORATE PURPOSES.          The purposes for which the Corporation is formed are for the transaction of any and all lawful business for which a corporation may be incorporated under the Indiana Business Corporation Law (the “LAW”) and to act as a bank holding company pursuant to applicable federal and state laws.
SECTION 2.2          CORPORATE POWERS.          The Corporation shall have the power to perform any act which is necessary, convenient or expedient to accomplish any purpose within the contemplation of this Article 1.
Article 3.          PERIOD OF EXISTENCE.
SECTION 3.1          PERIOD OF EXISTENCE. The period during which the Corporation shall continue is perpetual.
Article 4.          INCORPORATOR.
The name and post office address of the incorporator of the Corporation is Karol K. Sparks, 2800 Indiana National Bank Tower, Indianapolis, Indiana 46204.
Article 5.          AUTHORIZED SHARES.
SECTION 5.1          NUMBER OF SHARES. The total number of shares which the Corporation is to have the authority to issue is 67,000,000 consisting of 66,000,000 common shares (“COMMON SHARES”) and 1,000,000 preferred shares (“PREFERRED SHARES”).
SECTION 5.2          TERMS OF SHARES. All Common Shares shall have the same preferences, limitations, voting rights and privileges. Except as provided by law or the provisions of these Articles of Incorporation adopted pursuant to Section 5.4 with respect to Preferred Shares, holders of the Common Shares shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.
SECTION 5.3          VOTING RIGHTS. Every holder of Common Shares shall have the right, at every shareholders’ meeting, to one vote for each Common Share standing in the shareholder’s name on the books of the Corporation.
SECTION 5.4          TERMS OF PREFERRED SHARES. Preferred Shares may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Articles of Incorporation. Subject to the requirements of the Law and subject to all other provisions of these Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred

Shares and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Shares before the issuance of any shares of that series by the adoption of an amendment to these Articles of Incorporation, without shareholder approval, that specifies the terms of that series of Preferred Shares. All shares of a series of Preferred Shares must have preferences, limitations, and relative voting and other rights identical to those of other shares of the same series. No series of Preferred Shares need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Shares.
SECTION 5.5          VOTING OF PREFERRED SHARES. Except as required by the Law or by the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.4, the holders of Preferred Shares shall have no voting rights or powers. Preferred Shares shall, when validly issued by the Corporation, entitle the record holder thereof to vote on such matters, but only on such matters, as the holders thereof are entitled to vote under the Law or under these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.4 (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Law) and subject to such shareholder disclosure and recognition procedures (which may include sanctions for noncompliance therewith to the fullest extent permitted by the Law) as the Corporation may by action of the Board of Directors establish.
Article 6.          DIRECTORS.
SECTION 6.1          NUMBER OF DIRECTORS. The number of directors may be fixed from time to time by the Bylaws of the Corporation at any number.
SECTION 6.2          POWERS OF DIRECTORS. The Board of Directors shall have the power to direct the management of the business and affairs of the Corporation. In addition to the powers and authorities set forth herein or expressly conferred upon the directors by statute or common law, the directors are hereby authorized to exercise all such powers and perform all such acts as may be exercised or done by a corporation organized and existing under the provisions of the Law.
SECTION 6.3          TERMS OF DIRECTORS. Effective as of the annual meeting of shareholders in 1986, the Board of Directors shall be divided into three classes, designated as Class l, Class 2, and Class 3, as nearly equal in number as possible, with the term of office of one class expiring each year. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible.
The initial term of office of directors of Class 1 shall expire at the annual meeting of shareholders in 1987, but not until their successors shall be elected and qualified; that of Class 2 shall expire at the annual meeting of shareholders in 1988, but not until their successors, shall be elected and qualified, and that of Class 3 shall expire at the annual meeting of shareholders in 1989, but not until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.
This Section 6.3 shall not be altered, amended or repealed except by an affirmative vote of at least seventy percent (70%) of the total number of shares of capital stock of the Corporation entitled to vote on such matter.
SECTION 6.4          REMOVAL OF DIRECTORS. Any director may be removed from office any time without cause by the affirmative vote of the holders of at least seventy percent (70%) of all of the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at a meeting of shareholders called for that purpose. Any director may be removed from office with “Cause” by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on election of directors at a meeting of shareholders called for that purpose, and any director may also be removed with Cause by the affirmative vote of two-thirds or more of the other directors. “Cause” for such removal shall be deemed to exist only if:
(a) The director whose removal is proposed has been convicted, or where a director has been granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; or
(b) Such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in performance of his duty to the Corporation and such adjudication is no longer subject to direct appeal; and
(c) Such removal must be brought within one (1) year of the term which such conviction or adjudication is no longer subject to direct appeal.
This Section 6.4 shall not be altered, amended or repealed except by an affirmative vote of at least seventy percent (70%) of the total number of shares of capital stock of the Corporation entitled to vote on such matter.
SECTION 6.5          INTEREST OF DIRECTORS IN CONTRACTS. A conflict of interest transaction is a transaction with the Corporation in which a director has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the director’s interest in the transaction if any one of the following is true:
(a) The material facts of the transaction and the director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction,
(b) The material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote on the transaction and they authorized, approved, or ratified the transaction, or
(c) The transaction was fair to the corporation.
For purposes of this Section, a director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction, or (ii) another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.
A conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this Section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken if the transaction is otherwise authorized, approved, or ratified as provided in subsection (a) of this Section.
Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in subsections (i) or (ii) of this Section, may be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction.
Article 7.          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.
SECTION 7.1          INDEMNIFICATION OF OFFICERS AND DIRECTORS. Subject to Section 7.3 and Section 7.5, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was (or has agreed to become) a director or officer of the Corporation, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines, liabilities and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom.
SECTION 7.2          INDEMNIFICATION OF EMPLOYEES AND AGENTS. Subject to Section 7.3 and Section 7.6, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was (or has agreed to become) an employee or agent of the Corporation, or is or was serving (or has agreed to serve at the request of the Corporation) as an employee, agent, officer, director, partner, member, manager or trustee (collectively a “THIRD PARTY EMPLOYEE”) of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom.
SECTION 7.3          STANDARD OF CONDUCT. Officers, directors, employees, agents and Third Party Employees shall only be eligible for indemnification under this Article 7 if:
(i) he or she acted (or failed to take action) in good faith; and
(ii) (a) in the case of conduct in his or her official capacity with the Corporation, the individual’s conduct was in the Corporation’s best interest; and (b) in all other cases, the individual’s conduct was at least not opposed to the best interests of the Corporation; and
(iii) in the case of a criminal proceeding, he or she either: (a) had reasonable cause to believe his or her conduct was lawful; or (b) had no reason to believe his or her conduct was unlawful;
except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (A) any such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (B) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of this Section.
SECTION 7.4          TERMINATION AND SETTLEMENT OF ACTION. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the standard of conduct specified in this Article 7.
SECTION 7.5          DETERMINATION THAT INDEMNIFICATION IS PROPER FOR DIRECTORS AND OFFICERS. Any indemnification of a director or officer of the Corporation under Section 7.1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 7.3 hereof. Any such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, by a majority vote of a committee (designated by the Board of Directors) consisting of 2 or more directors not at the time parties to the proceeding, (iii) by special legal counsel in a written opinion, or (iv) by the shareholders.

Notwithstanding the foregoing, the Corporation shall indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding.
SECTION 7.6          DETERMINATION THAT INDEMNIFICATION IS PROPER FOR EMPLOYEES, AGENTS AND THIRD PARTY EMPLOYEES. Any indemnification of an employee or agent of the Corporation or a Third Party Employee under Section 7.2 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee, agent or Third Party Employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.3 hereof. Any such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, by a majority vote of a committee (designated by the Board of Directors) consisting of 2 or more directors not at the time parties to the proceeding, (iii) by special legal counsel in a written opinion, or (iv) by the shareholders.
SECTION 7.7          ADVANCE PAYMENT OF EXPENSES FOR DIRECTORS AND OFFICERS. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of: (i) written affirmation of the director’s or officer’s good faith belief that the director or officer has met the standard of care described in Section 7.3; (ii) an unconditional written undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.
SECTION 7.8          ADVANCE PAYMENT OF EXPENSES FOR EMPLOYEES, AGENTS AND THIRD PARTY EMPLOYEES. Expenses incurred by an employee or agent of the Corporation or a Third Party Employee in defending a civil or criminal action, suit or proceeding may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
SECTION 7.9          PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director or officer of the Corporation under Section 7.1 or advance of costs, charges and expenses to a director or officer under Section 7.7 shall be made promptly, and in any event within 30 days, upon the written request of the director or officer.
(a) CORPORATION’S FAILURE TO RESPOND OR DENIAL OF CLAIM. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction.
(b) COSTS AND EXPENSES. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.
(c) DEFENSES. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expense under Section 7.7 of this Article where the required affirmation and undertaking, if any, have been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 7.3 of this Article. The burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.3 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
SECTION 7.10          PROCEDURE FOR INDEMNIFICATION OF EMPLOYEES, AGENTS AND THIRD PARTY EMPLOYEES. The timing of indemnification for employees, agents and Third Party Employees and the terms and conditions upon which such indemnification shall be made shall be determined by the Board of Directors.
SECTION 7.11 SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee, agent and Third Party Employee who serve in any such capacity at any time while these provisions are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. This contract right may not be modified retroactively without the consent of the director, officer, employee, agent or Third Party Employee.
SECTION 7.12 NON-EXCLUSIVITY. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or Third Party Employee and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 7.13 SEVERABILITY. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer and may indemnify each employee, agent and Third Party Employee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
SECTION 7.14 CO-REPRESENTATION. The Board of Directors may authorize the Corporation’s counsel to represent a director, officer, employee, agent or Third Party Employee in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.
SECTION 7.15 INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, partner, member, manager, trustee, employee or agent, whether or not the Corporation would have the power to indemnify the individual against the same liability under this Article 7.
Article 8.          BUSINESS COMBINATIONS.
SECTION 8.1          INAPPLICABILITY OF THE INDIANA BUSINESS COMBINATION CHAPTER. Effective as of November 8, 2004, the Corporation has expressly elected not to be governed by Chapter 43 (business combinations) of the Law, provided that this Article does not apply to any “business combination” as defined in Chapter 43 of the Law between the Corporation and an “interested shareholder” (as defined in Chapter 43 of the Law) whose “share acquisition date” (as defined by Chapter 43 of the Law) is on or before the effective date of this Section.
SECTION 8.2          APPROVAL OF CERTAIN BUSINESS COMBINATIONS. Except as provided in Section 8.3 and Section 8.4 neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination with a Related Person without the prior affirmative vote at a meeting of the Corporation’s shareholders:
(a) By the holders of not less than 70 percent of the outstanding shares of all classes of Voting Shares of the Corporation considered for purposes of this Article as a single class, and
(b) By an Independent Majority of Shareholders.
Such favorable votes shall be in addition to any shareholder vote that would be required without reference to this Section and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in other provisions of these Articles of Incorporation or the Bylaws of the Corporation or otherwise.
SECTION 8.3          REDUCED SUPERMAJORITY VOTE FOR FAIR PRICING. The percentage vote required by Section 8.2(a) shall be reduced from not less than 70 percent to not less than two-thirds, if all of the conditions set forth in subsections (a) through (d) of this Section are satisfied.
(a) FAIR MARKET VALUE OF CONSIDERATION. The fair market value of the property, securities, or other consideration to be received per share by holders of each class or series of capital shares of the Corporation in the Business Combination is not less, as of the date of the consummation of the Business Combination (the “CONSUMMATION DATE”), than the higher of the following:
(i) the highest per share price (with appropriate adjustments for recapitalizations, share splits, share dividends, and similar distributions) including brokerage commissions and solicitation fees paid by the Related Person in acquiring any of its holdings of such class or series of capital shares within the two-year period immediately prior to the first public announcement of the proposed Business Combination (“ANNOUNCEMENT DATE”) or in the transaction in which it became a Related Person, whichever is higher, plus interest accrued daily but compounded annually, from the later of the date that the Related Person became a Related Person (the “DETERMINATION DATE”), or from the date two years before the Consummation Date through the Consummation Date, at the national “prime rate” or “base rate” (as reported in The Wall Street Journal or other recognized business publication) from time to time in effect, less the aggregate amount of any cash dividends paid and the fair market value of any dividends paid other than in cash on each share from the date from which interest accrues under the preceding clause through the Consummation Date up to but not exceeding the amount of interest so payable per share; or
(ii) if such class or series is then traded on an exchange (or other recognized market that reports the price of actual transactions) or is the subject of regularly published quotations from two or more broker/dealers who make a market in such class or series for their own accounts, the fair market value per share of such class or series on the Announcement Date, as determined by the highest closing sales price on such exchange or other market or the highest closing bid quotation with respect to such shares during the 30-day period immediately preceding the Announcement Date, or, if such class or series is not then traded on any such exchange or other market and no such quotations are available, the fair market value per share of such class or series on the Announcement Date, as determined by the Board of Directors in good faith by such other reasonable method as the Board of Directors of the Corporation shall, in its discretion, select and apply.
In the event of a Business Combination whereby the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated, or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term “other consideration to be received” used in Section 8.3(a)(i) above, shall include (without limitation) the common shares of the Corporation and/or the shares of any other class retained by shareholders of the Corporation other than Related Persons who are parties to such Business Combination.
(b) SAME TYPE OF CONSIDERATION. The consideration to be received in such Business Combination by holders of each class or series of capital shares (other than the Related Person) involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the majority of the capital shares of such class or series already Beneficially Owned by it during the two-year period ending on the Determination Date.
(c) NO INCREASED INFLUENCE BY THE RELATED PERSON. After such Related Person became a Related Person and prior to the Consummation Date of such Business Combination:
(i) the Board of Directors of the Corporation shall have included Continuing Directors at least proportionate to the ratio that the number of Voting Shares of the Corporation not Beneficially Owned by the Related Person bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors);
(ii) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata share dividend, share split, or division of shares or in a transaction that satisfied all applicable requirements of this Article);
(iii) such Related Person shall not have acquired any additional Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person becoming a Related Person;
(iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any Subsidiary; and
(v) such Related Person shall not have made any change in the Corporation’s business or equity capital structure or entered into any contract, arrangement, or understanding with the Corporation except any such change, contract, arrangement, or understanding as may have been approved by the affirmative vote of not less than a majority of the Continuing Directors of the Corporation.
(d) PROXY STATEMENT. A proxy statement complying with the requirements of the Securities, Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, as then in force for corporations subject to the requirements of Section 14 of such Act (even if the Corporation is not otherwise subject to Section 14 of such Act), shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such Business Combination. Such proxy statement shall contain on the face page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, a fair summary of an opinion of a reputable investment banking firm addressed to the Corporation as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of Voting Shares other than any Related Person. Such investment banking firm shall be selected by a majority of the Continuing Directors, shall be furnished with all information it reasonably requests, and shall be paid a reasonable fee for its services upon receipt by the Corporation of such opinion.

SECTION 8.4          DIRECTOR APPROVAL EXCEPTION. The provisions of Section 8.2 and Section 8.3 shall not apply if:
(a) APPROVAL BY CONTINUING DIRECTORS. The Continuing Directors of the Corporation by a two-thirds vote (i) have expressly approved a memorandum of understanding (or similar writing) with the Related Person with respect to the Business Combination prior to the time the Related Person became a Related Person and the Business Combination is effected on substantially the same terms and conditions as are provided by the memorandum of understanding, or (ii) have otherwise approved the Business Combination (this provision is incapable of satisfaction unless there is at least one Continuing Director); or
(b) PARENT-SUBSIDIARY TRANSACTIONS. The Business Combination is solely between the Corporation and another corporation 100% of the voting securities of which are owned directly or indirectly by the Corporation.
SECTION 8.5          DEFINITIONS. For purposes of this Article:
(a) “BUSINESS COMBINATION” means:
(i) The sale, exchange, lease, transfer, or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);
(ii) The purchase, exchange, lease, or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;
(iii) Any merger or consolidation of the Corporation or any of its Subsidiaries into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;
(iv) Any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person or any Affiliate or Associate of such Related Person, or any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or any Subsidiary thereof; provided, however, that this subsection 8.5(a)(iv) shall not include any such transaction that has been approved by a majority of the Continuing Directors; or
(v) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities, or securities convertible into voting securities, of any Subsidiary of the Corporation or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants, or options to acquire any of the foregoing; provided, however, that this subsection 8.5(a)(v) shall not apply to Beneficial Ownership acquired as the result of the exercise of warrants or rights to purchase securities offered, or a dividend or distribution paid or made, pro rata to all shareholders of the Corporation.

(b) A “SERIES OF RELATED TRANSACTIONS” shall mean (i) a series of transactions with the same Related Person and (ii) a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.
(c) A “PERSON” shall mean any individual, any firm, corporation, or other entity and any partnership, syndicate, or other group.
(d) A “RELATED PERSON” shall mean any Person (other than the Corporation and any of the Corporation’s Subsidiaries) who or that:
(i) is the Beneficial Owner, directly or indirectly, of more than 10 percent of the voting power of the outstanding Voting Shares;
(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Shares; or
(iii) is an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. For the purposes of determining whether a Person is the Beneficial Owner of 10 percent or more of the voting power of the then outstanding Voting Shares, the outstanding Voting Shares shall be deemed to include any Voting Shares that may be issuable to such Person pursuant to Section 8.5(e)(ii)(A) of this Article. A Person who is a Related Person at (i) the time any definitive agreement relating to a Business Combination is entered into, (ii) the record date for the determination of shareholders entitled to notice of and to vote on a Business Combination, or (iii) the time immediately prior to the Consummation Date of a Business Combination, shall be deemed a Related Person.
(e) A Person shall be a “BENEFICIAL OWNER” of any Voting Shares:
(i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or
(ii) which such Person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement, or understanding; or
(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any Voting Shares.
(f) An “AFFILIATE” of, or a person “AFFILIATED” with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.
(g) The term “ASSOCIATE” used to indicate a relationship with any Person means (i) any Corporation or organization (other than this Corporation or a majority-owned Subsidiary of this Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 5 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or (iv) any investment company registered under the Investment Company Act of 1940, for which such Person or any Affiliate of such Person serves as investment advisor.
(h) “SUBSIDIARY” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in paragraph (d) of this Section, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
(i) “CONTINUING DIRECTOR” means any member of the Board of Directors of the Corporation (the “BOARD”), other than the Related Person who proposes the Business Combination in question and such Related Person’s Affiliates and Associates, who was a member of the Board prior to the time that the Related Person who proposes the Business Combination in question became a Related Person or who is a successor of a Continuing Director who was recommended to succeed that Continuing Director by a majority of Continuing Directors then on the Board.
(j) “INDEPENDENT MAJORITY OF SHAREHOLDERS” shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by the Related Person who proposes the Business Combination in question.
(k) “VOTING SHARES” shall mean all outstanding capital shares of the Corporation (or another corporation) entitled to vote generally in the election of directors, and each reference to a proportion of Voting Shares shall refer to such proportion of the votes entitled to be cast by such shares.
(l) “SUBSTANTIAL PART” means properties and assets involved in any single transaction or a Series of Related Transactions having an aggregate fair market value of more than 10 percent of the total consolidated assets of the Person in question as determined immediately prior to such transaction or Series of Related Transactions.
SECTION 8.6          DIRECTOR DETERMINATIONS. A majority of the Continuing Directors shall have the power to determine for the purposes of this Article, on the basis of information known to them: (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of Beneficial Owner, (iv) whether the assets subject to any Business Combination constitute a Substantial Part, (v) whether two or more transactions constitute a Series of Related Transactions and (vi) such other matters with respect to which a determination is required under this Article.
SECTION 8.7          CONSIDERATION OF NON-FINANCIAL FACTORS. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating a Business Combination (as defined in these Articles) or a tender or exchange offer, the Board of Directors of the Corporation may, in addition to considering the adequacy of the amount to be paid in connection with any such transactions, consider all of the following factors and any other factors which it deems relevant:
(a) The social and economic effects of the transaction on the Corporation and its subsidiaries, and each of their respective employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located.
(b) The business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

(c) The competence, experience, and integrity of the acquiring person or persons and its or their management.
Article 9.          AMENDMENT TO ARTICLES OF INCORPORATION AND BYLAWS.
SECTION 9.1          AMENDMENT OF ARTICLES OF INCORPORATION. The Corporation reserves the right to alter, amend and repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Law or any other pertinent enactment of the General Assembly of the State of Indiana and all rights and powers conferred hereby on shareholders, directors and officers of the Corporation are subject to such reserved right, except as otherwise expressly provided herein.
SECTION 9.2          ADOPTION AND AMENDMENT OF BYLAWS. Except as otherwise expressly provided in these Articles of Incorporation or the Law, the Bylaws of the Corporation may be made, altered, amended or repealed by either (1) the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, or (2) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Section 9.2 as a single voting group.

APPENDIX B HORIZON BANCORP AMENDED AND RESTATED 2013 OMNIBUS EQUITY INCENTIVE PLAN (Effective as of February 1, 2013 and amended and restated effective as of December 19, 2017)

B

TABLE OF CONTENTS

Page

SECTION 1 PURPOSE AND DURATION		1
1.1.	Establishment of the Plan	1
1.2.	Purposes of the Plan	1
1.3.	Definitions	1

SECTION 2 ADMINISTRATION		6
2.1.	The Committee	6
2.2.	Authority of the Committee	7
2.3.	Delegation by the Committee	7
2.4.	Decisions Binding	7
2.5.	Considerations in Establishing Performance Goals	7

SECTION 3 SHARES SUBJECT TO THIS PLAN		8
3.1.	Number of Shares	8
3.2.	Release of Shares	9
3.3.	Restrictions on Shares	9
3.4.	Shareholder Rights	9
3.5.	Dividends and Dividend Equivalents	10
3.6.	Changes in Stock	10
3.7.	Book-Entry Securities	11

SECTION 4 ELIGIBILITY		11
4.1.	Eligibility	11
4.2.	No Contract of Employment	11
4.3.	No Right to Be Retained on Board	11

SECTION 5 STOCK OPTIONS		12
5.1.	Grant of Options	12
5.2.	Option Award Agreement	12
5.3.	Exercise Price	12
5.4.	Duration of Options	13
5.5.	Exercisability of Options	13
5.6.	Method of Exercise	13
5.7.	Restrictions on Share Transferability	14
5.8.	Termination by Reason of Death, Disability or Retirement	14
5.9.	Other Termination	14
5.10.	Special Provision for Incentive Stock Options	15

SECTION 6 STOCK APPRECIATION RIGHTS		15
6.1.	Grant of SARs	15
6.2.	Exercise of Tandem SARs	15
6.3.	Exercise of Affiliated SARs	15

B

6.4.	Exercise of Freestanding SARs	16
6.5.	SAR Award Agreement	16
6.6.	Expiration of SARs	16
6.7.	Payment of SAR Amount	16
6.8.	Termination of SAR	16

SECTION 7 RESTRICTED STOCK		16
7.1.	Grant of Restricted Stock	16
7.2.	Restricted Stock Award Agreement	16
7.3.	Transferability	17
7.4.	Other Restrictions	17
7.5.	Removal of Restrictions	18
7.6.	Voting Rights	18
7.7.	Return of Restricted Stock to Company	18
7.8.	Termination of Service	18

SECTION 8 PERFORMANCE UNITS AND PERFORMANCE SHARES		19
8.1.	Grant of Performance Units/Shares	19
8.2.	Value of Performance Units/Shares	19
8.3.	Performance Goals and Other Terms	19
8.4.	Earning of Performance Units/Shares	20
8.5.	Form and Timing of Payment of Performance Units/Shares	20
8.6.	Cancellation of Performance Units/Shares	20
8.7.	Termination of Service	20

SECTION 9 OTHER STOCK-BASED AWARDS		21
9.1.	Other Stock-Based Awards	21

SECTION 10 AMENDMENT, TERMINATION, AND DURATION		21
10.1.	Amendment, Suspension, or Termination	21
10.2.	Duration of this Plan and Shareholder Approval	21

SECTION 11 TAX WITHHOLDING		22
11.1.	Withholding Requirements	22
11.2.	Withholding Arrangements	22

SECTION 12 CHANGE IN CONTROL		22
12.1.	Change in Control	22
12.2.	Definition	23

SECTION 13 LEGAL CONSTRUCTION		24
13.1.	Gender and Number	24
13.2.	Severability	24
13.3.	Requirements of Law	24
13.4.	Governing Law	25
13.5.	Headings	25

B

13.6.	Mistake of Fact	25
13.7.	Evidence	25
13.8.	409A Compliance	25

SECTION 14 MISCELLANEOUS		26
14.1.	No Effect on Employment or Service	26
14.2.	No Company Obligation	26
14.3.	Participation	26
14.4.	Liability and Indemnification	26
14.5.	Successors	27
14.6.	Beneficiary Designations	27
14.7.	Nontransferability of Awards	27
14.8.	No Rights as Shareholder	28
14.9.	Mitigation of Excise Tax	28
14.10.	Funding	28

B

HORIZON BANCORP
AMENDED AND RESTATED 2013 OMNIBUS EQUITY INCENTIVE PLAN

SECTION 1

PURPOSE AND DURATION

1.1.           Establishment of the Plan.          Horizon Bancorp, an Indiana corporation, hereby amends and restates its equity-based incentive compensation plan known as the Horizon Bancorp 2013 Omnibus Equity Incentive Plan, set forth in this document (the “Plan”). This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, and Other Stock-Based Awards. The amendments to this Plan and the grant of Awards hereunder relating to the amendments are expressly conditioned upon the amended and restated Plan’s approval by the shareholders of the Company. The Plan was initially adopted effective as of February 1, 2013.

1.2.           Purposes of the Plan.          The purposes of this Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of Shares and through other incentives, with the interests of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of officers and employees who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.          Definitions. For purposes of this Plan, the following words and phrases will have the following meanings when capitalized in the Plan, including any Supplements, unless a different meaning is plainly required by the context:

1.3.1.          “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder includes such section or regulation, any valid regulation promulgated under such section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

1.3.2.          “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships, limited liability companies, joint ventures and Subsidiaries) controlling, controlled by or under common control with the Company.

1.3.3.          “Affiliated SAR” means a SAR that is granted in connection with a related Option, and that automatically will be deemed to be exercised at the same time that the related Option is exercised.

1.3.4.          “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, Performance Shares, or any Other Stock-Based Award.

1.3.5.          “Award Agreement” means the written agreement, written acknowledgment, notice, or similar instruction or writing which sets forth the terms and provisions applicable to each Award granted under this Plan.

1.3.6.          “Beneficiary” means the person or persons designated by a Participant to receive the benefits under this Plan, if any, which become payable as a result of the Participant’s death.

1.3.7.          “Board” or “Board of Directors” means the Board of Directors of the Company serving at the time that this Plan is approved by the shareholders of the Company or thereafter.

1.3.8.          “Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price of Options (a) through a “same day sale” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (b) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

1.3.9.          “Cause” means, for purposes of determining whether and when a Participant has incurred a Termination of Service for Cause, any act or failure to act which: (a) results in removal or permanent prohibition of the Participant from participating in the conduct of Company’s or a /subsidiary’s affairs by an order issued under section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 USC 1818(e)(4) and (g)(1); or (b) permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement. In the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause,” then “Cause” for purposes of this Plan will mean (i) the willful and continued failure of a Participant to perform his required duties as an Employee or Non-employee Director of the Company or any Subsidiary; (ii) any action by a Participant which involves willful misfeasance or gross negligence; (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or any Subsidiary to terminate the employment of a Participant; (iv) the conviction of a Participant of the commission of any criminal offense which involves dishonesty or breach of trust; (v) any intentional breach by a Participant of a material term, condition or covenant of any agreement between the Participant and the Company or any Subsidiary or (v) removal or permanent prohibition of the Participant from participating in the conduct of Company’s or a /subsidiary’s affairs by an order issued under section 8(e)(4) or 8(g)(1) of the Fe deral Deposit Insurance Act, 12 USC 1818(e)(4) and (g)(1).

1.3.10.          “Change in Control” will have the meaning assigned to such term in Section 12.2.

1.3.11.          “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such section or regulation.

1.3.12.          “Committee” means the Compensation Committee of the Board as described in Section 2.

1.3.13.          “Company” means Horizon Bancorp, an Indiana corporation and any successor thereto. With respect to the definition of Performance Goals, the Committee, in its sole discretion, may determine whether “Company” means Horizon Bancorp and its Subsidiaries on a consolidated basis.

1.3.14.          “Covered Employee” means an Employee who, on the last day of the taxable year, is (i) the chief executive officer of the Company or is acting in such a capacity, or (ii) among the four highest compensated officers (other than the chief executive officer) for the taxable year.

1.3.15.          “Director” means any individual who is a member of the Board.

1.3.16.          “Disability” means a disability as determined for purposes of the Federal Social Security Act which qualifies the Participant for permanent disability insurance payments in accordance with such Act. Disability for purposes of the Plan will not include any disability which is incurred while the Participant is on leave of absence because of military or similar service and for which a governmental pension is payable.

1.3.17.          “Effective Date” means February 1, 2013.

1.3.18.          “Employee” means all employees of the Company or an Affiliate, whether such employees are employed on the date that this Plan is adopted by the Board or become employed subsequent to such approval.

1.3.19.          “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

1.3.20.          “Fair Market Value” means the per share closing price for the Shares, as reported by the NASDAQ Stock Market or by such other exchange or market on which the Shares are then listed or regularly traded, determined as of the day on which the applicable Award is granted to a Participant.

1.3.21.          “Fiscal Year” means the annual accounting period of the Company.

1.3.22.          “Freestanding SAR” means a SAR that is granted independently of any Option.

1.3.23.          “Grant Date” means, with respect to any Award granted under this Plan, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date.

1.3.24.          “Incentive Stock Option” means an Option granted under this Plan to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422.

1.3.25.          “NASD Dealer” means a broker-dealer who is a member of the National Association of Securities Dealers, Inc.

1.3.26.          “Non-employee Director” means any individual who is a member of the Board of Directors and who is not an employee of the Company.

1.3.27.          “Nonqualified Stock Option” means an Option granted under this Plan to purchase Shares which is not an Incentive Stock Option.

1.3.28.          “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

1.3.29.          “Option Period” means the period during which an Option will be exercisable in accordance with the applicable Award Agreement and Section 5.

1.3.30.          “Other Stock-Based Awards” has the meaning set forth in Section 9 of this Plan.

1.3.31.          “Participant” means an Employee or Non-employee Director to whom an Award has been granted.

1.3.32.          “Performance Goals” means, except as otherwise provided in Sections 7.4.2 and 8.3.2, the goals which must be attained, as determined by the Committee in its sole discretion, utilizing the United States Treasury Department final “Guidance on Sound Incentive Compensation Policies” and any subsequent guidance hereafter provided by applicable statute, rule or regulation, for a Participant to earn an Award. As determined by the Committee in its sole discretion, the Performance Goals applicable to each Award granted under the Plan to a Participant who is not a Covered Employee, will provide for a targeted level or levels of financial achievement with respect to one or more of the following business criteria: (a) return on assets; (b) earnings before interest, taxes, depreciation and amortization (EBITDA); (c) net income; (d) total shareholder return; (e) return on equity; (f) Affiliate or division operating income; (g) pre- or after-tax income; (h) cash flow; (i) cash flow per share; (j) earnings per share (basic or diluted); (k) return on invested capital; (l) economic value added (or an equivalent metric); (m) share price performance; (n) improvement in or attainment of expense levels; and (o) improvement in or attainment of working capital levels. The Performance Goals may differ from Participant to Participant and from Award to Award. In the case of a Participant who is a Covered Employee, as described in the preceding sentence, the Performance Goal will be based on (i) return on equity; (ii) return on common equity, (iii)

net income; (iv) compounded annual growth of assets; (v) return on assets or (vi) a combination of two or more of these measures.

1.3.33.          “Performance Period” means the period of time during which Performance Goals must be achieved with respect to an Award, as determined by the Committee in its sole discretion.

1.3.34.          “Performance Share” means an Award granted to a Participant pursuant to Section 8.

1.3.35.          “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

1.3.36.          “Period of Restriction” means the period during which Shares of Restricted Stock are subject to transfer restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of specific target levels of performance (in the case of “performance-based compensation” under Code Section 162(m)), or the occurrence of such other events as may be determined by the Committee in its sole discretion.

1.3.37.          “Plan” means the Horizon Bancorp 2013 Omnibus Equity Incentive Plan, as set forth in this document and as hereafter amended from time to time.

1.3.38.          “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

1.3.39.          “Retirement” means, in the case of an Employee, the termination of employment by a Participant on or after attaining age 65 for reasons other than Cause, death or Disability.

1.3.40.          “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

1.3.41.          “Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions which involve equity securities of the Company.

1.3.42.          “Shares” means the whole shares of issued and outstanding regular voting common stock, no par value, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in Section 3.6, or the stock of any successor to the Company which is so designated for the purposes of the Plan.

1.3.43.          “Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option, that is designated as a “SAR” pursuant to Section 6.

1.3.44.          “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting stock” means stock having voting powe r for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. A Subsidiary includes any Subsidiary of the Company as of the Effective Date and each entity that becomes a Subsidiary of the Company after the Effective Date.

1.3.45.          “Tandem SAR” means a SAR that is granted in tandem with a related Option, the exercise of which will require forfeiture of the right to exercise such Option and to purchase an equal number of Shares under the related Option; and, when a Share is purchased pursuant to the exercise of such Option, the SAR will be forfeited to the same extent.

1.3.46.          “Termination of Service” in the case of an Employee, means the occurrence of any act or event or any failure to act, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an Employee of the Company or an Affiliate, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant’s employment with the Company or an Affiliate (whether with or without Cause) and voluntary resignation or termination by the Participant of his or her employment with the Company or an Affiliate. A Termination of Service will also occur with respect to an Employee who is employed by an Affiliate if the Affiliate ceases to be an Affiliate of the Company and the Participant does not immediately thereafter become an Employee of the Company or another Affiliate. For purposes of this Plan, transfers or changes of employment of a Participant between the Company and an Affiliate (or between Affiliates) will not be deemed a Termination of Service. “Termination of Service” in the case of a Non-employee Director means the failure to be reelected to the Board or resignation or removal from the Board.

SECTION 2

ADMINISTRATION

2.1.           The Committee.          This Plan will be administered by the Committee. The decision or action of a majority of the actual number of members of the Committee will constitute the decision or action of the Committee. The Committee will consist of not less than three Directors. The members of the Committee will be appointed from time to time by, and will serve at the pleasure of, the Board. The Committee will be comprised solely of Directors who are (a) “nonemployee directors” under Rule 16b-3, and (b) “outside directors” as described in Treasury Regulation Section 1.162-27(e)(3), and (c) “independent” under the director independence requirements of the NASDAQ Stock Market or, if it changes, the principal securities exchange or market on which the share are then traded or listed. Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award.

2.2.          Authority of the Committee.          Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of this Plan, the Committee will have full power and discretion to: (a) select Employees and Non-employee Directors who will participate in the Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with this Plan; (d) construe and interpret this Plan, all Award Agreements and any other agreements or instruments entered into under this Plan; (e) establish, amend or waive rules and regulations for the Plan’s administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in this Plan; provided however, except as otherwise provided herein, the Committee may only accelerate the exercisability or vesting of an Award in connection with a Participant’s death, Disability, Retirement, or in connection with a Change in Control.The Committee may also accelerate the exercisability or vesting of an Award to the extent such actions involve an aggregate number of Shares not in excess of five percent of the number of Shares initially available for Awards.

2.3.           Delegation by the Committee.          The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to grants to Section 16 Persons, (b) in any way which would jeopardize this Plan’s qualification under Code Section 162(m) or Rule 16b-3 or (c) adversely impact Awards under Rule 16b-3.

2.4.           Decisions Binding. All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to Section 2.3 will be final, conclusive and binding on all persons, including the Company and Participants. No such determinations will be subject to de novo review if challenged in court.

2.5.           Considerations in Establishing Performance Goals.          In determining appropriate Performance Goals and the relative weight accorded each Performance Goal, the Committee must:

2.5.1.          Balance risk and financial results in a manner that does not encourage Participants to expose the Company and its Subsidiaries to imprudent risks; and

2.5.2.          Monitor the success of the Performance Goals and weighting established in prior years, alone and in combination with other incentive compensation awarded to the same Participants, and make appropriate adjustments in future calendar years as needed so that payments appropriately incentivize Participants and appropriately reflect risk.

SECTION 3

SHARES SUBJECT TO THIS PLAN

3.1.           Number of Shares.

3.1.1.          Maximum Number. Subject to adjustment as provided in Section 3.6, the maximum number of Shares cumulatively available for issuance under this Plan pursuant to the: (a) exercise of Options; (b) grant of Affiliated, Freestanding and Tandem SARs; (c) grant of Shares of Restricted Stock; (d) payment of Performance Units and Performance Shares; and (e) grant of Other Stock-Based Awards, will not exceed Six Hundred Ninety-One Thousand Seven Hundred (691,700) Shares (consisting of Two Hundred Thousand (200,000) new Shares plus Four Hundred Ninety-One Thousand Seven Hundred (491,700) Shares rolled over and unused from the expired Horizon Bancorp 2003 Omnibus Equity Incentive Plan); plus (i) shares under Horizon Bancorp 2003 Omnibus Equity Incentive Plan that are forfeited, cancelled or expire unexercised; (ii) Shares tendered (actually or by attestation) to the Company in connection with the exercise of Options; (iii) Shares purchased by the Company in the open market or otherwise using the cash proceeds upon the exercise of Options; (iv) Shares settled hereunder in cash; (v) Shares withheld pursuant to Section 11; and (vi) the number of Shares equal to the value, as determined by the Committee in its sole discretion, of the income tax deductions recognized by the Company in connection with the exercise of Non-Qualified Stock Options and disqualifying dispositions of Shares acquired on the exercise of Incentive Stock Options, determined as of the date on which the Company’s federal income tax return is filed less the total number of Shares previously issued under this Plan, and less the total number of Shares then subject to outstanding Options or other Awards. The foregoing share reserve will be supplemented by an additional number of Shares that remain in acquired company plans that are assumed by the Company.

3.1.2.          Limits Based on Award Type.          In calculating the number of Shares available for issuance under this Plan, (a) no more than One Hundred Thousand (100,000) Shares will be cumulatively available for the grant of Incentive Stock Options under this Plan, (b) no more than Four Hundred Thousand (400,000) Shares will be available for the grant of non-Option Awards, (c) during any Fiscal Year, except with respect to Other Stock-Based Awards, no Participant will be granted an Award for more than One Hundred Thousand (100,000) Shares, and (d) no Participant will receive Performance Units or Performance Shares under Section 8 having an initial value greater than One Million Dollars ($1,000,000). Shares issued under this Plan may be either authorized but unissued Shares, treasury Shares or reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine in its sole discretion.

3.1.3.          Forfeited and Unpurchased Shares.          Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants. If the exercise price of any Option is satisfied by tendering Shares (by either actual delivery or attestation), only the number of Shares actually issued, net of the Shares tendered, will be deemed issued for purposes of determining the number of Shares available for Awards under this Plan. Additionally, if Shares are withheld pursuant to Section 11.2, only the number of Shares actually issued, net of the Shares withheld, will be deemed issued for purposes of determining the number of Shares available for Awards under this Plan.

3.2.           Release of Shares.          Subject to the limitations set forth in this Plan, the Committee will have full authority to determine the number of Shares available for Awards and, in its sole discretion, may include (without limitation) as available for distribution (a) any Shares that have ceased to be subject to an Award; (b) any Shares subject to an Award that have been previously forfeited; (c) any Shares under an Award that otherwise terminates without the issuance of Shares being made to a Participant; (d) any Shares that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation; or (e) any Shares repurchased by the Company in the open market or otherwise, having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the exercise of Options granted under this Plan. Any Shares that are available immediately prior to the termination of the Plan, or any Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

3.3.           Restrictions on Shares.          Shares issued upon exercise of an Award will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole discretion may determine and provide in the Award Agreement. The Company will not be required to issue or deliver any certificates for Shares, cash or other property prior to the (a) listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded), and (b) completion of any registration or qualification of such shares under federal, state, local or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable. The Company may cause any certificate for any Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in this Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering this Plan. The benefits under this Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he promptly signs any document reasonably related to the administration of this Plan requested by the Committee. No fractional Shares will be issued under this Plan; rather, fractional shares will be aggregated and then rounded to the next lower whole Share.

3.4.           Shareholder Rights.          Except with respect to Restricted Stock as provided in Section 7 and dividend rights as provided in Section 3.5, no person will have any rights of a shareholder (including, but not limited to, voting rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee in its sole discretion, such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the Shares to the Participant, and the

Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment will be made for rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company’s official shareholder records (or the records of its transfer agents or registrars), except as otherwise provided herein or in an Award Agreement.

3.5.           Dividends and Dividend Equivalents.          The Committee may provide that Awards denominated in Shares earn dividends or dividend equivalents. Such dividends and dividend equivalents may be paid currently in cash or Shares or may be credited to an account established by the Committee in the Participant’s name. In addition, dividends or dividend equivalents paid on outstanding Awards or issued Shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents. Notwithstanding the foregoing, dividends or dividend equivalents on unvested portions of Awards whose vesting is subject to the achievement of specified Performance Goals may, as set forth in an Award Agreement, be subject to the same restrictions as the underlying Shares or units to which such dividends or dividend equivalents relate.

3.6.           Changes in Stock.

3.6.1.          Substitution of Stock and Assumption of Plan. In the event of any change in the Shares by virtue of any stock dividends, stock splits, recapitalizations or reclassifications or any acquisition, merger, consolidation, share exchange, tender offer or other combination involving the Company that does not constitute a Change in Control but that results in the acquisition of a Subsidiary by the Company, or in the event that other stock is substituted for the Shares as the result of any merger, consolidation, share exchange or reorganization or any similar transaction which constitutes a Change in Control of the Company, the Committee will correspondingly adjust the (a) number, kind and class of Shares which may be delivered under this Plan, (b) number, kind, class and price of Shares subject to outstanding Awards (except for mergers or other combinations in which the Company is the surviving entity), and (c) numerical limits of Sections 3.1, 5.1, 6.1, 7.1 and 8.1, all in such manner as the Committee in its sole discretion determines to be advisable or appropriate to prevent the dilution or diminution of such Awards; provided, however, in no event will the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options contained in Section 5.1 be affected by an adjustment under this Section 3.6.1. The Committee’s determinations under this Section 3.6.1 will be final and conclusive.

3.6.2.          Conversion of Shares.          In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the “Successor”), the kind of shares of stock which are subject to this Plan and to each outstanding Award will, automatically by virtue of such Change in Control, be converted into and replaced by securities of the Successor, having full voting, dividend, distribution, preference and liquidation rights, and the number of shares subject to an Award, the calculation of an Award’s value and the purchase price per share upon exercise of the Award will be correspondingly adjusted so that, by virtue of such Change in Control of the Company, each Participant will (a) in the case of Options, have the right to purchase (i) that number of shares of stock of the Successor which have a Fair Market Value, as of the date of such Change in Control of the Company, equal to the Fair Market Value, as of the date of such Change in Control of the Company, of the Shares of the Company theretofore subject to each Option, and (ii) for a purchase price per share which, when multiplied by the number of shares of stock of the Successor subject to each Option, will equal the aggregate exercise price at which the Participant could have acquired all of the Shares previously optioned to the Participant; and (b) in the case of Awards other than Options, Performance Shares and Performance Units, have the right to receive that number of shares of stock of the Successor which have a Fair Market Value, as of the date of such Change in Control of the Company, equal to the Fair Market Value, as of the date of the Change in Control of the Company, of the Shares of the Company to which each Award relates.The Committee, in its sole discretion, will determine the method by which Awards of Performance Shares and Performance Units will be adjusted due to a Change in Control of the Company. Shares issued in connection with the Awards that are assumed, converted or substituted under this Section 3.6.2 will not reduce the number of Shares reserved for issuance under Section 3.1.

3.7.           Book-Entry Securities.          The Company shall have the right to maintain all Awards in book-entry form in the name of the Participant until such time as such Awards shall have been vested and the requirements of Section 2.3 have been met.

SECTION 4

ELIGIBILITY

4.1.           Eligibility.          Except as herein provided, the individuals who are eligible to participate in this Plan and be granted Awards are those individuals who are Employees of the Company or any Affiliate and Non-employee Directors of the Company. The Committee may, from time to time and in its sole discretion, select Employees and Non-employee Directors of the Company to be granted Awards and will determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the Employees or Non-employee Director to the Company or its Affiliates, the value of the Employee or Non-employee Director’s services (past, present and future) to the Company or its Affiliates and such other factors deemed relevant by the Committee in its sole discretion. An Employee or Non-employee Director will become a Participant in this Plan as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.

4.2.           No Contract of Employment.          Neither this Plan nor any Award Agreement executed hereunder will constitute a contract of employment between an Employee and the Company or an Affiliate, and participation in this Plan will not give an Employee the right to be rehired by or retained in the employment of the Company or an Affiliate.

4.3.           No Right to Be Retained on Board.          Neither this Plan nor any Award Agreement executed hereunder will give any Director the right to be retained, nominated or re-elected as a Director.

SECTION 5

STOCK OPTIONS

5.1.           Grant of Options.          Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Options to any Employee or Non- employee Director in such amounts as the Committee, in its sole discretion, may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination thereof; provided, however, Non-employee Directors may not be granted Incentive Stock Options. Subject to the terms and provisions of this Plan, the Committee, in its sole discretion, will determine the number of Shares subject to each Option; provided, however, no Participant may be granted Incentive Stock Options under this Plan which would result in Shares with an aggregate Fair Market Value (measured on the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.

5.2.           Option Award Agreement.          Each Award of an Option will be evidenced by an Award Agreement that will specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option and such other terms and conditions as the Committee, in its sole discretion, determines. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. All grants of Options intended to constitute Incentive Stock Options will be made in accordance, and all Award Agreements pursuant to which Incentive Stock Options are granted will comply, with the requirements of Code Section 422.

5.3.           Exercise Price.          The Exercise Price for each Option will be determined by the Committee under this Section 5.3; provided, however, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split- up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without shareholder approval.

5.3.1.          Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price per Share will be determined by the Committee; provided, however, in no event will the Exercise Price be less than 100 percent of the Fair Market Value of the Shares to which the Nonqualified Stock Option relates, determined as of the Grant Date.

5.3.2.          Incentive Stock Options.          In the case of an Incentive Stock Option, the Exercise Price will be not less than 100 percent of the Fair Market Value of the Shares to which the Incentive Stock Option relates determined as of the Grant Date; provided, however, that if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price will be not less than 110 percent of the Fair Market Value of the Shares to which the Incentive Stock Option relates, determined as of the Grant Date.

5.3.3.          Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees on account of such transaction may be granted Options in substitution for options granted by such former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a), shall determine the Exercise Price of such substitute Options. In carrying out the provisions of this Section 5.3.3, the Committee will apply the principles contained in Section 3.6.

5.4.           Duration of Options.          Subject to the terms and provisions of Sections 10 and 12, the Option Period with respect to each Option will commence and expire at such times as the Committee provides in the Award Agreement, provided that:

(a)          Incentive and Nonqualified Stock Options will not be exercisable later than the tenth anniversary of their respective Grant Dates;

(b)          Incentive Stock Options granted to an Employee who possesses more than 10 percent of the total combined voting power of all classes of Shares of the Company, taking into account the attribution rules of Code Section 422(d), will not be exercisable later than the fifth anniversary of their Grant Date(s); and

(c)          Subject to the limits of this Section 5, the Committee may, in its sole discretion, after an Option is granted, extend the maximum term of the Option to a date not later than the earlier of (i) the end of the Option Period of the Options or (ii) the tenth anniversary of the Grant Date. Any such extension of an Option pursuant to this subsection will comply with the requirements of Code Section 409A, if applicable.

5.5.           Exercisability of Options. Subject to the provisions of Section 12 and this Section 5, all Options granted under this Plan will be exercisable at such times, under such terms and subject to such restrictions and conditions as the Committee determines in its sole discretion and as specified in the Award Agreements to which the Options relate. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6.           Method of Exercise.          Subject to the provisions of this Section 5 and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the Option Period to which the Option relates by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice will specify the number of Shares subject to the Option to be purchased and will be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the applicable Award Agreement, payment in full or in part may also be made by:

(a)          Delivering Shares already owned by the Participant that have a total Fair Market Value on the date of such delivery equal to the total Exercise Price;

(b)          The delivery of cash by a broker-dealer as a Cashless Exercise, if permitted by the Committee and the applicable Award Agreement;

(c)          Reducing the number of Shares issued upon the exercise by the largest number of whole Shares that has a Fair Market Value that does not exceed the aggregate exercise price for the Shares exercised under this method. Shares will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) Shares used to pay the exercise price of an Option under the “net exercise” method discussed in this Section 5.6(c), (ii) Shares actually delivered to the Participant as a result of such exercise and (iii) any Shares withheld for purposes of tax withholding; or

(d)          Any combination of the foregoing.

If payment of the Exercise Price of an Option is made in whole or in part in the form of Restricted Stock, a number of the Shares to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the Exercise Price will be subject to the same forfeiture restrictions or deferral limitations to which the Restricted Stock was subject, unless otherwise determined by the Committee in its sole discretion.

No Shares will be issued until full payment therefor has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if an Option is exercised using Restricted Stock, a Participant will have all of the rights of a shareholder of the Company holding the class of Shares subject to the Option (including, if applicable, the right to vote the Shares) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.

5.7.           Restrictions on Share Transferability.          In addition to the restrictions imposed by Section 14.7, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable Federal and state securities laws and the requirements of the NASDAQ Stock Market or any other national securities exchange or market on which Shares are then listed or traded.

5.8.           Termination by Reason of Death, Disability or Retirement.          Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service due to death, Disability or Retirement, any unexpired and unexercised Options held by such Participant will thereafter be fully exercisable until the expiration of the Option Period.

5.9.           Other Termination.          Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service that is involuntary on the part of the Participant (but is not due to death or Disability and is not with Cause) or is voluntary on the part of the Participant (but is not due to Retirement), any Options held by such Participant will terminate on the Termination of Service, except that such Options, to the extent exercisable at the time of Termination of Service, may be exercised until the expiration of the shorter of the following two periods: (a) the 30 consecutive-day period commencing on the date of Termination of Service, or (b) the date on which the Option Period expires. If a Participant incurs a Termination of Service which is with Cause, all of his Options, whether or not exercisable, will terminate immediately as of the date of such Termination of Service.

5.10.           Special Provision for Incentive Stock Options.          Notwithstanding any other provision of this Plan to the contrary, an Incentive Stock Option will not be exercisable more than (a) three months after the Participant’s Termination of Service for any reason other than Disability or death, or (b) one year after the Participant’s Termination of Service by reason of Disability or death.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1.           Grant of SARs.          Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant SARs to any Employee or Non-employee Director in such amounts as the Committee, in its sole discretion, determines. The Committee, in its sole discretion, may grant Affiliated SARs, Freestanding SARs, Tandem SARs or any combination thereof.

6.1.1.          Number of Shares.          Subject to the limitations of Section 3, the Committee will have complete discretion to determine the number of SARs granted to any Participant.

6.1.2.          Exercise Price and Other Terms.          The Committee, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of SARs granted under this Plan; provided, however, the Exercise Price of a Freestanding SAR will be not less than 100 percent of the Fair Market Value of a Share on the Grant Date and the Exercise Price of Tandem or Affiliated SARs will be equal to the Exercise Price of the Option to which such SAR relates.

6.2.           Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares to which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option, the following requirements will apply: (a) the Tandem SAR will expire not later than the date on which the underlying Incentive Stock Option expires; (b) the value of the payout with respect to the Tandem SAR will be no more than 100 percent of the difference between the Exercise Price of the underlying Incentive Stock Option and 100 percent of the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option to which the Tandem SAR relates exceeds the Exercise Price of the Incentive Stock Option.

6.3.           Exercise of Affiliated SARs.          An Affiliated SAR will be deemed to be exercised upon the exercise of the Option to which the Affiliated SAR relates. The deemed exercise of an Affiliated SAR will not reduce the number of Shares subject to the related Option.

6.4.           Exercise of Freestanding SARs.          Freestanding SARs will be exercisable on such terms and conditions as the Committee, in its sole discretion, specifies in the applicable Award Agreement.

6.5.           SAR Award Agreement.          Each SAR will be evidenced by an Award Agreement that specifies the exercise price, the expiration date of the SAR, the number of SARs, any conditions on the exercise of the SAR and such other terms and conditions as the Committee, in its sole discretion, determines. The Award Agreement will also specify whether the SAR is an Affiliated SAR, Freestanding SAR, Tandem SAR or a combination thereof.

6.6.           Expiration of SARs.          Each SAR granted under this Plan will expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement; provided, however, that no SAR will be exercisable later than the tenth anniversary of its Grant Date. Notwithstanding the foregoing, the terms and provisions of Section 5.4 will also apply to Affiliated and Tandem SARs.

6.7.           Payment of SAR Amount.          Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)          The positive difference between the Fair Market Value of a Share on the date of exercise and the exercise price; by

(b)          The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment may be in cash, in Shares which have a Fair Market Value equal to the cash payment calculated under this Section 6.7, or in a combination of cash and Shares.

6.8.          Termination of SAR. An Affiliated or Tandem SAR will terminate at such time as the Option to which such SAR relates terminates. A Freestanding SAR will terminate at the time provided in the applicable Award Agreement.

SECTION 7

RESTRICTED STOCK

7.1.           Grant of Restricted Stock.          Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Employee or Non-employee Director in such amounts as the Committee, in its sole discretion, determines. Subject to the limitations of Section 3, the Committee, in its sole discretion, will determine the number of Shares of Restricted Stock to be granted to each Participant.

7.2.           Restricted Stock Award Agreement.          Each Award of Restricted Stock will be evidenced by an Award Agreement that specifies the Period of Restriction, the number of Shares granted and such other terms and conditions as the Committee, in its sole discretion, determines. Unless the Committee in its sole discretion determines otherwise, Shares of Restricted Stock will be held by the Company, and will not be delivered to any Participant until the end of the applicable Period of Restriction.

7.3.           Transferability.          Except as provided in Section 5.6, Section 14.7, and this Section 7, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the end of the applicable Period of Restriction.

7.4.           Other Restrictions.          The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Section 7.

7.4.1.          General Restrictions. The Committee may impose restrictions on Restricted Stock based upon any of the following criteria: (a) the achievement of specific Company-wide, Affiliate-based, Subsidiary-based, divisional, individual Participant or other Performance Goals, (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its sole discretion; provided, however, except for (i) Awards of deferred Shares received in lieu of other Awards, (ii) Awards made to Employees to replace their awards from a prior employer that were forfeited upon the acquisition of the prior employer by the Company, and (iii) the Participant’s death, Retirement or Disability, the required period of service for full vesting will be not less than three years.Notwithstanding the foregoing, any performance-based Awards of Restricted Stock must be held for at least one-year before they can be earned.

7.4.2.          Section 162(m) Performance Restrictions.          Notwithstanding any other provision of this Section 7.4.2 to the contrary, for purposes of qualifying grants of Restricted Stock as “performance-based compensation” to Covered Employees under Code Section 162(m), the Committee will establish restrictions based upon the achievement of Performance Goals. The specific targets under the Performance Goals that must be satisfied for the Period of Restriction to lapse or terminate will be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Code Section 162(m). The Performance Goals for a Covered Employee under this Section 7.4.2 will be one or more of the business criteria listed under Section 1.3.32. In granting Restricted Stock that is intended to qualify as “performance-based compensation” under Code Section 162(m), the Committee will follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock as “performance-based compensation” under Code Section 162(m).

7.4.3.          Legend on Certificates.          The Committee, in its sole discretion, may require the placement of a legend on certificates representing Shares of Restricted Stock to give appropriate notice of such restrictions.          For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock will bear the following legend:

“THE SALE, PLEDGE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER

FEDERAL AND STATE SECURITIES LAWS AND UNDER THE HORIZON BANCORP 2013 OMNIBUS EQUITY INCENTIVE PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER. A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF HORIZON BANCORP.”

7.5.           Removal of Restrictions.          Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan will be released to a Participant as soon as practicable after the end of the applicable Period of Restriction. Except in the case of grants of Restricted Stock to Covered Employees which are intended to qualify as “performance-based compensation” under Code Section 162(m) (the vesting of which cannot be accelerated except as provided in Section 12.1), the Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or remove any restrictions. After the end of the applicable Period of Restriction, the Participant will be entitled to have any restrictive legend or legends placed on the Shares under Section 7.4.3 removed from his or her Share certificate.

7.6.           Voting Rights.          During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

7.7.           Return of Restricted Stock to Company.          On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction will revert to the Company and thereafter will be available for the grant of new Awards under this Plan.

7.8.           Termination of Service.          Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event of a Participant’s Termination of Service due to death, Disability or Retirement during the Period of Restriction, the restrictions on his Shares of Restricted Stock will lapse and the Participant (or his or her Beneficiary) will, on the date of such Termination of Service, be fully vested in the Restricted Stock. Unless otherwise provided in an Award Agreement or this Plan, in the event of a Participant’s Termination of Service for any reason during the Period of Restriction other than a Termination of Service due to death, Disability or Retirement, all Shares of Restricted Stock still subject to restriction will be forfeited by the Participant and thereafter be available for the grant of new Awards under this Plan; provided, however, that the Committee will have the sole discretion to waive, in whole or in part, subject to the restrictions of Section 7.4.1, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.Notwithstanding any other provision of this Section 7 to the contrary, in the case of grants of Restricted Stock to Covered Employees that the Committee intends to qualify as “performance-based compensation” under Code Section 162(m) (the vesting of which cannot be accelerated, except as provided in Section 12.1), no shares of Restricted Stock will become vested unless the applicable Performance Goals have first been met; provided, further, that the Committee will not waive any restrictions with respect to such Restricted Stock. If the vesting of shares of Restricted Stock is accelerated after the applicable Performance Goals have been met, the amount of Restricted Stock distributed will be discounted by the Committee to reasonably reflect the time value of money in connection with such early vesting.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1.           Grant of Performance Units/Shares.          Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units or Performance Shares to any Employee or Non-employee Director in such amounts as the Committee, in its sole discretion, determines. Subject to the limitations of Section 3, the Committee will have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

8.2.           Value of Performance Units/Shares.          Each Performance Unit will have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3.           Performance Goals and Other Terms.          The Committee will set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid to the Participant. Each Award of Performance Units or Performance Shares will be evidenced by an Award Agreement that specifies the number of Performance Units or Performance Shares, the Performance Period, the Performance Goals and such other terms and conditions as the Committee, in its sole discretion, determines. Notwithstanding the foregoing, any performance- based Awards of Performance Units or Performance Shares must be held for at least one-year before they can be earned.

8.3.1.          General Performance Goals.          The Committee may set Performance Goals based upon (a) the achievement of Company-wide, Affiliate-based, Subsidiary-based, divisional, individual Participant or other Performance Goals; (b) in either absolute terms or relative to the performance of one or more comparable companies or an index which includes several companies; (c) applicable Federal or state securities laws; or (d) any other basis determined by the Committee in its sole discretion. Measurement of Performance Goals may exclude impact of charges for restructuring, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

8.3.2.          Code Section 162(m) Performance Objectives.          Notwithstanding any other provision of this Section 8.3.2 to the contrary, for purposes of qualifying grants of Performance Units or Performance Shares to Covered Employees as “performance-based compensation” under Code Section 162(m), the Committee will establish the sp ecific targets under the Performance Goals applicable to Performance Units or Performance Shares. Such targets under the Performance Goals will be set by the Committee on or before the latest date permissible to enable the Performance Units or Performance Shares, as the case may be, to qualify as “performance-based compensation” under Code Section

162(m). The Performance Goals for a Covered Employee under this Section 8.3.2 will be one or more of the business criteria listed under Section 1.3.32. In granting Performance Units or Performance Shares to Covered Employees which are intended to qualify as “performance-based compensation” under Code Section 162(m), the Committee will follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Performance Units or Performance Shares, as the case may be, as “performance-based compensation” under Code Section 162(m).

8.4.           Earning of Performance Units/Shares.          After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive those Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the applicable Performance Goals have been achieved. Except in the case of Performance Goals applicable to Performance Units or Performance Shares granted to Covered Employees which are intended to qualify as “performance-based compensation” under Code Section 162(m) (which cannot be reduced or waived except as provided in Section 12.1), after the grant of a Performance Unit or Performance Share, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Performance Unit or Performance Share.

8.5.           Form and Timing of Payment of Performance Units/Shares.          Payment of earned Performance Units or Performance Shares will be made as soon as practicable in the calendar year after the end of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, determined as of the last day of the applicable Performance Period) or a combination thereof.

8.6.           Cancellation of Performance Units/Shares.          On the date set forth in the applicable Award Agreement, all Performance Units or Performance Shares which have not been earned or vested will be forfeited and thereafter be available for the grant of new Awards under this Plan.

8.7.           Termination of Service.          Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event of a Participant’s Termination of Service due to death, Disability or Retirement during a Performance Period, the Participant (or his Beneficiary) will receive the earned Performance Units or Performance Shares which relate to such Performance Period. Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event of a Participant’s Termination of Service for any other reason, all Performance Units or Performance Shares will be forfeited and thereafter be available for the grant of new Awards under this Plan. Distribution of earned Performance Units or Performance Shares will be made at the same time payments are made to Participants who did not incur a Termination of Service during the applicable Performance Period. Notwithstanding any other provision of this Section 8 to the contrary, in the case of Awards of Performance Units or Performance Shares to Covered Employees that the Committee intends to qualify as performance-based compensation” under Code Section 162(m) (the vesting of which cannot be accelerated except as provided in Section 12.1), no Performance Units or Performance Shares will become vested until the applicable Performance Goals have been met.

SECTION 9

OTHER STOCK-BASED AWARDS

9.1.           Other Stock-Based Awards.          Other Awards of Shares of the Company, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares of the Company, may be granted hereunder to eligible persons (“Other Stock Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan or as payment in lieu of compensation. Subject to the provisions of this Plan, the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto, if any, and the value thereof, and such terms and conditions shall be set forth in the Award Agreement.

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1.           Amendment, Suspension, or Termination. The Board may supplement, amend, alter or discontinue this Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration or discontinuation will be made which would impair the rights of a Participant under an Award without the Participant’s consent, except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate, (b) cause this Plan to comply with applicable law, or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section 10.1, the Board, in its sole discretion at any time and from time to time, may supplement, amend, alter or discontinue this Plan without the approval of the Company’s shareholders (a) to the extent such approval is not required by applicable law or the terms of a written agreement, and (b) so long as any such amendment or alteration does not increase the number of Shares subject to this Plan (other than pursuant to Section 3.6) or increase the maximum number of Options, SARs, Shares of Restricted Stock, Performance Units or Performance Shares that the Committee may award to an individual Participant under this Plan. The Committee may supplement, amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section 10.1, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, in no event may the Board or the Committee amend the repricing provisions of the Plan or any Award without approval of the Company’s shareholders.

10.2.           Duration of this Plan and Shareholder Approval.          This Plan will be effective on the Effective Date and, subject to Section 10.1 (regarding the Board’s right to supplement, amend, alter or discontinue this Plan), will remain in effect until the tenth anniversary thereof. The Plan was initially adopted on June 18, 2013, effective as of February 1, 2013.The amendments to this Plan and the grant of Awards hereunder related to such amendments are expressly conditioned upon the amended and restated Plan’s approval by the holders of at least a majority of the outstanding Shares represented in person or by proxy at a meeting at which approval of this amended and restated Plan is considered; and provided further, no Incentive Stock Option may be granted under this Plan after the tenth anniversary of the Effective Date.

SECTION 11

TAX WITHHOLDING

11.1.          Withholding Requirements.          Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Award, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Federal, state and local income and employment taxes required by applicable law to be withheld with respect to the payment or exercise of such Award. In no event will any amount withheld be in an amount that would require the Company to incur accounting charges.

11.2.           Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements, by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date the amount of income tax to be withheld is determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

SECTION 12

CHANGE IN CONTROL

12.1.           Change in Control.

12.1.1.          Continuation, Assumption or Replacement of Awards. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by Section 3.6), and such Awards or replacements therefore shall remain outstanding and be governed by their respective terms, subject to Section 12.1.4. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12.1.1, an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either (a) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control, or (b) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

12.1.2.          Acceleration of Awards.          If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then (a) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (b) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (c) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied at the target level of performance specified in connection with the applicable Award.

12.1.3.          Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 12.1.3. The Committee will not be required to treat all Awards similarly for purposes of this Section 12.1.3. The payment for any Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (a) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award or portion thereof being terminated, or, if no consideration is to be received by the Company’s stockholders in the Change in Control, the Fair Market Value of such number of shares immediately prior to the effective date of the Change in Control, over (b) the aggregate exercise price (if any) for the Shares subject to the Award or portion thereof being terminated. If there is no excess, the Award may be terminated without payment. Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Award surrendered.

12.1.4.          Termination after a Change in Control.          If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12.1.1, and if within two years after the Change in Control a Participant experiences an involuntary Termination of Employment or other service for reasons other than Cause, then (a) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (b) all unvested Restricted Stock Awards, Performance Units and Performance Shares will become immediately fully vested and non-forfeitable; and (c) any Performance Criteria applicable to Restricted Stock Awards, Performance Units and Performance Shares will be deemed to have been satisfied at the target level of performance specified in connection with the applicable Award.

12.2.           Definition.          For purposes of Section 12.1, a “Change in Control” of the Company will be deemed to have occurred if the conditions or events set forth in any one or more of the following subsections occur:

(a)          The consummation of any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to the transaction own, immediately after the transaction, shares of the surviving or combined entity which possess voting rights equal to or less than 50 percent of the voting rights of all shareholders of such entity, determined on a fully diluted basis;

(b)          Any sale, lease, exchange, transfer or other disposition of all or any substantially all of the consolidated assets of the Company;

(c)          Any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or Horizon Bank in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchase (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the Board of Directors of the Company or any subsidiary) of shares of stock which represent more than 25 percent of the voting power of the Company or Horizon Bank;

(d)          During any period of two consecutive years, individuals who at the date of the adoption of the Plan constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of the period has been approved by directors representing at least a majority of the directors then in office;

Notwithstanding the foregoing, a Change in Control of the Company (i) will not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock; (ii) will not be deemed to have occurred with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section 16 Persons; or (iii) will not occur due to stock ownership by the Horizon Bancorp Employee Stock Ownership Plan Trust Agreement, which forms a part of the Horizon Bancorp Employee Stock Ownership Plan, the Horizon Bancorp Employee’s Thrift Plan Trust Agreement, which forms a part of the Horizon Bancorp Employee’s Thrift Plan, or any other employee benefit plan.

SECTION 13

LEGAL CONSTRUCTION

13.1.           Gender and Number.          Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.

13.2.           Severability.          In the event any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

13.3.           Requirements of Law.          The grant of Awards and the issuance of Shares under this Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the Shares are then listed or traded.

13.4.           Governing Law.          Except to the extent preempted by the Federal laws of the United States of America, this Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the state of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the state of Indiana.

13.5.           Headings.          The descriptive headings and sections of this Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of this Plan.

13.6.           Mistake of Fact.          Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.

13.7.           Evidence.          Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

13.8.           409A Compliance.          It is intended the Plan and all Awards hereunder be administered in a manner that will comply with, or comply with an exemption from, as applicable, the requirements of Code Section 409A, including any final regulations guidance issued by the Secretary of the Treasury and the Internal Revenue Service. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exemption from or to comply with the requirements of Code Section 409A. Notwithstanding anything in this Section to the contrary, with respect to any Award subject to Code Section 409A, no amendment to or payment under such Award will be made unless permitted under Code Section 409A and the regulations or rulings issued thereunder. Without limiting the generality of the foregoing, if any amount shall be payable with respect to any Award hereunder as a result of a Participant’s Termination from Service at such time as the Participant is a “specified employee” (as defined for purposes of Code Section 409A) and such amount is subject to the provisions of Code Section 409A, then no payment shall be made, except as permitted under Code Section409A prior to the first day of the seventh calendar month beginning after the participants’ separation from service (or the date of his or her earlier death).

Notwithstanding anything in the Plan to the contrary, none of the Company, the Committee nor any other person involved in the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that neither the Company, the Committee nor any other person involved with the administration of this Plan has any duty or obligation to design or administer the Plan or Awards granted thereunder in an manner that minimizes a Participant’s tax liabilities, including the avoidance of additional tax liabilities under Code Section 409A.

SECTION 14

MISCELLANEOUS

14.1.           No Effect on Employment or Service.          Neither this Plan nor the grant of any Awards or the execution of any Award Agreement will confer upon any Participant any right to continued employment by the Company, retention on or nomination to the Board or will interfere with or limit in any way the right of the Company to terminate any Employee’s employment or service at any time, with or without Cause, or removal from the Board. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the Employee and the Company or an Affiliate, as the case may be. If there is any conflict between the provisions of this Plan and an employment or severance agreement between a Participant and the Company, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.

14.2.           No Company Obligation.          Unless required by applicable law, the Company, an Affiliate, the Board of Directors and the Committee will not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder will have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with the receipt, exercise or distribution of an Award. In addition, the Company, an Affiliate, the Board, the Committee and any attorneys, accountants, advisors or agents for any of the foregoing will not provide any advice, counsel or recommendation to any Participant with respect to, without limitation, any Award, any exercise of an Option or any tax consequences relating to an Award.

14.3.           Participation.          No Employee or Non-employee Director will have the right to be selected to receive an Award under this Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.

14.4.           Liability and Indemnification.          No member of the Board, the Committee or any officer or employee of the Company or any Affiliate will be personally liable for any action, failure to act, decision or determination made in good faith in connection with this Plan. By participating in this Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under this Plan and the deferral, payment and exercise thereof. Each person who is or was a member of the Committee, or of the Board, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company’s prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

14.5.           Successors.          All obligations of the Company under this Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company.

The Company will not, and will not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of this Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its Successor (as defined in Section 3.6.2) hereunder.

14.6.           Beneficiary Designations.          Any Participant may designate, on such forms as may be provided by the Committee for such purpose, a Beneficiary to whom any vested but unpaid Award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee.In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s spouse, if any, and the to the Participant’s estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the spouse, if any, and if not by the administrator or executor of the Participant’s estate.

14.7.           Nontransferability of Awards.          Except as provided in Sections 14.7.1 and 14.7.2, no Award under this Plan can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award under this Plan will be subject to execution, attachment or similar process. Any attempted or purported transfer of an Award in contravention of this Plan or an Award Agreement will be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant will be exercisable during his lifetime only by the Participant.

14.7.1.          Limited Transfers of Nonqualified Stock Options.          Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to (a) the Participant’s spouse, any children or lineal descendants of the Participant or the Participant’s spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of Immediate Family Members, or (c) a partnership or limited liability company in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, in the event the Committee permits the transferability of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke or restrict, without the prior consent, authorization or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member will not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted under this Plan are not transferable pursuant to this Section 14.7.

14.7.2.          Exercise by Eligible Transferees.          In the event that the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Section 14.7.1, the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his death, the Participant’s estate, will remain liable for all federal, state, local and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

14.8.           No Rights as Shareholder.          Except to the limited extent provided in Sections 3.5 and 8.6, no Participant (or any Beneficiary) will have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).

14.9.           Mitigation of Excise Tax.          Subject to any other agreement providing for the Company’s indemnification of the tax liability described herein, if any payment or right accruing to a Participant under this Plan (without the application of this Section 14.9), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate would constitute a “parachute payment,” as defined in Code Section 280G and regulations thereunder, such payment or right will be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under this Plan is to apply will be made by the Committee in good faith after consultation with the Participant, and such determination will be conclusive and binding on the Participant. The Participant will cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

14.10.           Funding.          Benefits payable under this Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

SIGNATURES

IN WITNESS WHEREOF, the Company has caused this Horizon Bancorp Amended and Restated 2013 Omnibus Equity Incentive Plan to be executed by its officers thereunder duly authorized, this 19th day of December, 2017.

HORIZON BANCORP

By:	/s/ Craig M. Dwight
Craig M. Dwight, Chairman and Chief Executive Officer

Horizon Bancorp

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on May 2, 2018.
Vote by Internet
• Go to www.investorvote.com/HBNC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals – The Board recommends a vote FOR all director nominees and FOR Proposals 2, 3, 4 and 6, and FOR "1 Year" for Proposal 5

1.	Election of Directors
	Nominees	For	Withhold					For	Against	Abstain
	01 – Lawrence E. Burnell	☐	☐		4.	Advisory vote to approve executive		☐	☐	☐
	02 – Peter L. Pairitz	☐	☐			compensation.
	03 – Spero W. Valavanis	☐	☐				1 Year	2 Years	3 Years	Abstain
					5.	Frequency of advisory vote to approve	☐	☐	☐	☐
		For	Against	Abstain		executive compensation
2.	Approval of the Amended and Restated	☐	☐	☐				For	Against	Abstain
	Articles of Incorporation (Grant				6.	Ratification of appointment of BKD, LLP		☐	☐	☐
	shareholders the right to amend Bylaws;					as independent auditors.
Add "Inc." to Horizon name; Other Changes)
		For	Against	Abstain	7.	In their discretion, on such other business
3.	Approval of the Amended and Restated	☐	☐	☐		as may be properly brought before the
	2013 Omnibus Equity Incentive Plan					Annual Meeting or any adjournment of the Annual Meeting.

B. Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

023AEC	1 U P X	+

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy — Horizon Bancorp

Notice of 2018 Annual Meeting of Shareholders – May 3, 2018, 10:00 a.m. (local time)
Orak Shrine Center, 3848 Frontage Road, Michigan City, Indiana

Proxy Solicited by Board of Directors for Annual Meeting

James D. Neff, Mark E. Secor, and Kathie DeRuiter, or any of them, each with the power of substitution, are hereby appointed as Proxies and authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Horizon Bancorp to be held on Thursday, May 3, 2018, at 10:00 a.m. (local time) or at any postponement or adjournment thereof.

Your vote is very important!

Shares represented by a properly executed proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees and FOR Proposals 2, 3, 4 and 6, and FOR “1 Year” for Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

ANNUAL MEETING MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.investorvote.com/HBNC

(Items to be voted appear on reverse side.)